           This Prospectus and Prospectus Supplement relate to the Registration Statements under File Nos. 333-21793 and 333-62849 and are being filed pursuant to Rule 424(b)(5) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 13, 1998

$105,000,000 5.41% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-1 $45,400,000 5.43% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-2
  $9,600,000 7.10% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED CERTIFICATES

               HARLEY-DAVIDSON EAGLEMARK MOTORCYCLE TRUST 1998-3
                                     ISSUER

                                 EAGLEMARK, INC.
                              SELLER AND SERVICER

                    EAGLEMARK CUSTOMER FUNDING CORPORATION-IV
                                TRUST DEPOSITOR
                                ---------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15
HEREOF AND ON PAGE 13 OF THE PROSPECTUS.


     The Notes will represent obligations of, and the Certificates will represent interests in, the Harley-Davidson Eaglemark Motorcycle Trust 1998-3 only, and will not represent obligations of or interests in Eaglemark Financial Services, Inc., Eaglemark, Inc., Eaglemark Customer Funding Corporation-IV, Harley-Davidson, Inc. or any of their respective affiliates. This Prospectus Supplement may be used to offer and sell the Notes and Certificates only if accompanied by the Prospectus.

                                ---------------

     The Trust will issue Notes and Certificates as described below:

                          HARLEY-DAVIDSON    HARLEY-DAVIDSON    HARLEY-DAVIDSON
                           MOTORCYCLE          MOTORCYCLE         MOTORCYCLE
                         CONTRACT BACKED     CONTRACT BACKED    CONTRACT BACKED
                         CLASS A-1 NOTES     CLASS A-2 NOTES      CERTIFICATES           TOTAL
                         ---------------     ---------------      ------------     ---------------
Principal Amount.......    $105,000,000        $45,400,000         $9,600,000      $160,000,000.00
Interest Rate/Pass-
 Through Rate..........        5.41%               5.43%               7.10%
Frequency of Scheduled
 Payments..............       Monthly             Monthly             Monthly
Date of First
 Scheduled Payment.....  December 15, 1998   December 15, 1998  December 15, 1998
Underwriters'
 Discounts and
 Commissions...........       0.210%               0.280%             0.545%           $399,940.00
Price to Public........      99.99190%            99.99470%          99.99138%     $159,988,261.28
Net Proceeds to the
 Trust (1)(2)..........      99.78190%            99.71470%          99.44638%     $159,588,321.28

-----------------
(1)  Plus accrued interest, if any, from November 24, 1998.
(2)  Before deducting expenses, estimated to be $250,000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SALOMON SMITH BARNEY                                    CHASE SECURITIES INC.


          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 17, 1998.

                                 TABLE OF CONTENTS

                               PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                           -----
SUMMARY OF TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
     The Issuer or the Trust . . . . . . . . . . . . . . . . . . . . . . . . S-6
     Seller and Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
     Trust Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
     Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
     Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
     Offered Notes and Certificates. . . . . . . . . . . . . . . . . . . . . S-6
     The Contracts and Other Assets of the Trust . . . . . . . . . . . . . . S-7
     The Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
     Terms of the Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Principal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
          Optional Redemption. . . . . . . . . . . . . . . . . . . . . . . . S-8
          Mandatory Special Redemption . . . . . . . . . . . . . . . . . . . S-8
     Terms of the Certificates . . . . . . . . . . . . . . . . . . . . . . . S-8
          Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . . S-8
          Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
          Principal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
          Optional Prepayment. . . . . . . . . . . . . . . . . . . . . . . . S-9
     Security for the Notes and Certificates . . . . . . . . . . . . . . . . S-9
          The Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . .S-10
          Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . .S-11
          Pre-Funding Account. . . . . . . . . . . . . . . . . . . . . . . .S-11
          Interest Reserve Account . . . . . . . . . . . . . . . . . . . . .S-12
     Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-12
     Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-12
     Mandatory Repurchase by the Trust Depositor . . . . . . . . . . . . . .S-12
     Security Interests and Other Aspects of the Contracts . . . . . . . . .S-13
     Servicing Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-14
     Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-14
     ERISA Considerations. . . . . . . . . . . . . . . . . . . . . . . . . .S-14
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-15
     Reinvestment Risk Associated with the Pre-Funding Account.. . . . . . .S-15
     The Trust Depositor and Seller Do Not Have Any Obligations to You
          Except As Described Below. . . . . . . . . . . . . . . . . . . . .S-15
     Certificates are Subordinated to the Notes. . . . . . . . . . . . . . .S-15
     The Trust Assets are Limited. . . . . . . . . . . . . . . . . . . . . .S-15
     Future Delinquency and Loan Loss Experience with Motorcycle Contracts
          Not Predicted by Past Performance. . . . . . . . . . . . . . . . .S-16
     Security Interests and Other Aspects of the Contracts.. . . . . . . . .S-16
     Limited Liquidity.. . . . . . . . . . . . . . . . . . . . . . . . . . .S-16
     Company Bankruptcy Considerations.. . . . . . . . . . . . . . . . . . .S-16
     Yield and Prepayment Considerations.. . . . . . . . . . . . . . . . . .S-16
     Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-16
     Risk of Commingling.. . . . . . . . . . . . . . . . . . . . . . . . . .S-16
     Year 2000.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-16
FORMATION OF THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . .S-16
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-16

     Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-17
     The Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .S-17
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-17
THE CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-17
HARLEY-DAVIDSON MOTORCYCLES. . . . . . . . . . . . . . . . . . . . . . . . .S-29
YIELD AND PREPAYMENT CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . .S-29
EAGLEMARK FINANCIAL SERVICES, INC.;
     EAGLEMARK, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-30
     Eaglemark Financial Services, Inc.  . . . . . . . . . . . . . . . . . .S-30
     Eaglemark, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-30
EAGLEMARK CUSTOMER FUNDING CORPORATION-IV. . . . . . . . . . . . . . . . . .S-30
DESCRIPTION OF THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . .S-30
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-30
     Payments of Interest. . . . . . . . . . . . . . . . . . . . . . . . . .S-30
     Payments of Principal . . . . . . . . . . . . . . . . . . . . . . . . .S-31
     Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . .S-31
     Mandatory Redemption Following the Funding Period . . . . . . . . . . .S-31
     The Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . .S-32
     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . .S-32
DESCRIPTION OF THE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . .S-32
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-32
     Distributions of Interest . . . . . . . . . . . . . . . . . . . . . . .S-33
     Distributions of Principal. . . . . . . . . . . . . . . . . . . . . . .S-33
     Optional Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
     Mandatory Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . .S-33
     Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-33
CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES . . . . . . . . . .S-33
     Form, Exchange, Registration and Title. . . . . . . . . . . . . . . . .S-34
     Conveyance of Contracts . . . . . . . . . . . . . . . . . . . . . . . .S-37
     The Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-40
     Determination of Outstanding Principal Balances . . . . . . . . . . . .S-42
     Distributions on the Notes and Certificates . . . . . . . . . . . . . .S-43
     Payment Priorities of the Notes and the Certificates. . . . . . . . . .S-44
     Payments from the Reserve Fund. . . . . . . . . . . . . . . . . . . . .S-44
     Statements to Noteholders and Certificateholders. . . . . . . . . . . .S-44
     Voting Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-46
     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-46
     List of Noteholders and Certificateholders. . . . . . . . . . . . . . .S-48
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-48
     Payment in Full of Notes. . . . . . . . . . . . . . . . . . . . . . . .S-49
     The Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-49
     Duties of the Trustees. . . . . . . . . . . . . . . . . . . . . . . . .S-49
     Trust Depositor Liability . . . . . . . . . . . . . . . . . . . . . . .S-50
     Administration Agreement. . . . . . . . . . . . . . . . . . . . . . . .S-50
     Collection and Other Servicing Procedures . . . . . . . . . . . . . . .S-50
     Servicing Compensation and Payment of Expenses. . . . . . . . . . . . .S-51
     Individual Motorcycle Insurance . . . . . . . . . . . . . . . . . . . .S-51
     Evidence as to Compliance . . . . . . . . . . . . . . . . . . . . . . .S-51
     Events of Termination . . . . . . . . . . . . . . . . . . . . . . . . .S-52
     Rights upon an Event of Termination . . . . . . . . . . . . . . . . . .S-52
     Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-53
SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS;
     REPURCHASE OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . .S-53
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-53

     Security Interests in the Motorcycles . . . . . . . . . . . . . . . . .S-53
     Enforcement of Security Interests in Motorcycles. . . . . . . . . . . .S-54
     Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-55
     Repurchase Obligations. . . . . . . . . . . . . . . . . . . . . . . . .S-55
FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . . .S-55
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-55
     Tax Characterization of the Trust and the Notes . . . . . . . . . . . .S-56
     General Tax Treatment of a Holder of a Note . . . . . . . . . . . . . .S-57
     General Tax Treatment of a Holder of a Certificate. . . . . . . . . . .S-57
ERISA CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-57
     The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-57
     Prohibited Transactions . . . . . . . . . . . . . . . . . . . . . . . .S-57
     The Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-58
UNDERWRITING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-58
RATINGS OF THE SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . .S-60
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-60
REPORTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS. . . . . . . . . . . . . . . .S-60
ANNEX I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-62
GLOSSARY OF TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-66

                                  PROSPECTUS

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SUMMARY OF TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
THE TRUSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
HARLEY-DAVIDSON MOTORCYCLES. . . . . . . . . . . . . . . . . . . . . . . . . .20
OTHER MANUFACTURERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
THE CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
WEIGHTED AVERAGE LIFE OF THE SECURITIES. . . . . . . . . . . . . . . . . . . .21
POOL FACTORS AND TRADING INFORMATION . . . . . . . . . . . . . . . . . . . . .22
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
EAGLEMARK FINANCIAL SERVICES, INC.; EAGLEMARK, INC.;
     AND THE TRUST DEPOSITORS. . . . . . . . . . . . . . . . . . . . . . . . .22
DESCRIPTION OF THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . .23
DESCRIPTION OF THE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . .27
CERTAIN INFORMATION REGARDING THE SECURITIES . . . . . . . . . . . . . . . . .29
DESCRIPTION OF THE TRANSFER AND SALE AGREEMENTS. . . . . . . . . . . . . . . .36
DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND
     POOLING AND SERVICING AGREEMENTS. . . . . . . . . . . . . . . . . . . . .37
CERTAIN LEGAL ASPECTS OF THE CONTRACTS . . . . . . . . . . . . . . . . . . . .47
FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . . . .50
OWNER TRUSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
GRANTOR TRUSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
TAX TREATMENT OF A FASIT . . . . . . . . . . . . . . . . . . . . . . . . . . .62
CERTAIN STATE TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . .62
ERISA CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64

                 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Notes and Certificates in two separate documents -- this Prospectus Supplement and the accompanying Prospectus. The Prospectus provides general information, some of which may not apply to the Notes or Certificates, and the Prospectus Supplement provides specific information relating to the terms of the Notes and Certificates. TO THE EXTENT THAT ANY STATEMENTS IN THE PROSPECTUS SUPPLEMENT DIFFER FROM OR MODIFY STATEMENTS IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The Table of Contents beginning on page S-2 of this Prospectus Supplement provides pages on which these captions are located.

     You can find a glossary of the principal capitalized terms used in this Prospectus Supplement beginning on page S-66 of this Prospectus Supplement. Additionally, you can find a listing of the pages where principal capitalized terms used in the accompanying Prospectus are defined under an Index of Terms beginning on page 65 of the Prospectus.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

     The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes and Certificates. Such transactions may include stabilizing and the purchase of the Notes and Certificates to cover syndicate short positions. For a description of these activities, see "UNDERWRITING" herein.

                                SUMMARY OF TERMS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES AND CERTIFICATES, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

 The Issuer or the Trust . . . . .  Harley-Davidson Eaglemark Motorcycle Trust
                                    1998-3.   The Trust's principal offices
                                    will be in care of Wilmington Trust
                                    Company, as Owner Trustee, at its
                                    Corporate Trust Office, 1100 North Market
                                    Street, Wilmington, Delaware 19890;
                                    telephone (302) 651-1000.

 Seller and Servicer . . . . . . .  Eaglemark, Inc., a 100% owned subsidiary of Eaglemark Financial Services, Inc.

 Trust Depositor . . . . . . . . .  Eaglemark Customer Funding Corporation -
                                    IV, a 100% owned subsidiary of Eaglemark,
                                    Inc.

 Owner Trustee . . . . . . . . . .  Wilmington Trust Company, a Delaware
                                    banking corporation, will be the Owner
                                    Trustee for the Trust.

 Indenture Trustee . . . . . . . .  Harris Trust and Savings Bank, an Illinois
                                    banking corporation.  The Indenture
                                    Trustee will also act as Paying Agent
                                    under the Indenture and the Trust
                                    Agreement.

 Offered Notes and
 Certificates  . . . . . . . . . .  The Harley-Davidson Eaglemark Motorcycle
                                    Trust 1998-3 is offering:

                                    -  $105,000,000 aggregate principal amount
                                    of 5.41% Harley-Davidson Motorcycle
                                    Contract Backed Notes,  Class A-1;

                                    -  $45,400,000 aggregate principal amount
                                    of 5.43% Harley-Davidson Motorcycle
                                    Contract Backed Notes, Class A-2; and

                                    -  7.10% Harley-Davidson Motorcycle
                                    Contract Backed Certificates having an
                                    initial aggregate certificate balance of
                                    $9,600,000.

                                    The Notes represent indebtedness of the
                                    Trust secured by the assets of the Trust
                                    (other than the Certificate Distribution
                                    Account).  The Certificates represent
                                    fractional undivided equity interests in the Trust.

                                    The Notes and the Certificates will be
                                    issued in minimum denominations of  $1,000
                                    and will be available in book-entry form
                                    only.  Noteholders and Certificateholders
                                    will be able to receive physical
                                    securities issued in registered form only
                                    in the limited circumstances described
                                    herein.  See "CERTAIN INFORMATION
                                    REGARDING THE NOTES AND CERTIFICATES --
                                    FORM, EXCHANGE, REGISTRATION AND TITLE"
                                    herein.

 The Contracts and Other Assets of
 the Trust . . . . . . . . . . . .  The property of the Trust will be a pool of fixed-rate, simple interest,
                                    conditional sales contracts relating to
                                    motorcycles manufactured by Harley-
                                    Davidson, Inc. and a limited number of
                                    motorcycles manufactured by Buell
                                    Motorcycle Company, an affiliate of
                                    Harley-Davidson, Inc.  Such contracts were
                                    originated by the Seller indirectly
                                    through Harley-Davidson motorcycle
                                    dealers.  Included in the Trust's assets
                                    are security interests in the Harley-
                                    Davidson (and, in certain limited
                                    instances, Buell) motorcycles securing
                                    such Contracts and proceeds, if any, from
                                    certain insurance policies with respect to
                                    such motorcycles.

 The Closing Date  . . . . . . . .  On or about November 24, 1998.

 Terms of the Notes  . . . . . . .  The principal terms of the Notes will be as described below:

      A. Distribution Date . . . .  Distributions of interest and principal will be made on the fifteenth day of each
                                    month (or, if such day is not a Business
                                    Day, on the next succeeding Business Day)
                                    commencing December 15, 1998.

      B. Interest  . . . . . . . .  The Class A-1 Notes will bear interest at the rate of 5.41% per annum on the
                                    outstanding principal amount of the Class
                                    A-1 Notes. The Class A-2 Notes will bear
                                    interest at the rate of 5.43% per annum on
                                    the outstanding principal amount of the
                                    Class A-2 Notes.  On each Distribution
                                    Date, payments of interest on the Class A-
                                    1 Notes and Class A-2 Notes will be made
                                    from available collections received on the
                                    Contracts, and from certain other
                                    available amounts as described herein,
                                    without priority of payment between such
                                    classes, but in each case prior to payment
                                    of interest on the Certificates.    See
                                    "CERTAIN INFORMATION REGARDING THE NOTES
                                    AND CERTIFICATES -- DISTRIBUTIONS ON THE
                                    NOTES AND CERTIFICATES" and "DESCRIPTION
                                    OF THE NOTES -- PAYMENTS OF INTEREST"  for
                                    a discussion of the determination of the
                                    amounts available to pay interest.

                                    Interest on the outstanding principal
                                    amount of the Class A-1 Notes and Class A-
                                    2 Notes will accrue at the related
                                    interest rate from and including the
                                    fifteenth day of the month of the most
                                    recent Distribution Date to but excluding the fifteenth day of the month of the current Distribution Date based on a 360-day year consisting of 12 months of 30 days each. However, the first interest period will begin on and include the Closing Date and end on and include
                                    December 14, 1998.

      C. Principal . . . . . . . .  On each Distribution Date, payments of principal on the Class A-1 Notes and Class
                                    A-2 Notes will be made from available
                                    collections received on the Contracts, and
                                    from certain other available amounts as
                                    described herein.    Generally, principal
                                    payments will be made first on the Class
                                    A-1 Notes until the Class A-1 Notes have
                                    been repaid in full, and thereafter on the
                                    Class A-2 Notes until the Class A-2 Notes
                                    have been repaid in full, and in each case
                                    prior to any repayment of principal on the
                                    Certificates. See "CERTAIN INFORMATION
                                    REGARDING THE NOTES AND CERTIFICATES --
                                    DISTRIBUTIONS ON THE NOTES AND
                                    CERTIFICATES" and "DESCRIPTION OF THE
                                    NOTES -- PAYMENTS OF PRINCIPAL" for a
                                    discussion of the determination of amounts
                                    available to pay principal.

                                    Holders of Class A-1 Notes are entitled to
                                    receive payment of principal in full no
                                    later than March 2003.  Holders of Class
                                    A-2 Notes are entitled to receive payment
                                    of principal in full no later than October
                                    2004.  You should note, however, that
                                    certain circumstances could cause
                                    principal to be paid earlier or later, or
                                    in reduced amounts.   See "DESCRIPTION OF
                                    THE NOTES -- OPTIONAL REDEMPTION,"
                                    "DESCRIPTION OF THE NOTES -- MANDATORY
                                    SPECIAL REDEMPTION" and "THE NOTES --
                                    EVENTS OF DEFAULT."

      D. Optional
         Redemption. . . . . . . .  In the event that the aggregate outstanding principal balance of the
                                    Contracts owned by the Trust declines to
                                    less than 10% of the aggregate outstanding
                                    principal balance of the Contracts owned
                                    by the Trust as of the Closing Date and
                                    the Seller, through the Trust Depositor,
                                    has elected to purchase all of the
                                    Contracts owned by the Trust, the Class A-
                                    2 Notes will be redeemed in whole, but not
                                    in part.  The redemption price will be
                                    equal to the unpaid principal amount of
                                    the Class A-2 Notes plus accrued interest
                                    thereon at the related interest rate.  See
                                    "DESCRIPTION OF THE NOTES -- OPTIONAL
                                    REDEMPTION."


      E. Mandatory
         Special
         Redemption  . . . . . . .  The Class A-1 Notes and Class A-2 Notes
                                    will be prepaid in part, without premium,
                                    on the Distribution Date on or immediately
                                    following the last day of the Funding
                                    Period in the event that any amount
                                    remains on deposit in the Pre-Funding
                                    Account.  The aggregate principal amount
                                    of Class A-1 Notes and Class A-2 Notes to
                                    be prepaid will generally be an amount
                                    equal to the amount then on deposit in the
                                    Pre-Funding Account allocated pro rata.

 Terms of the Certificates . . . .  The principal terms of the Certificates will be as described below:

      A. Distribution Date          Distributions of interest and principal
                                    will be made on the fifteenth day of each
                                    month (or, if such day is not a Business
                                    Day, on the next succeeding Business Day)
                                    commencing December 15, 1998.

      B. Interest  . . . . . . . .  The Certificates will accrue interest at the rate of 7.10% per annum on the
                                    Certificate Balance.  The Certificate
                                    Balance will equal $9,600,000 on the
                                    Closing Date and on any date thereafter
                                    will be $9,600,000 minus all distributions
                                    of principal previously made in respect of
                                    the Certificates.  Interest payments on
                                    the Certificates will be subordinated to
                                    payments of interest and principal on the
                                    Notes.  See "CERTAIN INFORMATION REGARDING
                                    THE NOTES AND CERTIFICATES --
                                    DISTRIBUTIONS ON THE NOTES AND
                                    CERTIFICATES" and "DESCRIPTION OF THE
                                    CERTIFICATES -- DISTRIBUTIONS OF INTEREST"
                                    for a discussion of the determination of
                                    amounts available to pay interest.

                                    Interest on the outstanding Certificate
                                    Balance will accrue at the related
                                    interest rate from and including the
                                    fifteenth day of the month of the most
                                    recent Distribution Date to but excluding the fifteenth day of the month of the current Distribution Date based on a 360-day year consisting of 12 months of 30 days each. However, the first interest period will begin on and include the Closing Date and end on and include
                                    December 14, 1998.

      C. Principal . . . . . . . .  No principal will be paid on the
                                    Certificates until the Distribution Date
                                    on which the principal amounts of the
                                    Notes have been reduced to zero.  Payments
                                    of principal on the Certificates will be
                                    made from available collections on the
                                    Contracts, and from certain other
                                    available amounts as described herein.
                                    Each principal payment will be calculated
                                    to reflect the reduction in the aggregate
                                    principal balance of the Contracts.  See
                                    "CERTAIN INFORMATION REGARDING THE NOTES
                                    AND CERTIFICATES -- DISTRIBUTIONS ON THE
                                    NOTES AND CERTIFICATES" and "THE
                                    CERTIFICATES --  DISTRIBUTIONS OF
                                    PRINCIPAL" for a discussion of the
                                    determination of amounts available to pay
                                    principal.

                                    Holders of Certificates are entitled to
                                    receive payment of principal in full no
                                    later than September 2006.  You should
                                    note, however, that certain circumstances
                                    could cause principal to be paid earlier
                                    or later, or in reduced amounts.   See
                                    "DESCRIPTION OF THE CERTIFICATES
                                    --OPTIONAL PREPAYMENT" and "DESCRIPTION OF
                                    THE CERTIFICATES -- MANDATORY PREPAYMENT."

      D. Optional
         Prepayment. . . . . . . .  In the event that the aggregate outstanding principal balances of the
                                    Contracts owned by the Trust declines to
                                    less than 10% of the aggregate outstanding
                                    principal balance of the Contracts owned
                                    by the Trust as of the Closing Date and
                                    the Seller, through the Trust Depositor,
                                    has elected to purchase all of the
                                    Contracts owned by the Trust, the
                                    Certificates will be prepaid in whole, but
                                    not in part.  The repayment price will be
                                    equal to the Certificate Balance plus
                                    accrued interest thereon at the
                                    Certificate interest rate.  See
                                    "DESCRIPTION OF THE CERTIFICATES --
                                    OPTIONAL PREPAYMENT."

 Security for the Notes and
 Certificates  . . . . . . . . . .  The principal security for the Notes and
                                    Certificates will be as described below:

      A. The Contracts . . . . . .  The Contracts sold to the Trust will be selected from Contracts in the Trust
                                    Depositor's portfolio based on the
                                    criteria specified in the Transfer and
                                    Sale Agreement.  The Contracts arise and
                                    will arise from loans to Obligors located
                                    in the 50 states of the United States, the
                                    District of Columbia and the U.S.
                                    Territories.  The final scheduled
                                    Distribution Date on the Initial Contract
                                    with the latest maturity will occur in
                                    December 2005.  No Contract (including any
                                    Subsequent Contract) will have a scheduled
                                    maturity later than March 2006.  However,
                                    an Obligor can generally prepay its
                                    Contract at any time without penalty.

                                       COMPOSITION OF THE INITIAL CONTRACTS
                                          (AS OF THE INITIAL CUTOFF DATE)

                                    Aggregate Principal Balance...............................$119,775,316.91
                                    Number of Contracts.................................................9,643
                                    Average Principal Balance......................................$12,420.96
                                    Weighted Average Annual Percentage
                                         Rate ("APR")..................................................13.03%
                                         (Range)..................................................8.50-22.99%
                                    Weighted Average Original Term (in months).......................69.89
                                         (Range)..................................................12 to 84
                                    Weighted Average Calculated Remaining Term (in months)...........68.70
                                         (Range)...................................................4 to 84

                                    Following the Closing Date, pursuant to
                                    the Agreement, the Trust Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase and pledge, subject to the satisfaction of certain conditions set forth therein,
                                    Subsequent Contracts from time to time.
                                    Following the transfer of Subsequent
                                    Contracts to the Trust, the aggregate
                                    characteristics  of the entire pool of
                                    Contracts may vary from those of the
                                    Initial Contracts as to the criteria
                                    identified and described above and in
                                    "THE CONTRACTS" herein.

      B. Reserve Fund  . . . . . .  You will have certain limited protection against losses in respect of the Contracts
                                    by the establishment of an account,
                                    referred to as the Reserve Fund.

                                    The following amounts will be deposited
                                    into the Reserve Fund on the Closing Date:

                                    -  the Reserve Fund Initial Deposit = $598,876.59
                                    -  the Initial Certificate Reserve Amount = $538,988.93

                                    In addition, on each Subsequent Transfer
                                    Date, 0.95% (0.50% to the Reserve Fund and
                                    0.45% to the Certificate Reserve Amount) of the balance of each Subsequent Contract conveyed to the Trust will be deposited into the Reserve Fund. On each Distribution Date, the Reserve Fund will be supplemented by the deposit of certain
                                    Excess Amounts up to the Specified Reserve
                                    Fund Balance.

                                    On each Distribution Date, the Reserve
                                    Fund Available Amount will be paid to
                                    Noteholders and Certificateholders in the event there is a shortfall in interest and principal required to be paid on the Notes or Certificates. The Certificate Reserve
                                    Amount will be withdrawn and applied
                                    solely to cover any shortfalls of interest on the Certificates on each Distribution
                                    Date and of interest and principal on the Certificates in September 2006. The
                                    Certificate Reserve Amount will not be
                                    available to pay interest or principal on the Notes.

                                    On each Distribution Date, after giving
                                    effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be allocated and distributed to the Trust
                                    Depositor.  See "CERTAIN INFORMATION
                                    REGARDING THE NOTES AND CERTIFICATES --
                                    PAYMENT PRIORITIES OF THE NOTES AND THE
                                    CERTIFICATES; THE RESERVE FUND."

      C. Pre-Funding
         Account . . . . . . . . .  On the Closing Date, the Trust Depositor
                                    will fund the Pre-Funding Account by
                                    depositing $40,224,683.09.  During the
                                    Funding Period, the Pre-Funding Account
                                    will secure the Trust Depositor's
                                    obligations to purchase and transfer
                                    Subsequent Contracts to the Trust.  The
                                    amount in the Pre-Funding Account will be
                                    reduced by the amount used to purchase
                                    Subsequent Contracts from the Trust
                                    Depositor.  The Trust Depositor expects
                                    that the Pre-Funded Amount will be reduced
                                    to less than $150,000 by the Distribution
                                    Date occurring in February 1999.  Any
                                    Pre-Funded Amount remaining at the end of
                                    the Funding Period will be paid to the
                                    Noteholders as described above in "SUMMARY
                                    OF TERMS -- MANDATORY SPECIAL REDEMPTION."

      D. Interest Reserve
         Account . . . . . . . . .  On the Closing Date, the Trust Depositor
                                    will fund the Interest Reserve Account by
                                    depositing $273,876.54.  The Interest
                                    Reserve Account will provide additional
                                    funds for payment of Carrying Charges.  In
                                    addition to the initial deposit, all
                                    investment earnings with respect to the
                                    Pre-Funding Account are to be deposited
                                    into the Interest Reserve Account.

                                    The Interest Reserve Account will be
                                    established to account for the fact that the monthly investment earnings on amounts in the Pre-Funding Account (until such amounts have been used to purchase
                                    Subsequent Contracts) are expected to be less than the weighted average of the interest payments on the Notes and the Certificates, as well as the amount necessary to pay trustees' fees. The
                                    Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding Period, money remaining in the Interest Reserve Account will be released to the Trust Depositor.

 Ratings . . . . . . . . . . . . .  The Notes and Certificates must, prior to their issuance, receive ratings from
                                    Standard & Poor's Ratings Services, A
                                    Division of The McGraw-Hill Companies, and
                                    Moody's Investors Service, Inc. as set
                                    forth below:

                                                     Standard & Poor's   Moody's
                                                     -----------------   -------
                                    Class A-1 Notes          AAA         Aaa
                                    Class A-2 Notes          AAA         Aaa
                                    Certificates             BBB         Baa2

                                    See "RATINGS OF THE NOTES AND CERTIFICATES."

 Advances  . . . . . . . . . . . .  The Servicer is obligated to advance each month an amount equal to accrued and
                                    unpaid interest on the Contracts which was
                                    delinquent with respect to the related Due
                                    Period, but only to the extent that the
                                    Servicer believes that the amount of such
                                    advance will be recoverable from
                                    collections on the Contracts.  The
                                    Servicer will be entitled to reimbursement
                                    of its outstanding advances on any
                                    Distribution Date by means of a first
                                    priority withdrawal of certain funds then
                                    held in the Collection Account.  See
                                    "CERTAIN INFORMATION REGARDING THE NOTES
                                    AND CERTIFICATES--ADVANCES."

 Mandatory Repurchase by the
 Trust Depositor . . . . . . . . .  Under the Agreement, the Trust Depositor
                                    has agreed, in the event of a breach of
                                    certain representations and warranties
                                    made by the Trust Depositor and contained
                                    therein which materially and adversely
                                    affects the Trust's interest in any
                                    Contract and which has not been cured, to
                                    repurchase such Contract within two
                                    business days prior to the first
                                    Determination Date after the Trust
                                    Depositor becomes aware of such breach.
                                    See "CERTAIN INFORMATION REGARDING THE
                                    NOTES AND CERTIFICATES--CONVEYANCE OF
                                    CONTRACTS."

 Security Interests and Other
 Aspects of the Contracts  . . . .  In connection with the establishment of the Trust, as well as the assignment,
                                    conveyance and transfer of Contracts
                                    (including Subsequent Contracts) to the
                                    Trust and pledge to the Indenture Trustee,
                                    security interests in the motorcycles
                                    securing the Contracts have been (or will
                                    be):

                                    -  conveyed and assigned by the Seller to
                                    the Trust Depositor pursuant to the
                                    Transfer and Sale Agreement (and, in the case of Subsequent Contracts, the related
                                    Subsequent Purchase Agreement as defined therein and executed thereunder);

                                    -  conveyed and assigned by the Trust
                                    Depositor to the Trust pursuant to the
                                    Agreement (and, in the case of Subsequent
                                    Contracts, the related Subsequent Transfer
                                    Agreement as defined herein and executed thereunder); and

                                    -  pledged by the Trust to the Indenture
                                    Trustee pursuant to the Indenture.

                                    The Agreement will designate the Servicer as custodian to maintain possession, as the Indenture Trustee's agent, of the Contracts and any other documents relating to the motorcycles securing the Contracts.
                                    Uniform Commercial Code financing
                                    statements will be filed in both Nevada
                                    and Illinois, reflecting the conveyance
                                    and assignment of the Contracts to the
                                    Trust Depositor from the Seller, from the Trust Depositor to the Trust and the pledge from the Trust to the Indenture
                                    Trustee, and the Seller's  and the Trust
                                    Depositor's accounting records and
                                    computer systems will also reflect such
                                    conveyance and assignment and pledge. To facilitate servicing and save administrative costs, such documents will not be segregated from other similar documents that are in the Servicer's possession. However, the Contracts will be stamped to reflect their conveyance and assignment and pledge. If, however, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such conveyance and assignment and pledge, the Trust's and Indenture Trustee's interest in the
                                    Contracts could be defeated.

                                    In addition, due to administrative burden and expense, the certificates of title to the motorcycles relating to the Contracts will not be amended or reissued to reflect the conveyance and assignment of the Seller's security interest in such motorcycles to the Trust Depositor and the Trust or the pledge to the Indenture
                                    Trustee. In the absence of amendments to the certificates of title, the Trust and Indenture
                                    Trustee will not have a perfected security interest in such motorcycles in some states.
                                    Further, federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender. The Trust Depositor has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the Trust's interest in such Contract and if such failure or breach has not been cured within 90 days. The Seller has entered into a corresponding obligation to repurchase such Contracts from the Trust Depositor under the Transfer and Sale Agreement and Subsequent Purchase Agreements. See "SECURITY
                                    INTERESTS AND OTHER ASPECTS OF THE CONTRACTS;
                                    REPURCHASE OBLIGATIONS."

 Servicing Fees  . . . . . . . . .  The Servicer will be entitled to receive a monthly servicing fee equal to 1/12th of
                                    1% of the principal balance of the
                                    Contracts.  The Servicer will also be
                                    entitled to receive any extension fees or
                                    late payment penalty fees paid by
                                    Obligors.  All such fees will be paid to
                                    the Servicer prior to any payments to the
                                    Noteholders or the Certificateholders.
                                    See "CERTAIN INFORMATION REGARDING THE
                                    NOTES AND CERTIFICATES--SERVICING
                                    COMPENSATION AND PAYMENT OF EXPENSES."

 Tax Status  . . . . . . . . . . .  In the opinion of Winston & Strawn, federal tax counsel to the Trust
                                    Depositor, for federal income tax
                                    purposes, the Notes will be characterized
                                    as debt, and the Trust will not be
                                    characterized as an association (or a
                                    publicly traded partnership) taxable as a
                                    corporation.  Each Noteholder, by the
                                    acceptance of a Note, will agree to treat
                                    the Notes as indebtedness, and each
                                    Certificateholder, by the acceptance of a
                                    Certificate, will agree to treat the Trust
                                    as a partnership in which the
                                    Certificateholders are partners for
                                    federal income tax purposes.  See "FEDERAL
                                    INCOME TAX CONSEQUENCES."

 ERISA Considerations  . . . . . .  Subject to the considerations discussed under "ERISA CONSIDERATIONS" herein, the
                                    Notes will be eligible for purchase by
                                    employee benefit plans.   Any benefit plan
                                    fiduciary considering purchase of the
                                    Notes should, however, consult with its
                                    counsel regarding the consequences of such
                                    purchase under ERISA and the Code.  See
                                    "ERISA CONSIDERATIONS."

                                    The Certificates are not eligible for
                                    purchase by (i) employee benefit plans
                                    subject to ERISA, (ii) individual
                                    retirement accounts and other retirement plans subject to Section 4975 of the Code or (iii) persons investing on behalf of, or with assets of, such a plan or account.

                                       S-14

                                     RISK FACTORS

     REINVESTMENT RISK ASSOCIATED WITH THE PRE-FUNDING ACCOUNT. On the Closing Date, the Trust Depositor will transfer $119,775,316.91 of Initial Contracts to the Trust, which Initial Contracts the Trust Depositor purchased from the Seller using part of the proceeds of the Notes and Certificates sold to you. The Trust Depositor will transfer $40,224,683.09 pursuant to the Agreement, into the Pre-Funding Account established and maintained in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. Amounts in the Pre-Funding Account will be pledged to the Indenture Trustee in order to secure the Trust's obligation to purchase from the Trust Depositor and transfer to the Trust the Subsequent Contracts in a principal amount equal to such initial deposit into the Pre-Funding Account at or before the end of the Funding Period. There can be no assurance that the Seller will continue to generate Contracts that satisfy the criteria set forth in the Transfer and Sale Agreement and the Agreement or the criteria described in "THE CONTRACTS" in this Prospectus Supplement. See "RISK FACTORS -- SALES OF SUBSEQUENT CONTRACTS AND EFFECTS ON POOL CHARACTERISTICS" in the Prospectus.

     If the Seller fails to originate a principal amount of eligible Contracts during the Funding Period which is at least equal to the amount initially deposited into the Pre-Funding Account, the Trust Depositor will be unable to acquire sufficient Subsequent Contracts to transfer to the Trust during the Funding Period. As a result, the funds remaining in the Pre-Funding Account at the end of the Funding Period will be used to prepay outstanding principal of the Notes. The Noteholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account pro rata; PROVIDED, HOWEVER, in the event the amount remaining in the Pre-Funding Account is less than $150,000 such amount shall be allocated solely to the holders of the Class A-1 Notes. See also "RISK FACTORS -- REINVESTMENT RISK ASSOCIATED WITH PRE-FUNDING ACCOUNTS AND COLLATERAL REINVESTMENT ACCOUNTS" in the Prospectus. You should note that even if the Seller originates sufficient Subsequent Contracts to exhaust most of the Pre-Funded Amount, the principal amount of Subsequent Contracts conveyed to the Trust by the end of the Funding Period will not be exactly
equal to the amount on deposit in the Pre-Funding Account.   Therefore, you
should expect that there will be at least a nominal amount of principal prepaid to the holders of the Class A-1 Notes at the end of the Funding Period in any event.

     Following the transfer of Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of Contracts may vary from those of the Initial Contracts as of the Initial Cutoff Date, as to the criteria described in "THE CONTRACTS" below.

     THE TRUST DEPOSITOR AND SELLER DO NOT HAVE ANY OBLIGATIONS TO YOU EXCEPT AS DESCRIBED BELOW. Neither the Seller nor the Trust Depositor is generally obligated to make any payments in respect of the Notes, Certificates or Contracts. However, in connection with each conveyance of Contracts by the Seller to the Trust Depositor and by the Trust Depositor to the Trust, the Seller and the Trust Depositor will make representations and warranties with respect to the characteristics of such Contracts. In certain circumstances, the Seller (through the Trust Depositor) is obligated to repurchase Contracts with respect to which such representations or warranties are not true as of the date made. Neither the Seller nor the Trust Depositor has any other obligations to you (other than in respect of the transfer of Subsequent Contracts as described herein). See also "RISK FACTORS -- TRUST'S RELATIONSHIP TO EAGLEMARK, THE TRUST DEPOSITORS, AND THEIR AFFILIATES" and "-- RISKS ASSOCIATED WITH NON-RECOURSE NATURE OF THE NOTES AND CERTIFICATES" in the Prospectus.

     CERTIFICATES ARE SUBORDINATED TO THE NOTES. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- PAYMENT PRIORITIES OF THE NOTES AND CERTIFICATES; RESERVE FUND." Principal and interest payments on the Certificates will be subordinated to payments on the Notes as described herein. Accordingly, the yield on the Certificates will be sensitive to the loss experience on the Contracts and the timing of such losses. If the actual rate and amount of losses experienced on the Contracts exceed the rate and amount of losses that you assumed, the yield to maturity of the Certificates you purchased may be lower than you anticipated.

     THE TRUST ASSETS ARE LIMITED. The Trust will not have, nor is it expected to have, any significant assets or sources of funds other than the Contracts and its rights under the Agreement, including the Pre-Funding Account, the

Interest Reserve Account and the Reserve Fund. You must rely for repayment upon payments on the Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account, the Interest Reserve Account and the Reserve Fund. The Pre-Funding Account and the Interest Reserve Account will be available during the Funding Period. The Pre-Funding Account will be used solely to purchase Subsequent Contracts and is not available to cover losses on the Contracts. The Interest Reserve Account is designed to cover obligations of the Trust relating to that portion of the initial Note net proceeds not invested in Contracts, and is not designed to provide any protection against losses on the Contracts.

     FUTURE DELINQUENCY AND LOAN LOSS EXPERIENCE WITH MOTORCYCLE CONTRACTS NOT PREDICTED BY PAST PERFORMANCE. Eaglemark's delinquency experience and loan loss and repossession experience set forth under "THE CONTRACTS" may not be indicative of the performance of the Contracts sold to the Trust Depositor and held by the Trust and pledged to the Indenture Trustee. See "RISK FACTORS --SOCIAL, ECONOMIC AND OTHER FACTORS AFFECTING THE PERFORMANCE OF THE CONTRACTS OR GENERATION OF SUBSEQUENT CONTRACTS" in the Prospectus.

     SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS. See generally "RISK FACTORS -- RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED MOTORCYCLES," "ADDITIONAL LEGAL LIMITS ON THE APPLICABLE TRUSTEE'S ABILITY TO REALIZE ON ITS SECURITY INTEREST - BANKRUPTCY LAWS" and "-- ADDITIONAL LEGAL LIMITS ON THE APPLICABLE TRUSTEE'S ABILITY TO REALIZE ON ITS SECURITY INTEREST - CONSUMER PROTECTION LAWS" in the Prospectus.

     LIMITED LIQUIDITY. There is currently no secondary market for the Notes and Certificates offered hereby. The underwriters currently intend to make a market in the Notes and Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide you with a liquid investment or that it will continue while you own Notes or Certificates. As a result, you may not be able to resell your Notes or Certificates prior to maturity.

     COMPANY BANKRUPTCY CONSIDERATIONS. See generally "RISK FACTORS -- COMPANY BANKRUPTCY CONSIDERATIONS" in the Prospectus.

     YIELD AND PREPAYMENT CONSIDERATIONS. See generally "RISK FACTORS --PREPAYMENTS ON CONTRACTS AFFECT YIELD OF NOTES AND CERTIFICATES" in the Prospectus.

     TAX STATUS. In the opinion of Winston & Strawn as federal income tax counsel to the Trust Depositor, for federal income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. As no cases, regulations or administrative rulings have addressed transactions similar to those described herein, however, there can be no assurance the IRS or a court will not take contrary positions. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

     RISK OF COMMINGLING. The Seller has initiated a direct debit program with certain Obligors pursuant to which payments to be made by such Obligors will be transferred from their checking or savings accounts to an account in the Seller's name and remitted on a daily basis to a lockbox account and transferred from such lockbox account pursuant to the Servicer's instructions to the related Collection Account as specified in this Prospectus Supplement.
 Pending transfer of such funds from the Seller's account to the Collection Account such funds will not be segregated from other funds of the Seller held in the account. See generally "RISK FACTORS--RISK OF COMMINGLING" and "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES--THE ACCOUNTS" in the Prospectus.

     YEAR 2000. See generally "RISK FACTORS--RISKS RELATED TO YEAR 2000 ISSUES" in the Prospectus.

                                FORMATION OF THE TRUST

GENERAL

     The Trust will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described herein. After its formation, the Trust will engage in only a limited set of activities. The Trust's activities are limited to: (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom; (ii) issuing the Notes and the Certificates; (iii) making payments on the

Notes and the Certificates; and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or that are incidental to or connected with the foregoing purposes.

     On the Closing Date, the Trust Depositor will sell and assign the Contracts to the Trust. Eaglemark will act as Servicer of the Contracts and will receive compensation and fees for such services. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- SERVICING COMPENSATION AND PAYMENT OF EXPENSES."

     The Trust's principal offices will be in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "THE OWNER TRUSTEE."

CAPITALIZATION

     The Trust will initially be capitalized with equity equal to $9,600,000, representing the initial Certificate Balance. The Trust Depositor will purchase Certificates with an initial certificate balance of approximately 1% of the initial Certificate Balance and the remaining equity interests will be sold to third party investors that are expected to be unaffiliated with the Seller, the Trust Depositor, the Servicer or the Trust.

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes and Certificates had taken place, on such date:

          Class A-1 Notes . . . . . . . . . . . . . . .   $105,000,000
          Class A-2 Notes . . . . . . . . . . . . . . .    $45,400,000
          Certificates. . . . . . . . . . . . . . . . .     $9,600,000
                                                          ------------
                      Total . . . . . . . . . . . . . .   $160,000,000
                                                          ------------
                                                          ------------

THE OWNER TRUSTEE

     Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware corporation and its Corporate Trust Office is located at 1100 North Market Street, Wilmington, Delaware 19890.

     The Owner Trustee will have the rights and duties set forth herein under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- THE TRUSTEES" and "-- DUTIES OF THE TRUSTEES."

                                   USE OF PROCEEDS

     The Trust Depositor will use the net proceeds received from the sale of the Notes and Certificates (i) for the purchase of the Initial Contracts and related assets from the Seller, and (ii) the remainder for the funding of the Pre-Funding Account. The Seller will use the net proceeds from the Trust Depositor's purchase of the Initial Contracts, as well as Subsequent Contracts, for the repayment of a substantial portion of the outstanding principal of the warehouse lines through which it finances its motorcycle conditional sales contracts. Following each such repayment, it is expected that the warehouse lines will be used to build a new portfolio of motorcycle conditional sales contracts.

                                    THE CONTRACTS

     The Contracts are (or will be, in the case of Subsequent Contracts) fixed-rate simple interest conditional sales contracts relating to motorcycles manufactured by Harley-Davidson or in a limited number of cases, motorcycles manufactured by Buell Motorcycle Company, an affiliate of Harley-Davidson. The Contracts were originated by the Seller indirectly through Harley-Davidson motorcycle dealers.

     Each Contract (a) is (or will be) secured by a motorcycle manufactured by Harley-Davidson or Buell Motorcycle Company, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than December 2005, and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than March 2006, and (d) with respect to the Initial Contracts, has its first scheduled payment due no later than January 1999. The Contracts were (or will be) acquired by the Trust Depositor in the ordinary course of the Trust Depositor's business. A detailed listing of the Initial Contracts is appended to the Agreement. (For general composition of the Initial Contracts see Table 1 below). Approximately 66.39% of the Principal Balance of the Initial Contracts as of the initial Cutoff Date is attributable to loans to purchase motorcycles which were new and approximately 33.61% is attributable to loans to purchase motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least 8.50% per annum and not more than 22.99% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the initial Cutoff Date is approximately 13.03% per annum (see Table 2 below). The Initial Contracts have remaining maturities as of the initial Cutoff Date of at least 4 months but not more than 84 months and original maturities of at least 12 months but not more than 84 months. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 69.89 months, and a weighted average term to scheduled maturity as of the initial Cutoff Date of approximately 68.70 months (see Tables 3 and 4 below). The average principal balance per Initial Contract as of the initial Cutoff Date was approximately $12,420.96 and the principal balances on the Initial Contracts as of the initial Cutoff Date ranged from $726.55 to $31,682.58 (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states, the District of Columbia and the U.S. Territories and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts as of the initial Cutoff Date: 11.67% in California, 9.03% in Texas, 7.92% in Florida and 5.67% in Pennsylvania (see Table 6 below). No other state represented more than 4.04% of the Initial Contracts.

     Subsequent Contracts will not need to satisfy any criteria except for the criteria described in the preceding paragraph and under "RISK FACTORS -- THE CONTRACTS AND THE PRE-FUNDING ACCOUNT." Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by weighted average annual percentage rate of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the initial Cutoff Date.

     The motorcycle dealer agreements between each of the originating dealers and the Seller require the originating dealer to repurchase certain motorcycles repossessed by the Seller in the event of a default by the Obligor; this dealer obligation to repurchase will be assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement, assigned from the Trust Depositor to the Trust pursuant to the Agreement and pledged from the Trust to the Indenture Trustee pursuant to the Indenture. There can be no assurance that an originating dealer will repurchase motorcycles under such motorcycle dealer agreements if and when required to do so.

                                       TABLE 1

                         COMPOSITION OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

Aggregate Principal Balance . . . . . . . . . . . . . . . .   $119,775,316.91
Number of Contracts . . . . . . . . . . . . . . . . . . . .             9,643
Average Principal Balance . . . . . . . . . . . . . . . . .        $12,420.96
Weighted Average Annual Percentage
     Rate ("APR") . . . . . . . . . . . . . . . . . . . . .            13.03%
     (Range). . . . . . . . . . . . . . . . . . . . . . . .    8.50% - 22.99%
Weighted Average Original Term (in months). . . . . . . . .             69.89
     (Range). . . . . . . . . . . . . . . . . . . . . . . .          12 to 84
Weighted Average Calculated Remaining Term (in months). . .             68.70
     (Range). . . . . . . . . . . . . . . . . . . . . . . .           4 to 84

                                       TABLE 2

                     DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                                                  PERCENT
                               NUMBER OF         NUMBER OF                 TOTAL OUTSTANDING               PERCENT OF POOL
        RATE                   CONTRACTS        CONTRACTS(1)               PRINCIPAL BALANCE                  BALANCE(1)
        ----                   ---------        -----------                -----------------               ---------------
   8.500- 9.000%                    164               1.70%                  $  2,173,571.62                        1.81%
   9.001-10.000                     601               6.23                      8,592,292.72                        7.17
  10.001-11.000                     969              10.05                     13,404,995.61                       11.19
  11.001-12.000                   1,546              16.03                     19,773,567.35                       16.51
  12.001-13.000                   2,556              26.51                     31,991,624.69                       26.71
  13.001-14.000                   1,765              18.30                     20,500,188.48                       17.12
  14.001-15.000                     938               9.73                     10,835,322.07                        9.05
  15.001-16.000                     398               4.13                      4,421,046.50                        3.69
  16.001-17.000                      91               0.94                      1,057,475.88                        0.88
  17.001-18.000                     188               1.95                      2,169,462.36                        1.81
  18.001-19.000                      44               0.46                        561,796.41                        0.47
  19.001-20.000                     188               1.95                      2,150,519.89                        1.80
  20.001-21.000                      72               0.75                        732,455.93                        0.61
  21.001-22.000                     122               1.27                      1,395,832.58                        1.17
  22.001-22.990                       1               0.01                         15,164.82                        0.01
                                  -----             ------                   ---------------                      ------

  Totals:                         9,643             100.00%                  $119,775,316.91                      100.00%

(1)  Percentages may not add to 100.00% because of rounding.



                                      TABLE 3

                     DISTRIBUTION BY CALCULATED REMAINING TERM
                              OF THE INITIAL CONTRACTS
                          (AS OF THE INITIAL CUTOFF DATE)

                                                  PERCENT
  CALCULATED REMAINING         NUMBER OF         NUMBER OF                 TOTAL OUTSTANDING               PERCENT OF POOL
      TERM(MONTHS)             CONTRACTS        CONTRACTS(1)               PRINCIPAL BALANCE                  BALANCE(1)
  --------------------         ---------        -----------                -----------------               ---------------
       0 - 12                       24                0.25%                  $     87,194.33                        0.07%
      13 - 24                      139                1.44                        847,034.99                        0.71
      25 - 36                      281                2.91                      2,087,348.50                        1.74
      37 - 48                      527                5.47                      4,804,835.87                        4.01
      49 - 60                    1,977               20.50                     21,192,825.30                       17.69
      61 - 72                    5,659               58.69                     72,773,320.36                       60.76
      73 - 84                    1,036               10.74                     17,982,757.56                       15.01
                                 -----              ------                   ---------------                      ------

      TOTALS:                    9,643              100.00%                  $119,775,316.91                      100.00%

(1)  Percentages may not add to 100.00% because of rounding

                                       TABLE 4
                      DISTRIBUTION BY ORIGINAL TERM TO MATURITY
                               OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)


                                                                              TOTAL
                                                     PERCENT OF            OUTSTANDING
           ORIGINAL                NUMBER OF          NUMBER OF             PRINCIPAL                   PERCENT OF
          TERM (MONTHS)            CONTRACTS         CONTRACTS(1)            BALANCE                  POOL BALANCE(1)
          ------------             ---------         -----------           -----------                --------------
              0 - 12                      8              0.08%           $     49,699.30                    0.04%
             13 - 24                    111              1.15                 727,119.56                    0.61
             25 - 36                    258              2.68               1,929,281.49                    1.61
             37 - 48                    506              5.25               4,582,415.27                    3.83
             49 - 60                  1,959             20.32              20,803,372.82                   17.37
             61 - 72                  5,696             59.07              72,896,061.95                   60.86
             73 - 84                  1,105             11.46              18,787,366.52                   15.69
                                      -----           -------            ---------------                  ------
TOTALS:                               9,643           100.00%            $119,775,316.91                  100.00%

(1)  Percentages may not add to 100.00% because of rounding.

                                      TABLE 5
              DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                          (AS OF THE INITIAL CUTOFF DATE)

                                                        PERCENT OF
                                         NUMBER OF       NUMBER OF     TOTAL OUTSTANDING        PERCENT OF POOL
       CURRENT BALANCE                   CONTRACTS      CONTRACTS(1)   PRINCIPAL BALANCE           BALANCE(1)
       ---------------                   ---------      -----------    -----------------           ---------
  $        0.01 -  1,000.00                    1            0.01%       $        726.55               0.00%
  $    1,000.01 -  2,000.00                   30            0.31              52,357.99               0.04
  $    2,000.01 -  3,000.00                   64            0.66             168,150.25               0.14
  $    3,000.01 -  4,000.00                  125            1.30             452,023.45               0.38
  $    4,000.01 -  5,000.00                  221            2.29           1,005,851.07               0.84
  $    5,000.01 -  6,000.00                  345            3.58           1,916,964.94               1.60
  $    6,000.01 -  7,000.00                  575            5.96           3,755,647.60               3.14
  $    7,000.01 -  8,000.00                  619            6.42           4,662,022.14               3.89
  $    8,000.01 -  9,000.00                  680            7.05           5,800,933.74               4.84
  $    9,000.01 - 10,000.00                  721            7.48           6,881,724.73               5.75
  $   10,000.01 - 11,000.00                  545            5.65           5,721,517.22               4.78
  $   11,000.01 - 12,000.00                  529            5.49           6,099,028.83               5.09
  $   12,000.01 - 13,000.00                  562            5.83           7,034,175.41               5.87
  $   13,000.01 - 14,000.00                  689            7.15           9,307,046.83               7.77
  $   14,000.01 - 15,000.00                  735            7.62          10,712,886.59               8.94
  $   15,000.01 - 16,000.00                  796            8.25          12,340,894.94              10.30
  $   16,000.01 - 17,000.00                  779            8.08          12,847,915.79              10.73
  $   17,000.01 - 18,000.00                  572            5.93          10,012,470.73               8.36
  $   18,000.01 - 19,000.00                  416            4.31           7,684,948.83               6.42
  $   19,000.01 - 20,000.00                  258            2.68           5,032,872.45               4.20
  $   20,000.01 - 21,000.00                  166            1.72           3,396,616.01               2.84
  $   21,000.01 - 22,000.00                  92             0.95           1,970,367.47               1.65
  $   22,000.01 - 23,000.00                  57             0.59           1,280,854.47               1.07
  $   23,000.01 - 24,000.00                  28             0.29             654,651.71               0.55
  $   24,000.01 - 25,000.00                  11             0.11             271,223.69               0.23
  $   25,000.01 - 26,000.00                  14             0.15             356,818.96               0.30
  $   26,000.01 - 27,000.00                   9             0.09             238,870.96               0.20
  $   27,000.01 - 28,000.00                   2             0.02              54,776.28               0.05
  $   29,000.01 - 30,000.00                   1             0.01              29,294.70               0.02
  $   31,000.01 - 32,000.00                   1             0.01              31,682.58               0.03
                                          -----           ------        ---------------             ------

                     TOTALS:              9,643           100.00%       $119,775,316.91             100.00%

(1)  Percentages may not add to 100.00% because of rounding.

                                      TABLE 6
                  GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                                                              PERCENT OF                                  PERCENT OF
                                        NUMBER OF             NUMBER OF         TOTAL OUTSTANDING            POOL
                STATE                   CONTRACTS            CONTRACTS(1)       PRINCIPAL BALANCE          BALANCE(1)
                -----                   ---------            ------------       -----------------         -----------
               ALABAMA                      138                   1.43%              $  1,809,271.28            1.51%
                ALASKA                       29                   0.30                    337,440.76            0.28
               ARIZONA                      293                   3.04                  4,260,127.06            3.56
               ARKANSAS                      40                   0.41                    529,405.59            0.44
              CALIFORNIA                  1,107                  11.48                 13,978,977.71           11.67
               COLORADO                     155                   1.61                  2,001,689.04            1.67
             CONNECTICUT                    177                   1.84                  2,029,276.73            1.69
               DELAWARE                      42                   0.44                    506,831.45            0.42
         DISTRICT OF COLUMBIA                 3                   0.03                     48,931.20            0.04
               FLORIDA                      728                   7.55                  9,487,711.03            7.92
               GEORGIA                      214                   2.22                  2,882,581.58            2.41
                HAWAII                       75                   0.78                    922,854.08            0.77
                IDAHO                         9                   0.09                    102,594.10            0.09
               ILLINOIS                     384                   3.98                  4,596,273.28            3.84
               INDIANA                      189                   1.96                  2,382,919.67            1.99
                 IOWA                        87                   0.90                  1,082,072.51            0.90
                KANSAS                       79                   0.82                    941,603.80            0.79
               KENTUCKY                     103                   1.07                  1,215,635.61            1.01
               LOUISANA                      88                   0.91                  1,112,526.12            0.93
                MAINE                        25                   0.26                    281,924.63            0.24
               MARYLAND                     267                   2.77                  3,189,582.37            2.66
            MASSACHUSETTS                   188                   1.95                  2,089,000.61            1.74
               MICHIGAN                     179                   1.86                  2,343,257.73            1.96
              MINNESOTA                      84                   0.87                  1,013,926.81            0.85
             MISSISSIPPI                     22                   0.23                    278,653.20            0.23
               MISSOURI                     108                   1.12                  1,264,156.08            1.06
               MONTANA                       42                   0.44                    479,857.42            0.40
               NEBRASKA                      36                   0.37                    416,338.20            0.35
                NEVADA                      151                   1.57                  1,947,025.20            1.63
            NEW HAMPSHIRE                    92                   0.95                  1,084,601.78            0.91
              NEW JERSEY                    365                   3.79                  4,114,318.08            3.44
              NEW MEXICO                    134                   1.39                  1,805,265.76            1.51

                                     TABLE 6
                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                   (CONTINUED)

                                                              PERCENT OF                                  PERCENT OF
                                        NUMBER OF             NUMBER OF            TOTAL OUTSTANDING         POOL
                STATE                   CONTRACTS            CONTRACTS(1)          PRINCIPAL BALANCE       BALANCE(1)
                -----                   ---------            ------------          -----------------      -----------
               NEW YORK                     297                   3.08%              $  3,386,950.53            2.83%
            NORTH CAROLINA                  379                   3.93                  4,557,843.93            3.81
             NORTH DAKOTA                    12                   0.12                    147,441.12            0.12
                 OHIO                       431                   4.47                  4,833,485.56            4.04
               OKLAHOMA                     106                   1.10                  1,377,735.61            1.15
                OREGON                      143                   1.48                  1,716,218.37            1.43
             PENNSYLVANIA                   602                   6.24                  6,788,188.83            5.67
             RHODE ISLAND                    24                   0.25                    280,574.35            0.23
            SOUTH CAROLINA                  138                   1.43                  1,743,406.63            1.46
             SOUTH DAKOTA                    19                   0.20                    204,475.02            0.17
              TENNESSEE                     207                   2.15                  2,788,010.38            2.33
                TEXAS                       790                   8.19                 10,812,393.12            9.03
                 UTAH                        38                   0.39                    431,168.69            0.36
               VERMONT                        8                   0.08                    110,168.61            0.09
               VIRGINIA                     283                   2.93                  3,360,591.72            2.81
              WASHINGTON                    301                   3.12                  3,924,025.13            3.28
            WEST VIRGINIA                    41                   0.43                    474,309.69            0.40
              WISCONSIN                     171                   1.77                  2,065,980.84            1.72
               WYOMING                       19                   0.20                    232,717.00            0.19
                OTHER                         1                   0.01                      3,001.31            0.00
                                          -----                 ------               ---------------          ------
         TOTALS:                          9,643                 100.00%              $119,775,316.91          100.00%

(1)      Percentages may not add to 100.00% because of rounding.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

     The Seller was organized in January 1993 and is a 100% owned subsidiary of Eaglemark Financial. The Seller began purchasing and servicing conditional sales contracts for motorcycles manufactured by Harley-Davidson and Buell Motorcycle Company in February 1993. Accordingly, the Seller has not accumulated a significant amount of delinquency and loss data on Motorcycle conditional sales contracts similar to the Contracts. See "RISK FACTORS -- LIMITED EXPERIENCE WITH MOTORCYCLE CONTRACTS."

     The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for motorcycles manufactured by Harley-Davidson and Buell Motorcycle Company. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.

                             DELINQUENCY EXPERIENCE(1)/
                               (DOLLARS IN THOUSANDS)
                                         AT


                   _______________________________________________________________________________________

                      DECEMBER 31,          DECEMBER 31,           DECEMBER 31,          SEPTEMBER 30,        SEPTEMBER 30,
                      ------------          ------------           ------------          -------------        -------------
                         1995                  1996                   1997                   1997                  1998
                         ----                  ----                   ----                   ----                  ----

NUMBER OF
CONTRACTS AND
ASSOCIATED
OUTSTANDING
PRINCIPAL DOLLAR
BALANCES............20,590  $184,054.0    32,574   $303,682.4    45,258   $434,890.7    43,679   $421,433.7   56,434   $553,838.3

PERIOD OF
DELINQUENCY AND
ASSOCIATED
OUTSTANDING
PRINCIPAL
BALANCES(2)/
30-59 DAYS..........   477  $  4,043.3       904   $  8,002.9     1,264   $ 11,454.6     1,538   $ 13,982.8    1,295   $ 11,679.5
60-89 DAYS..........   157  $  1,298.7       374   $  3,170.7       559   $  5,112.1       595   $  5,339.1      318   $  2,935.1
90 DAYS OR MORE.....   140  $  1,120.2       213   $  1,880.6       269   $  2,196.5       406   $  3,471.2       99   $    853.9


TOTAL NUMBER OF
DELINQUENT
CONTRACTS...........   774                 1,491                  2,092                  2,539                 1,712



DELINQUENT
CONTRACTS AS A % OF
TOTAL NUMBER OF
CONTRACTS...........  3.76%                 4.58%                  4.62%                  5.81%                 3.03%



AGGREGATE
PRINCIPAL BALANCE
OF DELINQUENT
CONTRACTS...........        $  6,462.2             $ 13,054.2             $ 18,763.2             $ 22,793.1            $ 15,468.5

                                       S-26


                      DECEMBER 31,          DECEMBER 31,           DECEMBER 31,          SEPTEMBER 30,        SEPTEMBER 30,
                      ------------          ------------           ------------          -------------        -------------
                         1995                  1996                   1997                   1997                  1998
                         ----                  ----                   ----                   ----                  ----


AGGREGATE
PRINCIPAL BALANCE
OF DELINQUENT
CONTRACTS AS A
PERCENTAGE OF THE
AGGREGATE
OUTSTANDING
PRINCIPAL BALANCE
OF CONTRACTS...             3.51%                  4.30%                   4.31%                  5.41%                2.79%

(1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month. Obligors do not receive initial statements until 60 days after the origination of their Contracts; therefore, the Obligors' associated nonpayment is not considered for delinquency experience until after the end of such 60-day period.

                         LOAN LOSS/REPOSSESSION EXPERIENCE
                               (DOLLARS IN THOUSANDS)

                                  TWELVE            TWELVE             TWELVE            NINE             NINE
                                  MONTHS            MONTHS             MONTHS           MONTHS           MONTHS
                                  ENDED             ENDED              ENDED             ENDED            ENDED
                                 DECEMBER          DECEMBER           DECEMBER         SEPTEMBER        SEPTEMBER
                                    31,               31,                31,               30,              30,
                                   1995              1996               1997              1997             1998
                                   ----              ----               ----              ----             ----
PRINCIPAL BALANCE OF
ALL CONTRACTS
SERVICED(1)................    $184,548.7         $304,730.9         $436,771.0        $422,265.3       $555,597.4

CONTRACT
LIQUIDATIONS(2)............          0.76%              0.74%              1.42%             1.33%            1.47%

NET LOSSES:
 DOLLARS(3)................        $866.4           $1,639.5           $3,781.1          $2,327.7         $2,770.0

PERCENTAGE(4)..............          0.47%              0.54%              0.87%             0.73%            0.66%

(1)  As of period end.  Includes Contracts already in repossession.
(2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
(4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.




THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.

                             HARLEY-DAVIDSON MOTORCYCLES

     All of the motorcycles securing Contracts were manufactured by Harley-Davidson, Inc., except not more than 2.5% of the Contracts (including all Subsequent Contracts) relate to, and are secured by, motorcycles manufactured by Buell. Buell produces "PERFORMANCE" motorcycles using engines and certain other parts manufactured by Harley-Davidson. Buell is a wholly-owned subsidiary of Harley-Davidson.

     Harley-Davidson produces and sells premium heavyweight motorcycles. Within the heavyweight class, Harley-Davidson sells touring motorcycles (equipped for long-distance touring), as well as custom motorcycles which emphasize the distinctive styling associated with certain classic Harley-Davidson motorcycles. Harley-Davidson motorcycles are based on variations of five basic chassis designs and are powered by one of four air cooled, twin cylinder engines of "V" configuration which have displacements of 883cc, 1200cc, 1340cc and 1450cc. Harley-Davidson manufactures its own engines and frames and is the largest manufacturer of motorcycles in the United States.

     Buell produces "PERFORMANCE" motorcycles using Harley-Davidson 1200cc engines that are further modified in the manufacturing process, as well as certain other Harley parts. The "PERFORMANCE" aspect of the motorcycles refers to overall handling characteristics of the motorcycle, including cornering, acceleration and braking. Buell motorcycles and related products are currently distributed exclusively through Harley-Davidson dealers. Buell's overall share of the "PERFORMANCE" market is negligible, but increasing.

                         YIELD AND PREPAYMENT CONSIDERATIONS

     By their terms, the Contracts may be prepaid, in whole or in part, at any time. Each Contract also contains a provision which permits the Seller to require full prepayment in the event of a sale of the related motorcycle securing a Contract. In addition, repurchases of the Contracts from the Trust by the Trust Depositor, and concurrently from the Trust Depositor by the Seller, could occur in the event of a breach of certain representation and warranties with respect to the Contracts. Repurchases of Contracts from the Trust by the Trust Depositor, and concurrently from the Trust Depositor by the Seller, could also occur if the Trust Depositor exercises its limited option to repurchase the Contracts from the Trust when the aggregate outstanding principal balances of the Contracts owned by the Trust has declined to less than 10% of the aggregate outstanding principal balances of the Contracts owned by the Trust as of the Closing Date. Any prepayments and repurchases of Contracts will reduce the average life of the Notes and Certificates and the interest received by the holders of the Notes and Certificates over the life of the Notes and Certificates (for this purpose the term "PREPAYMENT" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies). In addition, funds remaining in the Pre-Funding Account at the end of the Funding Period will be used to prepay outstanding principal of the Notes and as a result, the interest received by Noteholders over the life of the Notes will be reduced.

     Payments on the Certificates will be subordinated to payments on the Notes. Accordingly, you should expect that the yield on the Certificates will be sensitive to the loss experience on the Contracts and the timing of such losses. The yield to maturity of the Certificates may be lower than you anticipated, if the actual rate and amount of losses experienced on the Contracts exceed the rate and amount of losses you expected when you purchased the Certificates.

     The final scheduled Distribution Date on the Initial Contract with the latest maturity will occur in December 2005. The final scheduled Distribution Date on the Contract with the latest maturity among the Contracts as a whole, including any Subsequent Contracts, will not occur later than March 2006.

                         EAGLEMARK FINANCIAL SERVICES, INC.;
                                   EAGLEMARK, INC.

EAGLEMARK FINANCIAL SERVICES, INC.

     Eaglemark Financial Services, Inc. was formed in June 1992 with a capital infusion of $10,000,000 from Harley-Davidson and an additional $15,000,000 capital contribution from a major institutional investor in January 1993. In November 1995, Harley-Davidson purchased the equity owned by the major institutional investor and as a result Eaglemark Financial Services, Inc. is a 97.8% owned subsidiary of Harley-Davidson The business of Eaglemark Financial Services, Inc., through its 100% ownership of Eaglemark, has been to provide wholesale and retail financing, credit card and insurance services to dealers and customers of Harley-Davidson.

EAGLEMARK, INC.

     Eaglemark, Inc. ("EAGLEMARK") is a Nevada corporation and is a wholly-owned subsidiary of Eaglemark Financial Services, Inc. Eaglemark began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson dealers from ITT Commercial Finance; subsequently, Eaglemark entered the retail consumer finance business. Eaglemark provides financing to Harley-Davidson customers for new and used motorcycles, as well as certain other recreational products such as single-engine aircraft and marine products. Harley-Davidson motorcycles are financed through Canadian Harley-Davidson dealers under the trade name "Deeley Credit." Eaglemark also finances extended service contracts on Harley-Davidson and Buell motorcycles. Eaglemark's financing, credit card and insurance programs are designed to work together as a package that appeals to the needs of Harley-Davidson's customers. The intent of such a package is to increase dealer and customer loyalty to Eaglemark while improving revenue and profits over time. Eaglemark's principal executive offices are located at 4150 Technology Way, Carson City, Nevada 89706 (telephone 702/886-3200). As of December 31, 1997, Eaglemark had total assets of $551.8 million, and stockholder's equity of $68.1 million.

                      EAGLEMARK CUSTOMER FUNDING CORPORATION-IV

     The Trust Depositor is a special purpose corporation incorporated in the State of Nevada in October 1996. All of the common stock of the Trust Depositor is owned by the Seller. All of the officers and directors of the Trust Depositor are employed by the Seller, except that at least two directors of the Trust Depositor are required to be independent of the Trust Depositor. The Trust Depositor's business is limited to purchasing the Contracts and related assets (and other similar retail motorcycle installment conditional sales contracts) from the Seller, acting as the general partner of the Trust and other similar trusts and performing the obligations described in the Agreement and the Transfer and Sale Agreement (as well as similar agreements entered into in connection with the formation of similar trusts).

                               DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the Indenture.

PAYMENTS OF INTEREST

     Interest on the outstanding principal amount of the Notes will accrue at the applicable interest rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 30 days each (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the fifteenth day of the month of the current Distribution Date.

      Interest payments on the Notes will be made from Available Monies. However, the following fees will be paid out of Available Monies before such funds are used to make interest payments on the Notes:

     - a monthly servicing fee to be paid to the Servicer which equals 1/12th of 1% of the principal balance of the Contracts as of the beginning of such Due Period and any accrued and unpaid monthly servicing fees;
     - any extension fees or late payment penalty fees paid by Obligors are payable to the Servicer; and
     -    all accrued and unpaid fees of the Indenture Trustee or Owner Trustee.

See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- DISTRIBUTIONS ON THE NOTES AND CERTIFICATES -- DEPOSITS TO THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS."

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders, to the extent described below, on each Distribution Date in an amount equal to the Note Percentage of the related Note Principal Distributable Amount, in each case calculated as described under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES --DISTRIBUTIONS ON THE NOTES AND CERTIFICATES -- DEPOSITS TO THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS." Principal payments on the Notes will be made from Available Monies after all of the Trust's fees and expenses have been paid, and after distribution of the Note Interest Distributable Amount. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- DISTRIBUTIONS ON THE NOTES AND CERTIFICATES -- DEPOSITS TO THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS."

     Principal payments on the Notes will be applied on each Distribution Date from the Note Distribution Account as follows: first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, but in no event later than March 2003 and second, to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, but in no event later than October 2004. However, the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the dates set forth in the prior sentence as a result of a variety of factors, including the factors described under "YIELD AND PREPAYMENT CONSIDERATIONS."

     To the extent that the Aggregate Principal Balance Decline is greater than the principal balance of the Class A-1 Notes on any Distribution Date, the Aggregate Principal Balance Decline will first be allocated to reduce the principal amount of the Class A-1 Notes to zero and will thereafter be allocated to the Class A-2 Notes.

OPTIONAL REDEMPTION

     In the event the aggregate outstanding principal balance of the Contracts owned by the Trust declines to less than 10% of the aggregate outstanding principal balance of the Contracts owned by the Trust as of the Closing Date and the Seller, through the Trust Depositor, has elected to purchase all of the Contracts owned by the Trust, the Class A-2 Notes will be subject to redemption in whole, but not in part, on any Distribution Date.
 The redemption price will equal the unpaid principal amount of the Class A-2 Notes plus accrued interest thereon at 5.43%. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- TERMINATION."

MANDATORY REDEMPTION FOLLOWING THE FUNDING PERIOD

     The Class A-1 Noteholders and Class A-2 Noteholders will be prepaid in part, without premium, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date. The aggregate principal amount of Class A-1 Notes and Class A-2 Notes to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account allocated pro rata;

PROVIDED, HOWEVER, in the event the amount on deposit in the Pre-Funding Account is less than $150,000 such amount shall be allocated solely to the Class A-1 Noteholders.

THE INDENTURE TRUSTEE

     Harris Trust and Savings Bank will be the Indenture Trustee. The Indenture Trustee is an Illinois banking corporation and its Corporate Trust Office is located at 311 West Monroe Street, Chicago, Illinois 60603.

     The Indenture Trustee will have the rights and duties set forth under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- THE TRUSTEES" AND "-- DUTIES OF THE TRUSTEES."

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Indenture will have occurred when:

     (i) interest on any class of Notes is not paid on the date it is due and payable and is not paid for five days or more after such date;
     (ii) principal of or any installment of principal on any Class of Notes is not paid on the date it is due and payable;
     (iii) the Trust fails to comply with or perform any of its covenants or agreements in the Indenture and such default continues for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of Notes evidencing at least 25% of the voting interest thereof, voting together as a single class;
     (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in a material respect as of the time made, and such default continues for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of Notes evidencing at least 25% of the voting interest thereof, voting together as a single class; and
     (iv) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust have occurred.

     Upon the occurrence and continuation of an Event of Default, the Notes shall become immediately due and payable at par, together with accrued interest therein unless holders of Notes evidencing not less than 662/3% of the voting interests thereof, voting together as a single class, waive such an Event of Default.

     No sale or liquidation of the property of the Trust may be made if the proceeds thereof are not sufficient to pay all outstanding principal of and accrued interest on the Notes, unless (a) holders of Notes evidencing 100% of the voting interests thereof, voting together as a single class, consent to such sale or liquidation, or (b)(1) the Indenture Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of principal of and interest on the Notes, (2) the Indenture Trustee provides prior written notice of such sale or liquidation to each Rating Agency and (3) holders of Notes evidencing not less than 662/3% of the voting interests thereof, voting together as a single class, consent to such sale or liquidation.

                           DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement. Copies of the Trust Agreement (without exhibits) may be obtained by holders of Certificates upon request in writing to the Owner Trustee at its Corporate Trust Office. The Certificates may not be purchased by pension trusts. See "ERISA CONSIDERATIONS" below.

DISTRIBUTIONS OF INTEREST

     Interest on the Certificate Balance will accrue at 7.10% from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 30 days each (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the fifteenth day of the month of the current Distribution Date. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such amount at 7.10%. Interest distributions with respect to the Certificates will be made from Available Interest after all of the Trust's fees and expenses have been paid and after the Note Distributable Amount has been distributed. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- DISTRIBUTION ON THE NOTES AND CERTIFICATES -- DEPOSITS TO THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS."

DISTRIBUTIONS OF PRINCIPAL

     No principal will be paid on the Certificates until the Distribution Date on which the principal balance of the Class A-1 and Class A-2 Notes has been reduced to zero. On such Distribution Date and thereafter, the Certificateholders will be entitled to distributions in an amount equal to Available Principal calculated as described under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- DISTRIBUTIONS ON THE NOTES AND CERTIFICATES -- DEPOSITS TO THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS" but not in excess of the outstanding principal balance
on the Certificates.   Distributions with respect to principal payments will
be made from Available Principal after all of the Trust's fees and expenses have been paid and after the Note Distributable Amount and the Certificate Interest Distributable Amount has been distributed. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- DISTRIBUTIONS ON THE NOTES AND CERTIFICATES --DEPOSITS TO THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS."

OPTIONAL PREPAYMENT

     In the event the aggregate outstanding principal balance of the Contracts owned by the Trust declines to less than 10% of the aggregate outstanding principal balance of the Contracts owned by the Trust as of the Closing Date and the Seller, through the Trust Depositor, has elected to purchase all of the Contracts owned by the Trust, the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date. The prepayment amount will equal the Certificate Balance plus accrued interest thereon at 7.10%. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- TERMINATION."

MANDATORY PREPAYMENT

     As more fully described under "THE NOTES -- EVENTS OF DEFAULT," upon the occurrence of an Event of Default, under certain circumstances the Noteholders have the right to cause the property of the Trust to be sold or liquidated in whole or in part. In the event of such liquidation or sale, the Certificates may suffer a loss if proceeds are insufficient to pay both the Notes and the principal and interest on the Certificates.

PAYING AGENTS

     Distributions of principal of and interest on the Certificates will be made by the Owner Trustee or any Paying Agent or Paying Agents as the Owner Trustee may designate from time to time. The Indenture Trustee will be designated as the initial Paying Agent with respect to the Certificates.

               CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES


FORM, EXCHANGE, REGISTRATION AND TITLE

     The Notes and Certificates will initially be registered in the name of Cede & Co. ("CEDE"), the nominee of The Depository Trust Company ("DTC"). Noteholders and Certificateholders may hold their Notes or Certificates in the United States through DTC, or, solely in the case of the Notes, in Europe, through CEDEL Bank, societe anonyme ("CEDEL") or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Notes and Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and Euroclear Participants (as defined below), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries
(collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "CLEARING CORPORATION" within the meaning of the New York Uniform Commercial Code, and a "CLEARING AGENCY" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European International clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Noteholders and Certificateholders who are not Participants but desire to purchase, sell or otherwise transfer, ownership of the Notes or Certificates may do so only through Participants (unless and until physical Notes or Certificates, as applicable are issued in registered form). In addition, Noteholders and Certificateholders will receive all distributions of principal of and interest on the Notes and Certificates from the Indenture Trustee or Owner Trustee (collectively, the "TRUSTEES"), as applicable, through DTC and Participants. Neither the Noteholders nor the Certificateholders receive or be entitled to receive physical securities representing their respective interests in the Notes or Certificates, except under the limited circumstances described below.

     Unless and until physical Notes and Certificates are issued in registered form, it is anticipated that the only Noteholders and Certificateholders will be Cede, as nominee of DTC. Beneficial owners of the Notes and Certificates will not be Securityholders as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Securityholders indirectly through Participants and DTC.

     While the Notes and Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and Certificates and is required to receive and transmit distributions of principal of, and interest on, the Notes and Certificates. Unless and until physical Notes and Certificates are issued in registered form, beneficial owners who are not Participants may transfer ownership of Notes and Certificates only through Participants by instructing such Participants to transfer the Securities only through Participants by instructing such Participants to transfer the Notes or Certificates by book-entry transfer through DTC for the account of the purchasers of such Notes or Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Notes and Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     Physical Notes or Certificates will be issued in registered form to Noteholders and Certificateholders, or their nominees, rather than to DTC, only if (i) DTC or the Company advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to such Notes or Certificates and the Company or such Trustee is unable to locate a qualified successor; (ii) the Company, at its sole option and with the consent of such Trustee, elects to terminate the book-entry system through DTC or (iii) in the case of the Notes, after the occurrence of any Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical securities being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance in registered form of physical Notes and Certificates, such securities will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the applicable Trustee with respect to transfers, notices and distributions.

     DTC has advised the Trust Depositor and the Trustee that, unless and until physical Notes and Certificates are issued in registered form, DTC will take any action permitted to be taken by a Noteholder under the Indenture or a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such securities are credited. DTC has advised the Seller that DTC will take such action with respect to any holders of the Notes and Certificates only at the direction of and on behalf of the Participants to whose DTC account such securities are credited. DTC may take actions, at the direction of the related Participants, with respect to some Notes and Certificates that conflict with actions taken with respect to other Notes and Certificates.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulations by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporation and certain other organizations and may include the underwriters of any class of the Notes or Certificates. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968, to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "EUROCLEAR COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
 The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes and Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Seller would seek an alternative depositary (if available) or cause the issuance of physical Notes and Certificates to Noteholders and Certificateholders or their nominees in the manner described above.

     Issuance of the Notes and Certificates in book-entry form rather than as physical securities may adversely affect the liquidity of the Notes and Certificates in the secondary market and the ability of holders of such securities to pledge them. In addition, since distributions on such securities will be made by the Trustees to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants, holders of such securities may experience delays in the receipt of such distributions.

CONVEYANCE OF CONTRACTS

     On the Closing Date, (i) the Seller will sell, transfer, assign, set over and otherwise convey the Initial Contracts and related assets to the Trust Depositor, (ii) the Trust Depositor will sell, transfer, assign, set over and otherwise convey to the Trust all right, title and interest in the Initial Contracts and related assets, and (iii) the Trust will pledge to the Indenture Trustee all right, title and interest in the Initial Contracts and related assets. The Initial Contracts will be described on a list delivered to each Trustee and certified by a duly authorized officer of the Trust Depositor. Such list will include the amount of monthly payments due on each Initial Contract as of the Initial Cutoff Date, the contractual rate of interest on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Securityholder at the principal office of the Servicer. Prior to the conveyance of the Initial Contracts to the Trust, the Servicer's compliance officer will have completed a review of all the documents that the Seller has customarily kept on file relating to the Contracts, including the certificates of title to, or other evidence of a perfected security interest in, the related motorcycles, and confirmed the accuracy of the list of Initial Contracts delivered to the Trustees. The Trust Depositor will deliver to the Trustees a report of a nationally recognized independent public accounting firm which states that such firm has performed specific procedures for a sample of the Initial Contracts supplied by the Seller. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Noteholders and Certificateholders will be required to be repurchased by the Seller, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Seller may deposit cash in the Collection Account in an amount sufficient to offset such discrepancy.

     In addition to the Initial Contracts, the Trust's assets will include the Trust's rights under the Agreement in respect of the Trust Depositor's obligation to purchase from the Seller, and concurrently convey to the Trust, Subsequent Contracts purchased as of the applicable Cutoff Date. Any conveyance of Subsequent Contracts will be subject to the satisfaction of the following conditions, among others (computed, where applicable, based on the characteristics of the Initial Contracts on the initial Cutoff Date and any Subsequent Contracts as of the related Cutoff Date): (i) each such Subsequent Contract satisfies the eligibility criteria specified in the Transfer and Sale Agreement and the related Subsequent Purchase Agreement executed thereunder; (ii) as of the applicable Cutoff Date, no Contract in the Trust, including the Subsequent Contracts that the Trust Depositor will be conveying as of such Cutoff Date, will have a scheduled maturity date later than March 2006; (iii) the Trust Depositor shall have executed and delivered in favor of the Trust a Subsequent Transfer Agreement (as defined in and executed under the Agreement) conveying such Subsequent Contracts to the Trust (including a schedule identifying such Subsequent Contracts); (iv) the Trust Depositor shall have delivered certain opinions of counsel to the Trustee, the Underwriters and the Rating Agencies with respect to the validity and other aspects of the conveyance of all such Subsequent Contracts and (v) the Rating Agencies shall have each notified the Trust Depositor and the Trustees in writing that, following the addition of such Subsequent Contracts, the Class A-1 Notes and Class A-2 Notes will be rated AAA by Standard & Poor's Rating Services and Aaa by Moody's Investors Service, Inc. and the Certificates will be rated at least BBB by Standard & Poor's Rating Services and Baa2 by Moody's Investors Service, Inc.

     The Agreement will designate the Servicer as custodian to maintain possession, as the Trustees' agent, of the Contracts and any other documents relating to the motorcycles securing such Contracts. To facilitate servicing and save administrative costs, the documents will not be segregated from other similar documents that are in the Servicer's possession. Uniform Commercial Code financing statements will be filed in Nevada and Illinois, reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller, the conveyance and assignment from the Trust Depositor to the Trust and the pledge from the Trust to the Indenture Trustee, and the Seller's, Trust Depositor's and Indenture Trustee's accounting records and computer systems will also reflect such conveyance and assignment and pledge. In addition, each Contract will be stamped to reflect their conveyance and assignment to the Trust and the pledge to the Indenture Trustee. However, if, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such conveyance and assignment, the Indenture Trustee's interest in the Contracts could be defeated. In addition, certificates of title with respect to the motorcycles securing such Contracts will not be amended to reflect the assignment of the Seller's security interest in such motorcycles to the Trust Depositor, the assignment of the Trust Depositor's security interest in such motorcycles to the Trust and the pledge of the Trust's security interest to the Indenture Trustee. In the absence of amendments to the certificates of title, the Indenture Trustee may not have a perfected security interest in the motorcycles securing the Contracts. See "RISK FACTORS -- RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED MOTORCYCLES" in the Prospectus.

     The Seller will make certain representations and warranties in the Transfer and Sale Agreement with respect to each Contract, including that (references to the Closing Date below being deemed, in respect of Subsequent Contracts, to refer to the date such Subsequent Contracts are transferred to the Trust Depositor):

     (a) as of the related Cutoff Date, the most recent scheduled payment was made or was not delinquent more than 30 days and, to the best of the Seller's knowledge, all payments on the Contract were made by the Obligor;
     (b) as of the Closing Date, no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the files customarily maintained by the Servicer for each Contract;
     (c) each Contract is a genuine, legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);
     (d) as of the Closing Date, no Contract is subject to any right of rescission, set-off, counterclaim or defense;
     (e) as of the Closing Date, each motorcycle securing a Contract is covered by certain insurance policies described under "--INDIVIDUAL MOTORCYCLE INSURANCE";
     (f) each Contract was originated by a Harley-Davidson motorcycle dealer in the ordinary course of such dealer's business (which dealer had all necessary licenses and permits to originate the Contracts in the state where such dealer was located), was fully and properly executed by the parties thereto and was sold by such dealer to the Seller without any fraud or misrepresentation on the part of such dealer;
     (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer, sale and assignment of the Contract pursuant to the Transfer and Sale Agreement or the Agreement or pursuant to transfers of Certificates unlawful, void or voidable;
     (h) each Contract and each sale of the related motorcycle complies with all requirements of any applicable federal, state or local law and regulations thereunder, including, without limitation, usury, truth in lending, motor vehicle installment loan and equal credit opportunity laws, with such compliance not being affected by the Trust Depositor's conveyance and assignment of the Contracts to the Trust, or the Trust's pledge of the Contracts to the Indenture Trustee, and the Seller will maintain in its possession, available for inspection by or delivery to the Trust Depositor and the Trustees, evidence of compliance with all such requirements;
     (i) as of the Closing Date no Contract has been satisfied, subordinated in whole or in part or rescinded and the motorcycle securing the Contract has not been released from the lien of the Contract in whole or in part;
     (j) each Contract creates a valid, subsisting and enforceable first priority security interest in favor of the Seller in the motorcycle securing such Contract; such security interest has been conveyed and assigned by the Seller to the Trust Depositor;
     (k) the original certificate of title, certificate of lien or other notification (the "LIEN CERTIFICATE") issued by the body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon (the "REGISTRAR OF TITLES") of the applicable state to a secured party which indicates the lien of the secured party on such motorcycles is recorded on the original certificate of title; and the original certificate of title for each such motorcycle shows, or if a new or replacement Lien Certificate is being applied for with respect to such motorcycle the Lien Certificate will be received within 180 days of the Closing Date and will show, the Seller as original secured party under each Contract and as the holder of a first priority security interest in such motorcycle (and with respect to each Contract for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related dealer that such Lien Certificate showing the Seller as lienholder has been applied for)
     (l) the Seller's security interest has been validly assigned by the Seller to the Trust Depositor in order that immediately after the sale, each Contract will be secured by an enforceable and perfected first priority security interest in the related motorcycle in favor of the Trust as secured party, which security interest is prior to all other liens upon and security interests in such motorcycle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor, materials or any state law enforcement agency affecting a motorcycle);
     (m)  all parties to each Contract had capacity to execute such Contract;
     (n) no Contract has been sold, conveyed and assigned or pledged to any other person other than the Trust Depositor, as transferee of the Seller and the Trust as transferee of the Trust Depositor and prior to the transfer of the Contract to the Trust Depositor, the Seller had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and as of the Closing Date, the Trust and the Owner Trustee will have a first priority perfected security interest therein;
     (o) as of the related Cutoff Date, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Seller has not waived any of the foregoing;
     (p) as of the Closing Date, there are, to the best of the Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting a motorcycle securing a Contract, which are or may be liens prior or equal to the lien of the Contract;
     (q) each Contract has a fixed rate of interest and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple interest basis over its term;
     (r) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;
     (s) the description of each Contract set forth in the list delivered to the Trustees is true and correct; and
     (t)  there is only one original of each Contract.

The Seller will also make certain representations and warranties with respect to the Contracts in the aggregate, including that:

     (a) the aggregate principal amount payable by the Obligors as of the initial Cutoff Date plus the initial deposit into the Pre-Funding Account as of the Closing Date equals the sum of the initial principal amount of the Notes and the initial Certificate Balance;
     (b) each Initial Contract has a contractual rate of interest of at least 8.50%;
     (c) all motorcycles securing the Contracts are Harley-Davidson or Buell motorcycles;
     (d) approximately 66.39% of the aggregate Principal Balance of the Initial Contracts is attributable to loans to purchase new motorcycles and approximately 33.61% of the aggregate principal balance of the Initial Contracts is attributable to loans to purchase used motorcycles;
     (e)  no Initial Contract has a remaining maturity of more than 84 months;
     (f) the first payment under each Initial Contract is due on or before January 1999; and
     (g) no adverse selection procedures were or will be employed in selecting the Contracts from the Seller's portfolio.

     Under the Transfer and Sale Agreement and Subsequent Purchase Agreement executed thereunder, the Seller will agree that in the event of a breach of any such representations and warranties made by the Seller that materially and adversely affects the Trustees' interest in any Contract the Seller will repurchase such Contract not later than two Business Days prior to the first Determination Date after the Seller becomes aware or receives written notice from the Trust Depositor, Owner Trustee, Indenture Trustee or Servicer of such breach unless such breach is cured. The repurchase price shall be an amount equal to (i) the remaining principal balance of such Contract plus (ii) accrued and unpaid interest at the annual rate of interest specified in the Contract through the end of the immediately preceding Due Period. Under the Agreement, the Trust Depositor will assign all of its right, title and interest in such representations and warranties (including the Seller's repurchase obligations) to the Owner Trustee. Under the Indenture, the Trust will pledge its right, title and interest in such representations and warranties to the Indenture Trustee. The Seller is selling the Contracts without recourse and, accordingly, will have no obligation with respect to the Contracts other than pursuant to such representations, warranties and repurchase obligations. The only remedy that you and the Trust have for a breach of the Seller's representations and warranties are the repurchase obligations of the Seller described above.

     Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trust and pledged to the Indenture Trustee as more fully set forth below.

THE ACCOUNTS

     THE COLLECTION ACCOUNT. Pursuant to the Agreement, the Indenture Trustee will establish an account referred to herein as the Collection Account. The Servicer will cause all collections made on or in respect of the Contracts during a Due Period to be deposited in or credited to the Collection Account. The Servicer is required to deposit, without deposit into any intervening account, into the Collection Account as promptly as possible, but in any case not later than the second Business Day following the receipt thereof, all amounts received on or in respect of the Contracts. The Servicer is required to use its best efforts to cause an Obligor to make all payments on the Contracts directly to one or more Lockbox Banks, acting as
agent for the Trust pursuant to a Lockbox Agreement.   Funds in the
Collection Account will be invested in Eligible Investments. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the Collection Account.

     THE PRE-FUNDING ACCOUNT.   Pursuant to the Agreement, the Indenture
Trustee will establish a trust account referred to herein as the Pre-Funding Account. During the Funding Period, the Pre-Funding Account will be maintained by the Indenture Trustee for your benefit to secure the Trust Depositor's obligations under the Agreement to purchase and transfer Subsequent Contracts to the Trust and the Trust's obligations under the Indenture to pledge Subsequent Contracts to the Indenture Trustee. On the Closing Date, the Trust Depositor will deposit $40,224,683.09 into the Pre-Funding Account. During the Funding Period, amounts on deposit in the Pre-Funding Account will be reduced by the amount thereof that the Trust Depositor uses to purchase Subsequent Contracts from the Seller and contemporaneously transfer to the Trust. The Trust Depositor expects that the Pre-Funded Amount will be reduced to less than $150,000 by the Distribution Date occurring in February 1999. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders (see "DESCRIPTION OF THE NOTES -- MANDATORY SPECIAL REDEMPTION").

     THE RESERVE FUND.   You will be afforded certain limited protection
against losses in respect of the Contracts by the establishment of an account, referred to herein as the Reserve Fund, in the name of the Indenture Trustee for your benefit. The Reserve Fund will be created with the an initial deposit by the Trust Depositor of $598,876.59 on the Closing Date. The funds in the Reserve Fund will thereafter be supplemented on each Distribution Date by the deposit of certain Excess Amounts and Subsequent Reserve Fund Amounts, until the amount in the Reserve Fund reaches the Specified Reserve Fund Balance. On each Distribution Date, funds will be withdrawn from the Reserve Fund, up to the Reserve Fund Available Amount, for distribution to you to cover any shortfalls in interest and principal required to be paid on the Notes and Certificates.

     In addition to the initial deposit of $598,876.59, the Trust Depositor will deposit $538,988.93, representing the initial Certificate Reserve Amount, into the Reserve Fund on the Closing Date. On each date on which

Subsequent Contracts are transferred by the Trust Depositor to the Trust, the Trust Depositor will deposit into the Reserve Fund a Subsequent Certificate Reserve Amount equal to 0.45% of the aggregate balance of the Subsequent Contracts conveyed to the Trust on such date. If funds in the Reserve Fund (other than the Certificate Reserve Amount) are applied in accordance with the preceding paragraph and are insufficient to distribute the interest or principal due on the Certificates, funds available from the Certificate Reserve Amount will be withdrawn from the Reserve Fund and applied solely to cover any shortfalls of interest on the Certificates on each Distribution Date and of interest and principal on the Certificates on September 2006.
The Certificate Reserve Amount will not be available to pay interest or principal on the Notes.

      On each Distribution Date, after giving effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be allocated and distributed to the Trust Depositor. Upon any such distributions to the Trust Depositor, you will have no further rights in, or claims to, such amounts.

     Funds on deposit in the Reserve Fund may be invested in Eligible Investments. Investment income on monies on deposit in the Reserve Fund will not be available for distribution to Securityholders after the Specified Reserve Fund Balance has been met and released to the Trust Depositor. Any loss on such investments will be charged to the Reserve Fund.

     CALCULATION OF SPECIFIED RESERVE FUND BALANCE. On the Closing Date, the Trust Depositor will deposit a total of $1,137,865.52 into the Reserve Fund. With respect to any Distribution Date, the Specified Reserve Fund Balance will equal the greater of (a) the sum of (i) 2.50% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (ii) the Certificate Reserve Amount; PROVIDED, HOWEVER, that if certain trigger events occur (as more specifically described in the Prospectus Supplement), the Specified Reserve Fund Balance will be equal to the sum of (i) 6.00% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and
(ii) the Certificate Reserve Amount and (b) the sum of (i) 1.00% of the aggregate of the Initial Class A-1 Note Balance, Initial Class A-2 Note Balance and Initial Certificate Balance and (ii) the Certificate Reserve Amount; PROVIDED, HOWEVER, in no event shall the Specified Reserve Fund Balance be greater than the aggregate outstanding principal balance of the Securities. As of any Distribution Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specified Reserve Fund Balance.

     A "RESERVE FUND TRIGGER EVENT" will have been deemed to occur with respect to any Distribution Date if (i) the Average Delinquency Ratio for such Distribution Date is equal to or greater than (a) 2.50% with respect to any Distribution Date which occurs within the period from the Closing Date to, and inclusive of, the first anniversary of the Closing Date, (b) 3.00% with respect to any Distribution Date which occurs within the period from the day after the first anniversary of the Closing Date to, and inclusive of, the second anniversary of the Closing Date, or (c) 3.50% for any Distribution Date which occurs within the period from the day after the second anniversary of the Closing Date to, and inclusive of, the third anniversary of the Closing Date or (d) 4.00% for any Distribution Date following the third anniversary of the Closing Date; (ii) the Average Loss Ratio for such Distribution Date is equal to or greater than (a) 2.75% with respect to any Distribution Date which occurs within the period from the Closing Date to, and inclusive of, the eighteen months following the Closing Date or (b) 3.25% with respect to any Distribution Date which occurs following the eighteen month period following the Closing Date; or (iii) the Cumulative Loss Ratio for such Distribution Date is equal to or greater than (a) 0.75% with respect to any Distribution Date which occurs within the period from the Closing Date to, and inclusive of, the first anniversary of the Closing Date, (b) 1.50% with respect to any Distribution Date which occurs within the period from the day after the first anniversary of the Closing Date to, and inclusive of, the second anniversary of the Closing Date, (c) 2.00% for any Distribution Date which occurs within the period from the day after the second anniversary of the Closing Date to, and inclusive of, the third anniversary of the Closing Date, or (d) 2.50% following the third anniversary of the Closing Date.

     A Reserve Fund Trigger Event will be deemed to have terminated with respect to a Distribution Date if no Reserve Fund Trigger Event shall exist with respect to three consecutive Distribution Dates (inclusive of the respective Distribution Date).

     The Servicer may, from time to time after the date of this Prospectus Supplement request each Rating Agency that rated any of the Notes and Certificates to, at the request of the Trust Depositor, approve a formula for determining the Specified Reserve Fund Balance that is different from the formula described above and would result in a decrease in the amount of the Specified Reserve Fund Balance or the Certificate Reserve Amount or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes and Certificates then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended to reflect such new calculation without the consent of any Securityholder.

     INTEREST RESERVE ACCOUNT.   The Trust Depositor will establish, and fund
with an initial deposit on the Closing Date, the Interest Reserve Account, for the purpose of providing additional funds for payment to the Trust of Carrying Charges to pay certain distributions on Distribution Dates occurring during (and on the first Distribution Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the Pre-Funded Account are to be deposited into the Interest Reserve Account and, pursuant to the Agreement, the Trust Depositor is obligated to pay to the Trust, on each Distribution Date described above, amounts in respect of Carrying Charges from such account.

     The Interest Reserve Account will be established to account for the fact that a portion of the proceeds obtained from the sale of the Notes will be initially deposited in the Pre-Funding Account rather than invested in Contracts, and the monthly investment earnings on amounts in the Pre-Funding Account (until such amounts have been used to purchase Subsequent Contracts) are expected to be less than the weighted average of the interest rates of the Class A-1 Notes, Class A-2 Notes and Certificates with respect to the corresponding portion of the principal balances of the Class A-1 Notes, Class A-2 Notes and Certificates, as well as the amount necessary to pay the Trustees' Fees. The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding Period, money in the Interest Reserve Account will be released to the Trust Depositor.

     THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT. The Indenture Trustee will establish and maintain with itself the Note Distribution Account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made. The Owner Trustee will establish the Certificate Distribution Account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made.

DETERMINATION OF OUTSTANDING PRINCIPAL BALANCES

     Prior to each Distribution Date, the Servicer will calculate a six-digit decimal factor which represent the unpaid principal amount of the Class A-1 Notes, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of the Class A-1 Notes. Prior to each Distribution Date, the Servicer will calculate a six-digit decimal factor which represents the unpaid principal amount of the Class A-2 Notes, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of the Class A-2 Notes. Similarly, prior to each Distribution Date, the Servicer will calculate a six-digit decimal factor which represents the remaining Certificate Balance, after giving effect to distributions to be made on such Distribution Date, as a fraction of the initial Certificate Balance. If the Servicer were to perform such calculations on the Closing Date, the resulting decimal factor for each of the Class A-1 Note, Class A-2 Notes and Certificates would be 1.000000. Thereafter, these decimal factors will decline in correspondence with reductions in the outstanding principal amount of the Class A-1 Notes or Class A-2 Notes, as applicable, or the Certificate Balance. Your portion of the aggregate outstanding principal amount of Class A-1 Notes or Class A-2 Notes will be the product of (i) the original denomination of the Class A-1 Notes or Class A-2 Notes you own and (ii) the decimal factor relating to the Class A-1 Notes or Class A-2 Notes, as applicable, at the time of determination (calculated as described above). Similarly, your portion of the aggregate outstanding Certificate Balance will be the product of (i) the original denomination of the Certificates you own and (ii) the decimal factor applicable to Certificates at the time of determination (calculated as described above).

     As a holder of Notes or Certificates, you will receive reports on or about each Distribution Date concerning payments received on the Contracts, the aggregate outstanding principal balance of the Contracts owned by the Trust, the decimal factors described above and various other items of information. In addition, Noteholders and Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- STATEMENTS TO HOLDERS."

DISTRIBUTIONS ON THE NOTES AND CERTIFICATES

     GENERAL. On the fourth Business Day of each month, a Determination Date, the Servicer will determine the following: (i) the amount of Available Monies with respect to the Distribution Date occurring in such month; (ii) the Note Interest Distributable Amount; (iii) the Note Principal Distributable Amount; (iv) the Certificate Interest Distributable Amount; (v) the Certificate Principal Distributable Amount; (vi) the Servicing Fee; and
(vii) the Trustees' Fees.

     DEPOSITS TO THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account as described below and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority:

          (i)    on or immediately following the last day of the Funding
     Period, the amount that remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such Distribution Date, pro rata, calculated on the then current principal balance of the Class A-1 and Class A-2 Notes; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than $150,000 such amount shall be allocated solely to the Class A-1 Noteholders;

          (ii) to the Servicer from Available Monies, reimbursement to the Servicer for advances it previously made to the Collection Account for accrued and unpaid interest on the Contracts which was delinquent with respect to the prior Due Period;

          (iii) to the Servicer from Available Monies, the Servicing Fee, including any unpaid Servicing Fee with respect to one or more prior Due Periods;

          (iv) to the Indenture Trustee and the Owner Trustee from Available Monies, any accrued and unpaid Indenture Trustee's Fees and Owner Trustee's Fees, respectively, with respect to one or more period Due Periods;

          (v)    to the Note Distribution Account from Available Monies, the
     Note Interest Distributable Amount to the holders of the Notes at their respective Interest Rates;

          (vi) to the Note Distribution Account from Available Monies, the Note Principal Distributable Amount to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, and second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero;

          (vii) to the Certificate Distribution Account from Available Interest, the Certificate Interest Distributable Amount to the holders of the Certificates; provided, however, in the event Available Interest is insufficient to make such payment, from such other monies as may be available to the Trust;

          (viii) to the Certificate Distribution Account from Available Principal, the Certificate Principal Distributable Amount to the holders of the Certificates; provided, however, in the event Available Principal is insufficient to make such payment, from such monies as may be available to the Trust; and

          (ix) in the event that the distributions described in clauses (i) through (viii) above have been funded exclusively from Available Monies, any remaining Available Monies ("EXCESS AMOUNTS") will be deposited into the Reserve Fund, until the amount on deposit therein equals the Specified Reserve Fund Balance, with any excess being distributed to the Trust Depositor.

     If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust will be distributed in the priority described above. See "THE NOTES -- EVENTS OF DEFAULT."

PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES

     GENERAL. Your rights to receive distributions with respect to the Contracts will be subordinated to the rights of the Servicer (to the extent that the Servicer has not been reimbursed for any of its outstanding advances for delinquent accrued and unpaid interest and has not been paid all Servicing Fees) and the Trustees and certain other entities (to the extent the Trustees and such other entities have not received all fees and expenses payable to them). In addition, your rights to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- DISTRIBUTIONS ON THE NOTES AND CERTIFICATES -- DEPOSITS TO THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS." Such priorities and subordination are intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal required to be paid to them, and to afford such Noteholders limited protection against losses in respect of the Contracts. In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the preferential right of the Noteholders to receive, to the extent described herein, current distributions with respect to the Contracts and by the establishment of the
Reserve Fund.   If, on any Distribution Date, the Certificate Principal
Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Contracts, the protection afforded to the Noteholders by the subordination of the Certificates and by the Reserve Fund will be exhausted and the Noteholders will bear directly the risks associated with ownership of the Contracts.

     Neither the Noteholders, Certificateholders, the Indenture Trustee, the Owner Trustee, the Seller nor the Trust Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders and Certificateholders.

PAYMENTS FROM THE RESERVE FUND

     Amounts held from time to time in the Reserve Fund will be held for your benefit. On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the Note Distribution Account, the Noteholders will be entitled to receive such deficiency (including amounts necessary to reduce the outstanding principal balance of a given class of Notes to zero on the final Distribution Date for such class of Notes), from amounts on deposit in the Reserve Fund; such amounts will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal on each Distribution Date on which the Certificate Distributable Amount exceeds the amount then on deposit in the Certificate Distribution Account, the Certificateholders will be entitled to receive such deficiency (including amounts necessary to reduce the balance of the Certificates to zero on the final Distribution Date for the Certificates) from amounts on deposit in the Reserve Fund; such amounts will be deposited in the Certificate Distribution Account.

STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

     On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to each Noteholder and to the Owner Trustee a statement to be delivered to each Certificateholder on such Distribution Date, setting forth with respect to the related Distribution Date or Due Period, as applicable, among other things, the following information:

          (i) the amount of the Certificateholder's distribution allocable to principal and the amount of the Noteholder's principal distribution;

          (ii) the amount of the Certificateholder's distribution allocable to interest and the amount of the Noteholder's interest distribution;

          (iii) the amount of fees payable out of the Trust, separately identifying the Servicing Fee, and the Trustees' Fees;

          (iv) the amount of any Note Interest Carryover Shortfall, Note Principal Carryover Shortfall, Certificate Interest Carryover Shortfall and Certificate Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (v) the six-digit decimal factors which represent the unpaid principal amount of each of the Class A-1 Notes, Class A-2 Notes and Certificates, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of the Class A-1 Notes, Class A-2 Notes and Certificates, respectively (see "DETERMINATION OF OUTSTANDING PRINCIPAL BALANCES");

          (vi) the amount of the distributions described in (i) or (ii) above payable pursuant to a claim on the Reserve Fund or from any other source not constituting Available Monies and the amount remaining in the Reserve Fund after giving effect to all deposits and withdrawals from the Reserve Fund on such date;

          (vii) for the Distribution Date following the end of the Funding Period, the amount of the Notes to be redeemed with funds remaining in the Pre-Funding Account, to the extent that funds remain in the Pre-Funding Account after giving effect to any purchases of Subsequent Contracts on such Distribution Date;

          (viii) for each Distribution Date during the Funding Period, the remaining amounts in the Pre-Funding Account;

          (ix) for each Distribution Date during the Funding Period to and including the Distribution Date immediately following the end of the Funding Period, the Principal Balance and number of Subsequent Contracts conveyed to the Trust during the related Due Period;

          (x) the remaining Principal Balance after giving effect to the distribution of principal (and any redemption of the Notes described in (vii), if any) to each class of Notes and the Certificates to be made on such Distribution Date;

          (xi) the number and aggregate principal balance of Contracts delinquent, 31-59 days, 60-89 days and 90 or more days, computed as of the end of the related Due Period;

          (xii) the number and aggregate Principal Balance of Contracts that became Liquidated Contracts during the immediately preceding Due Period, the amount of liquidation proceeds for such Due Period, the amount of liquidation expenses being deducted from liquidation proceeds for such Due Period, the Net Liquidation Proceeds and the Net Liquidation Losses for such Due Period;

          (xiii) the Loss Ratio, the Average Loss Ratio, the Cumulative Loss Ratio, the Delinquency Ratio and the Average Delinquency Ratio as of such Distribution Date;

          (xiv) the number of Contracts and the aggregate Principal Balance of such Contracts, as of the first day of the Due Period relating to such Distribution Date (after giving effect to payments received during such Due Period and to any transfers of Subsequent Contract to the Trust occurring on or prior to such Distribution Date);

          (xv) the aggregate Principal Balance and number of Contracts that were repurchased by the Seller pursuant to the Agreement with respect to the related Due Period, identifying such Contracts and the repurchase price for such Contracts; and

          (xvi) such other customary factual information as is available to the Servicer as the Servicer deems necessary and can reasonably obtain from its existing data base to enable Noteholders and Certificateholders to prepare their tax returns.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (iv) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note or the initial Certificate Balance of a
Certificate, as the case may be.   In addition, within the prescribed period
of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Indenture Trustee and the Owner Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder or a Certificateholder, as the case may be, a statement containing the sum of the amounts described in clauses (i), (ii), (iii) and
(iv) above for the purposes of such holder's preparation of federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES."

VOTING INTERESTS

     The "VOTING INTERESTS" of the (i) each class of Notes will be allocated among the Noteholders, in accordance with the unpaid principal amount of the Notes of such class and (ii) Certificates will be allocated among the Certificateholders, in accordance with the Certificate Balance represented thereby; except that in certain circumstances any Notes and Certificates held by the Trust Depositor or the Seller, or any of their respective affiliates shall be excluded from such determination.

AMENDMENT

     AMENDMENT OF THE AGREEMENT. The Agreement may be amended, without your consent, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, to add or provide for any credit enhancement for any class of Notes and Certificates or to permit certain changes with respect to the amount required to be maintained on deposit in the Reserve Fund; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interest of any Noteholder or Certificateholders, and provided further, that in the case of a change with respect to the amount required to be maintained on deposit in or pursuant to the Reserve Fund, the Trustee receives a letter from each Rating Agency that rated any of the Notes and Certificates to the effect that its then-current rating on each class of Notes and Certificates will not be qualified, reduced or withdrawn due to such amendment and the Servicer shall provide the Rating Agencies notice of such amendment.

     The Agreement may also be amended from time to time with the consent of the holders of Notes and Certificates evidencing not less than 66 2/3% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of a class of Noteholders or Certificateholders; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the Notes and Certificates, or the Specified Reserve Fund Balance or the manner in which the Reserve Fund is funded, or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any class of Notes and Certificates are required to consent to any such amendment, without the consent of the holders of all of the relevant classes of Notes and Certificates.

     AMENDMENT OF THE TRUST AGREEMENT. The Trust Agreement may be amended without your consent to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising under such agreement which are not inconsistent with the provisions thereof; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any such Noteholder or Certificateholder.

     The Trust Agreement may also be amended from time to time with the consent of the Noteholders and Certificateholders evidencing not less than 66 2/3% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders or Certificateholders, provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the Notes and Certificates or the interest rate of the Notes and Certificates or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any class of Notes and Certificates are required to consent to any such amendment, without the consent of the holders of all of the relevant class of Notes and Certificates.

     AMENDMENT OF THE INDENTURE. The Trust and the Indenture Trustee (on behalf of such Trust) may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes:

     (i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture;
     (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;
     (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or powers conferred upon the Trust;
     (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;
     (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Agreement or certain other agreements; provided, that any action specified in clause (v) shall not adversely affect the interests of any Noteholder;
     (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one Indenture Trustee;
     (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and
     (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder's consent is otherwise obtained as described below.

     Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may:

     (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the Interest Rate thereon (or the method by which such interest or principal is calculated) or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;
     (ii) impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment;
     (iii) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;
     (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on such Notes, the Trust Depositor, or any of their respective affiliates;
     (v) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;
     (vi) decrease the percentage of the aggregate of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend such Indenture or certain other related agreements; or
     (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

LIST OF NOTEHOLDERS AND CERTIFICATEHOLDERS

     Upon the written request of the Servicer, the Owner Trustee will provide to the Servicer within 15 days after receipt of such request, a list of the names and addresses of all Certificateholders. In addition, three or more holders of Certificates or holders of Certificates evidencing not less than 25% of the voting interests of the Certificates, upon compliance by such Certificateholders with certain provisions of the Trust Agreement, may request that the Owner Trustee afford such Certificateholders access during business hours to the current list of Certificateholders of purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement.

     Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

     Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Noteholders or Certificateholders.

TERMINATION

     The obligations of the Servicer, the Trust Depositor, the Owner Trustee and Indenture Trustee with respect to you pursuant to the Trust Agreement, Agreement or Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, or (ii) the payment to all Noteholders and Certificateholders of all amounts required to be paid to them pursuant to the Indenture and the Trust Agreement;
PROVIDED, HOWEVER, in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the Closing Date (each a "TERMINATION EVENT"). The Seller's representations, warranties and indemnities will survive any termination of the Agreement. Upon termination, amounts in the Collection Account, if any, will be paid to the Trust Depositor.

     The Owner Trustee and Indenture Trustee will give written notice of termination to each Noteholder and Certificateholder of record. The final distribution to you will be made only upon surrender and cancellation of your Notes and Certificates at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust, after such Trustee has taken certain measures to locate you and such measures have failed, will be distributed to a charity designated by the Servicer.

PAYMENT IN FULL OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Agreement, except as otherwise provided therein.

THE TRUSTEES

     A Trustee may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator (as defined herein) may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as trustee under the Trust Agreement or Indenture, as the case may be. In such event, the Administrator will be obligated to appoint a successor Owner Trustee or Indenture Trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     Each Trustee and any of its affiliates may hold Notes and Certificates in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Administrator and the Owner Trustee or Indenture Trustee acting jointly (or in some instances, the Owner Trustee and Indenture Trustee acting without the Administrator) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon such Trustee by the Indenture, the Agreement or Trust Agreement will be conferred or imposed upon such Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of such Trustee.

      The Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Trust Depositor for, and will be held harmless against, any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in such agreement). The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the Administrator for any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEES

     The Trustees will not make any representations as to the validity or sufficiency of the Trust Agreement or the Indenture, the Notes and Certificates issued pursuant thereto (other than the execution and authentication thereof) or of any Contracts or related documents. The Trustees will not be accountable for the use or application by the Trust Depositor or the Servicer of any funds paid to the Trust Depositor or the Servicer in respect of such Notes and Certificates or the related Contracts or the investment of any monies by the Servicer before such monies are deposited into the Collection Account. The Trustees will not independently verify the existence or characteristics of the Contracts. If no Event of Default or Termination Event (as defined in "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- TERMINATION") has occurred and is continuing, the Trustees will be required to perform only those duties specifically required of it under the Indenture, the Trust Agreement or the Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. The Trustees will not be charged with knowledge of a failure by the Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Termination Event unless the Owner Trustee or Indenture Trustee obtains actual knowledge of such failure as specified in such agreements.

     Neither the Indenture Trustee nor the Owner Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, the Trust Agreement or the Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of Noteholders or Certificateholders, unless such Noteholders or Certificateholders have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder or Certificateholders will have any right under any such agreement to institute any proceeding with respect to such agreement, unless such holder previously has given to such Trustee written notice of default and (i) the default arises from the Servicer's failure to remit payments when due or (ii) the holders of Notes and Certificates evidencing not less than 25% of the voting interests of all of the related Notes and Certificates, voting together as a single class, have made written request upon such Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity and such Trustee for 60 days has neglected or refused to institute any such proceedings.

TRUST DEPOSITOR LIABILITY

     The Trust Agreement will require the Trust Depositor to agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or Certificateholder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which Trust Depositor was a general partner.

ADMINISTRATION AGREEMENT

     Eaglemark, in its capacity as administrator (in such capacity, the "ADMINISTRATOR"), will enter into an agreement (the "ADMINISTRATION AGREEMENT") with the Trust, the Trust Depositor and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. The Administrator in the Administration Agreement agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the trust, filing tax returns for the trust, and delivering tax related reports to each Securityholder (except the Owner Trustee shall retain responsibility for distributing the Schedule K-1s). As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid by the Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer will manage, administer, service and make collections on the Contracts exercising the degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer and in any event with no less degree of skill and care than would be exercised by a prudent servicer of motorcycle conditional sales contracts.

     The Servicer may, consistent with its customary servicing procedures, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that:

     (i)    the extension period is limited to 45 days;
     (ii) the Obligor has not received an extension during the previous twelve-month period;
     (iii) the evidence supports the Obligor's willingness and capability to resume monthly payments;
     (iv) such extension is consistent with the Servicer's customary servicing procedures and with the Agreement;
     (v) such extension does not extend the maturity date of the Contract beyond the last maturity date of any of the Contracts as of the initial Cutoff Date (or as of the last Cutoff Date, if any); and
     (vi) the aggregate Principal Balances of Contracts which have had extensions granted does not exceed more than 3.00% of the aggregate of the principal amount of the Notes and the Certificate Balance.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be entitled to receive a monthly servicing fee for each Due Period (to be paid on the related Distribution Date) equal to 1/12th of 1% of the Principal Balance of the Contracts as of the beginning of such Due Period. Along with the monthly servicing fee, and included as part of the "SERVICING FEE" as defined in the Agreement, the Servicer will be entitled to receive late payment penalty fees and extension fee paid by Obligors during the related Due Period as additional compensation. Such Servicing Fee is payable prior to the payment of principal and interest on the Notes and Certificates. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- DISTRIBUTIONS ON THE NOTES AND CERTIFICATES" above.

     The Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

     Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Noteholders and Certificateholders and providing related data processing and reporting services for Noteholders and Certificateholders and on behalf of the Trustees. Expenses incurred in connection with servicing of the Contracts and paid by the Servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts, and payment of expenses incurred in connection with distributions and reports to Noteholders and Certificateholders.

INDIVIDUAL MOTORCYCLE INSURANCE

     The terms of each Contract require that for the life of the Contract, each motorcycle is covered by a collision and comprehensive or equivalent insurance policy which covers physical damage risks, provides limited insurance coverage for damage to the motorcycle and names the Seller as a loss payee. The amount of insurance coverage is limited to the value of the motorcycle. In the Transfer and Sale Agreement, the Seller has warranted that each motorcycle securing the Contracts are covered by physical damage insurance (i) in an amount not less than the value of the motorcycle at the time the related Contract was originated and (ii) that all premiums due on such insurance have been paid in full from the date of the Contract's origination. Pursuant to Contract terms, the Servicer may "FORCE PLACE" collision and comprehensive insurance with respect to the related motorcycle in those situations in which the Obligor has not maintained the required insurance. Currently, the Servicer utilizes Recreational Products Insurance Division, a division of Universal Underwriters Insurance Company, to "FORCE PLACE" comprehensive and collision insurance in 31 states in which Obligors reside. As conveyee and assignee of the Contracts, the Trust will be entitled to the benefits of such insurance. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- CONVEYANCE OF CONTRACTS." Following repossession of a motorcycle by the Servicer, the Servicer does not maintain such insurance. In the event the Servicer repossesses a motorcycle on behalf of the Trust, the Servicer will act as self-insurer for any damage to such motorcycle until it is resold.

EVIDENCE AS TO COMPLIANCE

     Pursuant to the Agreement, on or before March 31 of each year, beginning on March 31, 1999, the Servicer will deliver to the Trustees and the Rating Agencies a report of a nationally recognized accounting firm, with respect to the twelve months ended the immediately preceding December 31, a statement addressed to the Board of Directors of the Servicer, and to the Trustees to the effect that such firm has audited the consolidated financial statements of Eaglemark Financial Services, Inc. and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included an examination of documents and records relating to the servicing of substantially similar motorcycle conditional sales contracts under substantially similar pooling and servicing agreements (such substantially similar statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including the Agreement); (3) included an examination of the delinquency and loss statistics relating to the portfolio of motorcycle conditional sales contracts of Eaglemark Financial Services, Inc. and its subsidiaries; and (4) except as described in the statement, disclosed no exceptions or errors in the records relating to motorcycle loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. Such statement will further state that (1) a review in accordance with agreed upon procedures was made of one randomly selected Monthly Report and (2) except as disclosed in the Accountant's Report, no exceptions or errors in the Monthly Report so examined were found.

     The Agreement provides that the Servicer shall furnish to the Trustees and the Rating Agencies such underlying data as each may reasonably request.

EVENTS OF TERMINATION

     An Event of Termination under the Agreement will occur if (a) either the Servicer or the Seller fails to make any payment or deposit required under the Notes and Certificates, the Agreement or the Transfer and Sale Agreement and such failure continues for four Business Days after the date on which such payment or deposit was due; (b) either the Servicer or the Seller fails to observe or perform in any material respect any covenant or agreement in the Notes, Certificates, the Agreement or the Transfer and Sale Agreement which continues unremedied for thirty days after the date on which such failure commences; (c) either the Servicer or the Seller assigns its duties or rights under the Agreement or the Transfer and Sale Agreement, except as specifically permitted under the Agreement or the Transfer and Sale Agreement, or attempts to make such an assignment; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer or Trust Depositor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Servicer, or Trust Depositor, or for any substantial liquidation of their respective affairs; (e) the Servicer or Trust Depositor commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or Trust Depositor or for any substantial part of its property or shall have made any general assignment for the benefit of creditors, or fails to, or admits in writing its inability to, pay debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the failure of the Servicer to deliver the Monthly Report pursuant to the terms of the Agreement and such failure remains uncured for five business days after the date on which such failure commences; or (g) any representation, warranty or statement of the Servicer made in the Agreement or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer or the Trust Depositor by the Trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured. The Servicer will be required under the Agreement to give the Trustees, the Rating Agencies, the Noteholders and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such Event.

RIGHTS UPON AN EVENT OF TERMINATION

     If an Event of Termination has occurred and is continuing, the Noteholders evidencing more than 50% of the voting interests of the Notes or, if all the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the holders of Certificates evidencing more than 50% of the voting interests of the Certificates, may terminate all of the Servicer's management, administrative, servicing, custodian and collection functions under the Agreement. Upon such termination, the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; PROVIDED, HOWEVER, that the Indenture Trustee will not assume any obligation of the Seller to repurchase Contracts for breach of representations and warranties, and the Indenture Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Seller's obligation to repurchase certain Contracts for breaches of representations and warranties under the Agreement. In the event that the Indenture Trustee in so acting would be in violation of legal requirements with a resulting material adverse effect upon it, it may resign such role and if a successor has not been appointed within 60 days, it may petition a court of competent jurisdiction for its removal.

     Following an Event of Termination, the Indenture Trustee shall terminate the Lockbox Agreement and direct all Obligors under the Contracts to make all payments under the Contracts to the Indenture Trustee, or to a lockbox established by the Indenture Trustee.

ADVANCES

     The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period, but only to the extent that the Servicer believes that the amount of such advance will be recoverable from collections on the Contracts. The Servicer will deposit any advances in the Collection Account no later than the Determination Date. The Servicer will be entitled to recoup such advances on a Contract by means of a first priority withdrawal from Available Monies on any Distribution Date.

               SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS;
                               REPURCHASE OBLIGATIONS

GENERAL

     As a result of the Seller's conveyance and assignment of the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement, the Trust Depositor's conveyance and assignment of the Contracts to the Trust pursuant to the Agreement, the Trust's pledge to the Indenture Trustee pursuant to the Indenture, the Noteholders and the Certificateholders, through the Indenture Trustee, will succeed collectively to all of the rights under such Contracts (including the right to receive payment on the Contracts) on or after the related Cutoff Date. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related motorcycle to secure repayment of such loan. Certain aspects of both features of the Contracts are more fully described below.

     The Contracts are "CHATTEL PAPER" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the related motorcycles were initially registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. The Seller and the Trust Depositor will make an appropriate filing of UCC-1 financing statements in Nevada and Illinois to give notice of the Indenture Trustee's security interest in the Contracts, and the Contracts held by the Servicer as custodian will be stamped to reflect their conveyance and assignment from the Seller to the Trust Depositor and the Trust Depositor to the Trust and their pledge from the Trust to the Indenture Trustee. However, if a subsequent purchaser were able to take physical possession of any Contracts without notice of such conveyance and assignment, the Trust's interest in those Contracts could be defeated. See "DESCRIPTION OF THE CERTIFICATES--CONVEYANCE OF CONTRACTS" above.

SECURITY INTERESTS IN THE MOTORCYCLES

     The motorcycles securing the Contracts are located in 50 states, the District of Columbia and the U.S. Territories. Security interests in such motorcycles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The Seller's practice is to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any motorcycle securing a Contract is registered. In the event either the Trust Depositor fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law, the Seller may not have a first priority security interest in the motorcycle securing a Contract. In such event, the only recourse of the Trust would be against the Seller pursuant to its repurchase obligation. See "SECURITY INTEREST AND OTHER ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS--REPURCHASE OBLIGATIONS" below. However, the Seller believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to all of the motorcycles securing Contracts.

     The Seller will convey and assign its security interest in the motorcycles to the Trust Depositor pursuant to the Transfer and Sale Agreement, the Trust Depositor will convey and assign its security interest in such motorcycles to the Trust pursuant to the Agreement and the Trust will pledge its security interest in such motorcycles to the Indenture Trustee pursuant to the Indenture. However, because of the administrative burden and expense, neither the Seller, the Trust Depositor, the Owner Trustee nor the Indenture Trustee will amend the certificates of title to identify the Indenture Trustee as the new secured party and, accordingly, the Seller will continue to be named as the secured party on the certificates of title relating to the motorcycles. See generally "RISK FACTORS -- RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED MOTORCYCLES" in the Prospectus. The Seller, as Servicer, will continue to hold any certificates of title relating to the motorcycles in its possession as custodian and agent for the Trust pursuant to the Agreement.

     In the event that the owner of a motorcycle moves to a state other than the state in which such motorcycle initially is registered, under the laws of most states the perfected security interest in the motorcycle would continue for four months after such relocation and thereafter until the owner re-registers the motorcycle in such state. A majority of states generally require surrender of a certificate of title to re-register a motorcycle; accordingly, the Servicer must surrender possession if it holds the certificate of title to such motorcycle or, in the case of motorcycles registered in states which provide for notation of lien, the Seller would receive notice of surrender if the security interest in the motorcycle is noted on the certificate of title. Accordingly, the Servicer would have the opportunity to re-perfect its security interest in the motorcycle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of Contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor or the Obligor's insurance carrier as to relocation. Similarly, when an Obligor sells a motorcycle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at its expense, as are necessary to maintain perfection of security interests in the motorcycles securing the Contracts.

     Under the laws of most states, liens for repairs performed on a motorcycle take priority even over a perfected security interest. The Seller will represent in the Transfer and Sale Agreement that as of the sale date of the Contracts, it has no knowledge of any such liens with respect to any motorcycle securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trust, to the Noteholders or Certificateholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MOTORCYCLES

     The Servicer on behalf of the Trust may take action to enforce the Trust's security interest with respect to defaulted Contracts by repossession and resale of the Motorcycles securing such defaulted Contracts. Under the laws applicable in most states, a creditor can repossess a motorcycle securing a contract by voluntary surrender, by "SELF-HELP" repossession that is "PEACEFUL" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Motorcycle, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

OTHER MATTERS

     The so-called "HOLDER-IN-DUE-COURSE" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders' assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller. Liability under this rule, which would be applicable to the Trust, is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract. See generally "RISK FACTORS --ADDITIONAL LEGAL LIMITS ON THE APPLICABLE TRUSTEE'S ABILITY TO REALIZE ON ITS SECURITY INTEREST IN THE MOTORCYCLES; CONSUMER PROTECTION LAWS" in the Prospectus.

REPURCHASE OBLIGATIONS

     Under the Transfer and Sale Agreement, the Seller will make warranties relating to validity, subsistence, perfection and priority of the security interest in each motorcycle securing a Contract. Accordingly, if any defect exists in the perfection of the security interest in any such motorcycle and such defect materially adversely affects a Contract, such defect would constitute a breach of a representation and warranty under the Transfer and Sale Agreement and would create an obligation of the Trust Depositor to repurchase such Contract from the Trust unless the breach is cured. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES--CONVEYANCE OF CONTRACTS" above.

     In addition, the Seller will also warrant under the Transfer and Sale Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Transfer and Sale Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES--CONVEYANCE OF CONTRACTS" above.

                           FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general and brief discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. For a full description of the material federal income tax consequences of the ownership of Notes and Certificates in the Owner Trust, see the Prospectus, "FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS." Any material variations from the discussion in the Prospectus, "FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS" will be specified below.

     The discussion herein is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust and instruments issued by that trust with terms similar to those of the Trust, and the Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions set forth in the following summary, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Notes and the Certificates.

     This discussion and the more detailed discussion set forth in the Prospectus, "FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS," do not purport to deal with all aspects of federal income taxation that may be relevant to all holders of Notes and Certificates in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations and persons who hold the Notes or Certificates as part of a straddle, hedging or conversion transaction). This information is generally directed to prospective purchasers who purchase Notes or Certificates at the time of original issue, who are citizens or residents of the United States, and who hold the Notes or Certificates as "CAPITAL ASSETS" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES.

TAX CHARACTERIZATION OF THE TRUST AND THE NOTES

     Winston & Strawn, as federal tax counsel ("FEDERAL TAX COUNSEL") to the Trust Depositor, has delivered an opinion to the Trust Depositor that for U.S. federal income tax purposes (i) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and
(ii) the Notes will be treated as indebtedness of the Trust. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, including, without limitation, that the Trust Depositor, each Certificateholder, and each Noteholder will agree to treat the Certificates as equity interests in a partnership and the Notes as debt of such partnership and that the Certificateholders will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure that the Trust is a partnership under Treasury Regulations sections 301.7701-2 and 301.7701-3. The Owner Trustee on behalf of the Trust will file IRS Form 8832 making for the Trust a protective election to be treated as a partnership for federal income tax purposes. The opinion is also based on Federal Tax Counsel's conclusions that (i) the Trust will constitute a business entity that has two or more members within the meaning of those regulations; (ii) the nature of the Trust's income will exempt it from the rule that certain publicly traded partnerships are taxable as corporations, and (iii) the Trust, if a corporation, would not constitute a regulated investment company under Code Section 851. An opinion of counsel is not binding on a court or the IRS and there can be no assurance that the IRS or a court will agree with Federal Tax Counsel's opinion.

GENERAL TAX TREATMENT OF A HOLDER OF A NOTE

     Unless the Notes are treated as having original issue discount, a holder of a Note will generally be taxable on the interest received or accrued with respect to the Note under the holder's general system of tax accounting. On a sale of a Note, a holder will generally recognize gain or loss on the difference between the amount realized and the holder's basis in the Note. Such gain or loss generally will be capital gain or loss. Withholding tax may be imposed on payments received with respect to the Notes unless certain IRS forms are provided to the Owner Trustee or the holder is eligible for an exemption from such withholding. For a complete discussion of these withholding rules and the other federal income tax consequences to a holder of the Notes, see the Prospectus, "FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS."

GENERAL TAX TREATMENT OF A HOLDER OF A CERTIFICATE

     A holder of a Certificate, as a partner in a partnership, will be treated as receiving such holder's allocable share of the Trust's income, gain, loss, or deductions in accordance with the terms of the Trust Agreement, the Code, and the Regulations promulgated thereunder. The holder will generally recognize gain or loss on the sale of a Certificate equal to the difference between the amount realized and the holder's basis in its partnership interest that is allocated to the Certificate. Withholding taxes may also be imposed with respect to payments on the Certificates unless certain IRS forms are provided to the Owner Trustee or the holder is eligible for an exemption from such withholding. For a complete discussion of these withholding tax rules and the other federal income tax consequences to a holder of a Certificate, see the Prospectus, "FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS."

                                 ERISA CONSIDERATIONS

THE NOTES

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA PLANS") and prohibits certain transactions between ERISA Plans and persons who are "PARTIES IN INTEREST" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("CODE PLANS," and together with ERISA Plans, "PLANS") and persons who are "DISQUALIFIED PERSONS" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

PROHIBITED TRANSACTIONS

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "PLAN ASSETS" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Trust Depositor, the Underwriters, the Servicer, the Indenture Trustee or the Owner Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Notes by, on behalf of or with "PLAN ASSETS" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     The Notes may not be purchased with the assets of a Plan if the Trust Depositor, the Underwriters, the Servicer, the Indenture Trustee, or the Owner Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan or (c) is an employer of employees covered under the Plan, unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "IN-HOUSE ASSET MANAGER;" PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "QUALIFIED PROFESSIONAL ASSET MANAGER." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

     Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.

THE CERTIFICATES

     The Certificates may not be acquired by a Plan. By its acceptance of a Certificate or a beneficial interest therein, each Certificateholder or Certificate Owner will be deemed to have represented and warranted that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in
Section 4975(e)(1) of the Code (other than a governmental plan described in Section 4975(g)(2) of the Code) or (iii) any entity whose underlying assets include assets of such a plan by reason of the plan's investment in the entity or which uses assets of such a plan to acquire Certificates.

                                     UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement dated November 17, 1998, among the Seller, the Trust Depositor and the underwriters named below (the "UNDERWRITING AGREEMENT"), the Seller has agreed to cause the Trust to sell to each of the underwriters named below, and the underwriters have severally agreed to purchase, the principal amount of the Notes and Certificates set forth opposite its name below.


                            Principal Amount of       Principal Amount of       Principal Amount of
 Underwriters               Class A-1 Notes           Class A-2 Notes           Certificates
 Salomon Smith Barney Inc.     $ 52,500,000               $22,700,000              $4,800,000

 Chase Securities Inc.           52,500,000                22,700,000               4,800,000
                               ------------               -----------              ----------
 Total                         $105,000,000               $45,400,000              $9,600,000
                               ------------               -----------              ----------
                               ------------               -----------              ----------

     The Seller has been advised by the underwriters that they propose initially to offer the Notes and Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of 0.120% per Class A-1 Note, 0.170% per Class A-2 Note and 0.325% per Certificate. The underwriters may allow and such dealers may reallow a concession not in excess of 0.090% per Class A-1 Note, 0.120% per Class A-2 Note and 0.240% per Certificate to certain other dealers.
After the initial public offering of the Notes and Certificates, the public offering price and such concessions may be changed.

     Until the distribution of the Notes and Certificates is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes and Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Notes and Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes and Certificates.

     There is currently no secondary market for the Notes or Certificates and you should not assume that one will develop. The underwriters currently expect, but are not obligated to make a market in the Notes and Certificates. You should not assume that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     Certain persons participating in this offering may engage in transactions that affect the price of the Notes and Certificates. Such transactions may include the purchase of Notes and/or Certificates to cover syndicate short positions. If the underwriters create a short position in the Notes and Certificates in connection with the offering, I.E., if it sells more Notes and Certificates than are set forth on the cover page of this Prospectus Supplement, the underwriters may reduce that short position by purchasing Notes and Certificates in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Seller nor the underwriters make any representations or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the Notes and Certificates. In addition, neither the Seller nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The underwriters have represented and agreed that:

     (i) they have not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Notes and Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Notes and Certificates Regulation 1995;

     (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes and Certificates in, from or otherwise involving the United Kingdom; and

     (iii) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes and Certificates to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

     The Underwriting Agreement provides that the Seller and the Trust Depositor will indemnify the underwriters against certain liabilities, including liabilities under the Notes and Certificates Act, or contribute to payments the underwriters may be required to make in respect thereof.

     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Harley-Davidson, Inc., Eaglemark, Inc., Eaglemark Financial Services, Inc. or any of their respective affiliates.

                              RATINGS OF THE SECURITIES

     It is a condition of issuance that each of the Class A-1 Notes and Class A-2 Notes be rated AAA by Standard & Poor's Rating Services and Aaa by Moody's Investors Services, Inc. and the Certificates be rated at least BBB by Standard & Poor's Rating Services and Baa2 by Moody's Investors Services, Inc.

     There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the assigning rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes and the Certificates. A security rating is not a recommendation to buy, sell or hold the Notes and Certificates.

                                    LEGAL MATTERS

     Certain legal matters with respect to the Notes and Certificates, including certain federal income tax matters, will be passed upon for the Seller, Servicer, Trust Depositor and the Trust by Winston & Strawn, Chicago, Illinois. Certain legal matters for the Underwriters will be passed upon by Brown & Wood LLP, New York, New York.

                    REPORTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

     Unless and until the Notes and Certificates are issued in physical form, monthly and annual unaudited reports containing information concerning the Contracts will be prepared by the Servicer, and sent on behalf of the Trust only to Cede & Co., as nominee of DTC and registered holder of the Notes and Certificates. No financial reports will be sent to you. See "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES--BOOK-ENTRY REGISTRATION" and "--STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS" in this Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Securities and Exchange Commission (the "COMMISSION" or the "SEC") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission thereunder.

     We filed a registration statement relating to the Notes and Certificates with the Commission. This Prospectus is part of the registration statement, but the registration statement includes additional information.

     The Servicer will file with the Commission all required reports and other information about the Trust.

     You may read and copy any reports, statements or other information we file at the Commission's reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Commission are also available to the public on the SEC Internet site (http://www.sec.gov.).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus.
In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Notes and Certificates.

     As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Eaglemark Financial Services, Inc., 150 South Wacker, Suite 3100, Chicago, Illinois 60606, Attention: Treasurer (telephone
(312) 368-9501; facsimile (312) 368-4372).

                                                                ANNEX I


            GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Notes and Certificates (the "GLOBAL NOTES AND CERTIFICATES") will be available only in book-entry form. Investors in the Global Notes and Certificates may hold such Global Notes and Certificates through DTC and, in the case of the Notes, CEDEL or Euroclear. The Global Notes and Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Notes and Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E. seven calendar day settlement).

     Secondary market trading between investors holding Global Notes and Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Notes and Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Notes and Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Notes and Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes and Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Notes and Certificates through DTC will follow the settlement practices applicable to similar issues on pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Notes and Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "LOCK-UP" or restricted period. Global Notes and Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Notes and Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes and Certificates against payment. Payment will include interest accrued on the Global Notes and Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Notes and Certificates. After settlement has been completed, the Global Notes and Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Notes and Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes and Certificates will accrue from, the value date; (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-positions funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Notes and Certificates are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Notes and Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes and Certificates were credited to their accounts. However, interest on the Global Notes and Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Notes and Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes and Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes and Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.
The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes and Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account, would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation or receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day-period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use, CEDEL or Euroclear and that purchase Global Notes and Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Notes and Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes and Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENT

     A beneficial owner of Global Notes and Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issued discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes and Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSONS WILL EFFECTIVELY CONNECTED INCOME (FORM
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Securityholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securityholder or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURES. The holder of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (ii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source or which is under the supervision of a U.S. court or U.S. fiduciary. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Notes and Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes and Certificates.

                                  GLOSSARY OF TERMS

AGGREGATE PRINCIPAL BALANCE is the sum of the Principal Balances of each outstanding Contract and the amounts in the Pre-Funding Account. At the time of initial issuance of the Notes and Certificates, the initial aggregate principal amount of the Notes and Certificates will equal the Aggregate Principal Balance plus the initial deposit into the Pre-Funding Account.

AGGREGATE PRINCIPAL BALANCE DECLINE means, with respect to any Distribution Date, the amount by which the Aggregate Principal Balance as of the Distribution Date immediately preceding such Distribution Date (or as of the Cutoff Date in the case of the first Distribution Date) exceeds the Aggregate Principal Balance as of such Distribution Date.

AGREEMENT means the Sale and Servicing Agreement dated as of November 1, 1998 among the Trust Depositor, the Trust, the Indenture Trustee and Eaglemark, as Servicer.

AVAILABLE INTEREST means, with respect to any Distribution Date, the total (without duplication) of the following amounts received by the Servicer on or in respect of the Contracts during the related Due Period: (i) all amounts received in respect of interest on the Contracts (as well as Late Payment Penalty Fees and Extension Fees), (ii) the interest component of all Net Liquidation Proceeds, (iii) the interest component of the aggregate of the repurchase prices for Contracts repurchased by the Seller pursuant to a breach of representation or warranty, (iv) all Advances made by the Servicer,
(v) the interest component of all amounts paid by the Trust Depositor in connection with a repurchase of the Contracts when the aggregate principal balance of the Contracts owned by the Trust has declined to less than 10% of the aggregate principal balance of the Contracts owned by the Trust as of the Closing Date, (vi) all amounts received in respect of Carrying Charges transferred from the Interest Reserve Account and (vii) all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the Trust Accounts (which does not include the Interest Reserve Account).

AVAILABLE MONIES means the sum of Available Interest and Available Principal.

AVAILABLE PRINCIPAL means, with respect to any Distribution Date, the total (without duplication) of the following amounts received by the Servicer on or in respect of the Contracts during the related Due Period: (i) all amounts received in respect of principal on the Contracts, (ii) the principal component of all Net Liquidation Proceeds, (iii) the principal component of the aggregate of the repurchase prices for Contracts repurchased by the Seller pursuant to a breach of a representation or warranty, and (iv) the principal component of all amounts paid by the Trust Depositor in connection with a repurchase of the Contracts when the aggregate principal balance of the Contracts owned by the Trust has declined to less than 10% of the aggregate principal balance of the Contracts owned by the Trust as of the Closing Date.

AVERAGE DELINQUENCY RATIO for any Distribution Date is equal to the arithmetic average of the Delinquency Ratios for the Distribution Date and the two immediately preceding Distribution Dates

AVERAGE LOSS RATIO for any Distribution Date is equal to the arithmetic average of the Loss Ratios for such Distribution Date and the two immediately preceding Distribution Dates. The "LOSS RATIO" for any Distribution Date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Net Liquidation Losses for all Contracts that became Liquidated Contracts during the immediately preceding Due Period multiplied by 12 by (y) the outstanding Principal Balances of all Contracts as of the beginning of the related Due Period.

BUSINESS DAY means any day other than a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois or Wilmington, Delaware are authorized or obligated by law, executive order or government decree to be closed.

CARRYING CHARGES are equal to the sum of (i) the product of (x) the weighted average of the Class A-1 Note interest rate, the Class A-2 Note interest rate and the Certificate interest rate and (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period, as defined herein) and (ii) trustees' fees due for the related Distribution Date, minus (iii) the amount of any investment earnings on funds in the Pre-Funding Account which was transferred to the Interest Reserve Account, as well as interest earnings on amounts in the Interest Reserve Account.

CERTIFICATE BALANCE equals $9,600,000 on the Closing Date and thereafter shall equal $9,600,000 reduced by all amounts allocable to principal previously distributed to Certificateholders.

CERTIFICATE DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, the sum of the Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount for such Distribution Date.

CERTIFICATE DISTRIBUTION ACCOUNT means the Certificate Distribution Account described in this Prospectus Supplement under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- THE ACCOUNTS -- THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT."

CERTIFICATE INTEREST CARRYOVER SHORTFALL means, with respect to any Distribution Date, the excess of the sum of the Certificate Monthly Interest Distributable Amount for the immediately preceding Distribution Date and any outstanding Certificate Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Certificates that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate for the related Interest Period.

CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, the sum of the Certificate Monthly Interest Distributable Amount for such Distribution Date and the Certificate Interest Carryover Shortfall for such Distribution Date.

CERTIFICATE MONTHLY INTEREST DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, 30 days of interest (or in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Pass-Through Rate on the outstanding principal amount of the Certificates on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on such preceding Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of the Certificates).

CERTIFICATE MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, the Certificate Percentage of the Principal Distributable Amount for such Distribution Date.

CERTIFICATE PERCENTAGE means (i) for each Distribution Date to but excluding the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, 0%; (ii) on the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, such percentage that equals 100% minus the Note Percentage; and (iii) 100% thereafter.

CERTIFICATE PRINCIPAL CARRYOVER SHORTFALL means, as of the close of any Distribution Date, the excess of the sum of the Certificate Monthly Principal Distributable Amount and any outstanding Certificate Principal Carryover Shortfall from the immediately preceding Distribution Date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such Distribution Date.

CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, the sum of the Certificate Monthly Principal Distributable Amount and (ii) any outstanding Certificate Principal Carryover Shortfall as of the close of the immediately preceding Distribution Date; PROVIDED, HOWEVER, that the Certificate Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Distribution

Date, the principal required to be deposited into the Certificate
Distribution Account will include the amount necessary to reduce the Certificate Balance to zero.

CERTIFICATES means the 7.10% Harley-Davidson Motorcycle Contract Backed Certificates described in this Prospectus Supplement.

CLASS A-1 NOTEHOLDERS means the holders of the Class A-1 Notes.

CLASS A-2 NOTEHOLDERS means the holders of the Class A-2 Notes.

CLASS A-1 NOTES means the 5.41% Harley-Davidson Motorcycle Contract Backed Notes, Class A-1 described in this Prospectus Supplement.

CLASS A-2 NOTES means the 5.43% Harley-Davidson Motorcycle Contract Backed Notes, Class A-2 described in this Prospectus Supplement.

CLOSING DATE is on or about November 24, 1998.

COLLECTION ACCOUNT means the Collection Account described in this Prospectus Supplement under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- THE ACCOUNTS."

CONTRACTS are fixed-rate simple interest conditional sales contracts relating to motorcycles manufactured by Harley-Davidson or, in a limited number of instances, motorcycles manufactured by Buell Motorcycle Company, an affiliate of Harley-Davidson

CUMULATIVE LOSS RATIO for any Distribution Date means the fraction (expressed as a percentage) computed by the Servicer by dividing (a) the aggregate Net Liquidation Losses for all Contracts since the Cutoff Date through the end of the related Due Period by (b) the sum of (i) the Principal Balance of the Contracts as of the Cutoff Date plus (B) the Principal Balance of any Subsequent Contracts as of the related Subsequent Cutoff Date.

CUTOFF DATE means November 11, 1998 or a subsequent date designated by the Trust Depositor as the date as of which Subsequent Contracts are deemed sold to the Trust and pledged to the Indenture Trustee.

DELINQUENCY RATIO for any Distribution Date is equal to the fraction (expressed as a percentage) derived by dividing (a) the Delinquency Amount during the immediately preceding Due Period by (b) the Principal Balance of the Contracts as of the beginning of the related Due Period. The "DELINQUENCY AMOUNT" as of any Distribution Date means the Principal Balance of all Contracts that were delinquent 60 days or more as of the end of the related Due Period (including Contracts in respect of which the related motorcycles have been repossessed and are still inventory).

DETERMINATION DATE is the fourth business day following the conclusion of a Due Period. The Seller is obligated under the Transfer and Sale Agreement (which right against the Seller the Trust Depositor has assigned in such circumstances to the Trust) to repurchase the Contracts from the Trust Depositor contemporaneously with the Trust Depositor's purchase of the Contracts from the Trust.

DISTRIBUTION DATE means the fifteenth day of each calendar month during the term of the Agreement (or, if such day is not a Business Day, on the next succeeding Business Day) commencing December 15, 1998.

DUE PERIOD means a calendar month during the term of the Agreement, and the Due Period related to a Determination Date or Distribution Date shall be the calendar month immediately preceding such date; PROVIDED, HOWEVER, that with respect to the initial Determination Date or initial Distribution Date, the Due Period shall be the period from the initial Cutoff Date to and including November 30, 1998.

EAGLEMARK means Eaglemark, Inc., a Nevada corporation.

ELIGIBLE INVESTMENTS means investments specified in the Agreement and will be limited to investments which meet the criteria of each Rating Agency that rated any class of Notes or the Certificates at the request of the Trust Depositor from time to time as being consistent with their then-current ratings of the related Notes and Certificates

EXCESS AMOUNTS has the meaning given such term in this Prospectus Supplement under "CERTAIN INFORMATION REGARDING NOTES AND CERTIFICATES -- DISTRIBUTIONS ON THE NOTES AND CERTIFICATES -- DEPOSITS TO THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS."

FUNDING PERIOD is the period from and including the Closing Date until the earliest of (a) the Distribution Date on which the amount on deposit in the Pre-Funding Account is less than $150,000, (b) the date on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Trust Depositor or (d) the close of business on the date which is 90 days from and including the Closing Date.

HARLEY-DAVIDSON means Harley-Davidson, Inc., a Wisconsin corporation.

INITIAL CONTRACTS are the Contracts that the Trust Depositor will sell, transfer and assign to the Trust pursuant to the Agreement, and that the Trust will pledge to the Trust pursuant to the Indenture on the Closing Date.

INDENTURE means the Indenture dated as of November 1, 1998 between the Indenture Trustee and the Trust.

LIQUIDATED CONTRACT means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related motorcycle has been realized upon and disposed of and the proceeds of such disposition have been realized shall be deemed to be a Liquidated Contract; and PROVIDED FURTHER, a Contract which has been repossessed and has not been sold by the Servicer for a period in excess of 90 days from such date of repossession or a Contract which has been delinquent more than 150 days shall be deemed to be a Liquidated Contract with a zero balance.

NET LIQUIDATION LOSSES means, with respect to a Liquidated Contract, the amount, if any, by which (a) the outstanding Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon at the annual interest rate stated in such Liquidated Contract to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

NET LIQUIDATION PROCEEDS means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related motorcycle, including proceeds realized on the repurchase of such motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such motorcycle, after payment of all expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such Contract as well as any post disposition proceeds received by the Servicer.

NOTE DISTRIBUTION ACCOUNT means the Note Distribution Account described in this Prospectus Supplement under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- THE ACCOUNTS -- THE NOTE AND CERTIFICATE DISTRIBUTION ACCOUNT."

NOTE DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for such Distribution Date.

NOTE INTEREST CARRYOVER SHORTFALL means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the Note Interest Distributable Amount for such Class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to the Noteholders of such Class on such preceding Distribution Date at the related Interest Rate for the related Interest Period.

NOTE INTEREST DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date and a Class of Notes, the sum of the Note Monthly Interest Distributable Amount and the Note Interest Carryover Shortfall for such Class of Notes for such Distribution Date.

NOTE MONTHLY INTEREST DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, interest accrued from and including the fifteenth day of the month of the preceding calendar month to, but excluding, the fifteenth day of the calendar month in which such Distribution Date occurs (or in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the related Interest Rate for each Class of Notes on the outstanding principal amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).

NOTE MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, the Note Percentage of the Principal Distributable Amount for such Distribution Date.

NOTE PERCENTAGE is (i) 100%, for each Distribution Date to but excluding the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero; (ii) on the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, such percentage which represents the fraction of the Principal Distributable Amount necessary to reduce the principal amount of the Class A-2 Notes to zero; and (iii) 0.0% thereafter.

NOTE PRINCIPAL CARRYOVER SHORTFALL means, as of the close of any Distribution Date, the excess of the sum of the Note Monthly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall from the immediately preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

NOTE PRINCIPAL DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, the sum of the Note Monthly Principal Distributable Amount for such Distribution Date and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; PROVIDED, HOWEVER, that the Note Principal Distributable Amount for a Class of Notes shall not exceed the outstanding principal amount of such Class of Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount (i) on the Class A-1 Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-1 Notes to zero, and (ii) on the Class A-2 Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero.

NOTES means the Class A-1 Notes and Class A-2 Notes.

OBLIGORS means the obligors on the Contracts which are from time to time sold, transferred and assigned to the Trust.

OWNER TRUSTEE means Wilmington Trust Company, a Delaware banking corporation.

PRE-FUNDING ACCOUNT means the Pre-Funding Account described in this Prospectus Supplement under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- THE ACCOUNTS."

PRINCIPAL BALANCE means, (a) with respect to any Contract as of any date, an amount equal to the unpaid principal balance of such Contract as of the opening of business on the Initial Cutoff Date or related Subsequent Cutoff Date, as applicable, reduced by the sum of (x) all payments received by the Servicer as of such date allocable to principal and (y) any Cram Down Loss in respect of such Contract; PROVIDED, HOWEVER, that (i) if (x) a Contract is repurchased by the Seller because of a breach of representation or warranty, or if (y) the Trust Depositor gives notice of its intent to purchase the Contracts in connection with an optional termination of the Trust, in each case the Principal Balance of such Contract or Contracts shall be deemed as of the related Determination Date to be zero for the Due Period in which such event occurs and for each Due Period thereafter, (ii) from and after the third Due Period succeeding the final Due Period in which the Obligor is required to make the final scheduled payment on a Contract, the Principal Balance, if any, of such Contract shall be deemed to be zero, and (iii) from and after the Due Period in which a Contract becomes a Liquidated Contract, the Principal Balance of such Contract shall be deemed to be zero; and (b) where the context requires, the aggregate of the Principal Balances described in clause (a) for all such Contracts.

PRINCIPAL DISTRIBUTABLE AMOUNT means, with respect to any Distribution Date, the Aggregate Principal Balance Decline for such Distribution date.

RATING AGENCIES means Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies and Moody's Investors Service, Inc.

RESERVE FUND means the Reserve Fund described in this Prospectus Supplement under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- THE ACCOUNTS"

RESERVE FUND AVAILABLE AMOUNT equals the amount of all funds on deposit in the Reserve Fund less the undistributed balance of the Certificate Reserve Amount, if any.

RESERVE FUND DEPOSITS are collectively, Excess Amounts, Subsequent Reserve Fund Amounts and Subsequent Certificate Reserve Amounts, the Reserve Fund Initial Deposit and the Certificate Reserve Amount.

SELLER means Eaglemark, Inc., a Nevada corporation. Eaglemark, Inc. is a 100% owned subsidiary of Eaglemark Financial Services, Inc.

SERVICER means Eaglemark, Inc., a Nevada corporation. Eaglemark, Inc. is a 100% owned subsidiary of Eaglemark Financial Services, Inc.

SPECIFIED RESERVE FUND BALANCE is the amount calculated under "CERTAIN INFORMATION REGARDING THE NOTES AND CERTIFICATES -- THE ACCOUNTS -- THE RESERVE FUND."

SUBSEQUENT CONTRACTS means the Contracts that the Trust Depositor will be obligated to purchase pursuant to the Transfer and Sale Agreement and that the Trust will be obligated to purchase and pledge pursuant to the Agreement and the Indenture during the period between the Closing Date and the last day of the Funding Period.

SUBSEQUENT RESERVE FUND AMOUNT is the amount on each Subsequent Transfer Date equal to 0.50% of the aggregate balance of the Subsequent Contracts conveyed to the Trust.

SUBSEQUENT TRANSFER DATE means each date on which Subsequent Contracts are conveyed to the Trust and simultaneously pledged to the Indenture Trustee.

TERMINATION EVENT shall have the meaning given to it in this Prospectus Supplement under "CERTAIN INFORMATION REGARDING THE NOTES AND
CERTIFICATES - TERMINATION."

TRANSFER AND SALE AGREEMENT means the Transfer and Sale Agreement dated as of November 1, 1998 between the Seller and the Trust Depositor.

TRUST means the Harley-Davidson Eaglemark Motorcycle Trust 1998-3.

TRUST AGREEMENT means the Trust Agreement dated as of November 1, 1998 between the Trust Depositor and the Owner Trustee.

TRUST DEPOSITOR means Eaglemark Customer Funding Corporation-IV, a 100% owned subsidiary of Eaglemark, Inc.

TRUSTEES means the Owner Trustee and the Indenture Trustee.

PROSPECTUS

                  HARLEY-DAVIDSON EAGLEMARK MOTORCYCLE TRUSTS
               HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES
            HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED CERTIFICATES

                                EAGLEMARK, INC.

     The Harley-Davidson Motorcycle Contract Backed Notes (the "Notes") and the Harley-Davidson Motorcycle Contract Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which will include one or more classes of Certificates and may also include one or more classes of Notes, will be issued by a trust or other legal entity to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between a special-purpose finance subsidiary organized and established by Eaglemark, Inc. (the "Company") (each such special-purpose finance subsidiary, a "Trust Depositor"), as depositor, and the Trustee specified in the related Prospectus Supplement (the "Trustee") or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Trust Depositor, as seller, and the Company, as servicer (in such capacity, the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust.
The Certificates of a series will represent fractional undivided interests in the related Trust. Each Prospectus Supplement will specify which class or classes of Notes, if any, and/or which class or classes of Certificates of the related series are being offered thereby. The property of each Trust will include a pool of fixed rate, simple interest motorcycle conditional sales contracts (collectively such contracts, the "Contracts") relating to motorcycles manufactured by Harley-Davidson, Inc. ("Harley-Davidson") or, in certain limited instances and subject to certain limitations described herein
(i) motorcycles manufactured by an affiliate of Harley-Davidson, Buell Motorcycle Company ("Buell") and (ii) motorcycles manufactured by certain other manufacturers ("Other Manufacturers") as well as certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the motorcycles financed through the Contracts and certain other property as described herein (the "Trust Property"). In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") and/or monies on deposit in a trust account (the "Collateral Reinvestment Account") to be established with the Indenture Trustee, which will be used to purchase additional Contracts (the "Subsequent Contracts") from the Trust Depositor from time to time during the Funding Period or Revolving Period specified in such Prospectus Supplement.

     Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments and/or distributions, expected to be derived primarily from collections in respect of principal and interest on the related Contracts, with such payments and/or distributions to be made at the rates, on the dates and in the manner described herein and in such Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments or distributions may be senior or subordinate to the rights of one or more of the other classes of such series. Also, distributions on Certificates of a series may be subordinated in priority to payments due on the Notes, if any, of such series to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ from the other classes of such series as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and the rate of distributions in respect of the Certificate Balance (as defined herein) of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Contracts) on the related Contracts. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 13 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, EAGLEMARK FINANCIAL SERVICES, INC., EAGLEMARK, INC., THE TRUST DEPOSITOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY GOVERNMENTAL AGENCY.
                                   ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ----------
     RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is November 13, 1998.

                              REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities, the Servicer will prepare and forward to the Applicable Trustee (as defined herein), for distribution to the related Securityholders, certain monthly and annual reports concerning such Securities and the related Trust. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a registered Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN INFORMATION REGARDING THE SECURITIES -- REPORTS TO SECURITYHOLDERS" herein.

                                AVAILABLE INFORMATION

     The Company, as originator of the Contracts in each Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS SUPPLEMENT AND PROSPECTUS FROM AN UNDERWRITER OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS AN OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS, THE COMPANY OR THE UNDERWRITERS WITH RESPECT TO THE RELATED TRUST WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, TO SUCH INVESTOR A PAPER COPY OF THE PROSPECTUS SUPPLEMENT AND PROSPECTUS.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed on behalf of each Trust by the Company as the originator of the Contracts in each Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trusts shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company, on behalf of each Trust, will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents incorporated herein by reference). Requests for such copies should be directed to Secretary, Eaglemark, Inc., 4150 Technology Way, Carson City, Nevada 89706; telephone
(702) 886-3200.

                                   SUMMARY OF TERMS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "INDEX OF TERMS" on page 65.


Issuer  . . . . . . . . . . . . .   With respect to each series of Securities,
                                    a Trust will be formed pursuant to either
                                    a Trust Agreement (as amended and
                                    supplemented from time to time, a "TRUST
                                    AGREEMENT") between the Trust Depositor
                                    and the Trustee for such Trust or a Pooling
                                    and Servicing Agreement (a "POOLING and
                                    SERVICING AGREEMENT") among the Trustee,
                                    the Trust Depositor and Eaglemark, Inc.,
                                    as Servicer for such Trust.  Each Trust that
                                    is structured as an owner trust intended to
                                    be taxable as a partnership for federal
                                    income tax purposes will be referred to
                                    herein as an "OWNER TRUST".  Each Trust
                                    that is taxable as a grantor trust under
                                    subpart E, Part I of subchapter J of the
                                    Code (as hereinafter defined) will be
                                    referred to herein as a "GRANTOR TRUST".
                                    There are also references to the
                                    possibility of a Trust being structured as
                                    a financial asset securitization investment
                                    trust, referred to herein as a "FASIT," as
                                    authorized by recent tax legislation.

Seller . . . . . . . . . . . . .    Eaglemark, Inc. (referred to herein as
                                    "EAGLEMARK", the "SELLER" or the "COMPANY"),
                                    a Nevada corporation, a 100% owned
                                    subsidiary of Eaglemark Financial Services,
                                    Inc. ("EAGLEMARK FINANCIAL").  The Company's
                                    principal executive offices are located at
                                    4150 Technology Way, Carson City, Nevada
                                    89706, and its telephone number is
                                    (702) 886-3200.  See "EAGLEMARK FINANCIAL
                                    SERVICES, INC.; EAGLEMARK, INC.; AND THE
                                    TRUST DEPOSITORS".

Trust Depositor . . . . . . . . .   With respect to each series of Securities,
                                    a special-purpose finance subsidiary of the
                                    Company.

Servicer  . . . . . . . . . . . .   Eaglemark, Inc. (in such capacity, the
                                    "SERVICER")

Trustee . . . . . . . . . . . . .   With respect to a Grantor Trust, the
                                    Trustee specified in the related Prospectus
                                    Supplement and with respect to an Owner
                                    Trust, the Owner Trustee specified in the
                                    related Prospectus Supplement.

Indenture Trustee. . . . . . . . .  With respect to any series of Securities that is issued by an Owner Trust and
                                    includes one or more classes of Notes, the
                                    Indenture Trustee specified in the related
                                    Prospectus Supplement (each such Indenture
                                    Trustee, or other Trustee as described
                                    immediately above, being sometimes referred
                                    to herein, as appropriate, as the
                                    "APPLICABLE TRUSTEE").


Securities Offered . . . . . . . .  Each series of Securities issued by an Owner
                                    Trust will include one or more classes of
                                    Certificates and may also include one or
                                    more classes of Notes. Each series of
                                    Securities issued by a Grantor Trust will
                                    include one or more classes of Certificates,
                                    but will not include any Notes. Each class
                                    of Notes will be issued pursuant to an
                                    indenture (each, an "INDENTURE") between the
                                    related Owner Trust and the Indenture
                                    Trustee specified in the related Prospectus
                                    Supplement. Each class of Certificates will
                                    be issued pursuant to the related Trust
                                    Agreement or the related Pooling and

                                    Servicing Agreement. The related Prospectus
                                    Supplement will specify which class or
                                    classes of Notes and/or Certificates of the related series are being offered thereby.

The Notes. . . . . . . . . . . . .  The Notes will be available for purchase in denominations of $1,000 and integral
                                    multiples thereof and will be available in
                                    book-entry form only. Noteholders will be
                                    able to receive Definitive Notes (as defined
                                    herein) only in the limited circumstances
                                    described herein or in such Prospectus
                                    Supplement. See "CERTAIN INFORMATION
                                    REGARDING THE SECURITIES -- DEFINITIVE
                                    SECURITIES".

                                    Each class of Notes will have a stated
                                    principal amount and will accrue interest thereon at a specified rate (with respect to each class of Notes, the "INTEREST RATE").
                                    Each class of Notes may have a different
                                    Interest Rate, which may be a fixed,
                                    variable or adjustable Interest Rate, or any combination of the foregoing. The related
                                    Prospectus Supplement will specify the
                                    Interest Rate for each class of Notes, or the method for determining such Interest
                                    Rate.

                                    With respect to a series that includes two or more classes of Notes, each such class may differ from the other class or classes of such series as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest. Payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Pool of Contracts.

                                    In addition, a series may include one or more classes of Notes ("STRIP NOTES") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

Redemption of the Notes. . . . . .  If the Seller exercises its option to repurchase the Contracts of a Trust in the
                                    event the Pool Balance has declined to less
                                    than 10% of the Initial Pool Balance in the
                                    manner and on the respective terms and
                                    conditions described under "DESCRIPTION OF
                                    THE SALE AND SERVICING AGREEMENTS AND
                                    POOLING AND SERVICING AGREEMENTS --
                                    TERMINATION", one or more classes of the
                                    outstanding Notes will be redeemed as set
                                    forth in the related Prospectus Supplement.
                                    In addition, if the related Prospectus
                                    Supplement provides that the property of a
                                    Trust will include monies in a Pre-Funding
                                    Account or Collateral Reinvestment Account
                                    that will be used to purchase additional
                                    Contracts (see "RISK FACTORS -- SALES OF
                                    SUBSEQUENT CONTRACTS AND EFFECT ON POOL
                                    CHARACTERISTICS" herein) after the Closing
                                    Date specified in such related Prospectus
                                    Supplement (the "CLOSING DATE"), one or more
                                    classes of the outstanding Notes will be
                                    subject to partial redemption at or
                                    immediately following the end of the Funding
                                    Period or Revolving Period (each as defined
                                    herein and in such Prospectus Supplement),
                                    as applicable, in an amount and in the
                                    manner specified in such Prospectus
                                    Supplement. In the event of such partial
                                    redemption, the Noteholders may be entitled
                                    to receive a prepayment premium from the
                                    Trust, in the amount and to the extent
                                    provided in the related Prospectus
                                    Supplement.

The Certificates. . . . . . . . . . The Certificates will be available for purchase in a minimum denomination of $1,000
                                    and integral multiples thereof and will be
                                    available in book-entry form only.
                                    Certificateholders will be able to receive
                                    Definitive Certificates (as defined herein)
                                    only in the limited circumstances described
                                    herein or in such Prospectus
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                                    Supplement. See "CERTAIN INFORMATION REGARDING
                                    THE SECURITIES -- DEFINITIVE SECURITIES".

                                    Each class of Certificates will have a
                                    stated Certificate Balance specified in such Prospectus Supplement (the "CERTIFICATE
                                    BALANCE") and will accrue interest on such Certificate Balance at a specified rate
                                    (with respect to each class of Certificates, the "PASS-THROUGH RATE"). Each class of Certificates may have a different Pass-
                                    Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related
                                    Prospectus Supplement will specify the Pass-
                                    Through Rate for each class of Certificates or the method for determining such Pass-
                                    Through Rate.

                                    With respect to a series that includes two or more classes of Certificates, each such class may differ from the other class or classes of such series as to the timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the pool of Contracts.

                                    In addition, a series may include one or more classes of Certificates ("STRIP
                                    CERTIFICATES") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                                    If a series of Securities includes classes of Notes, distributions on the Certificates of such series may be subordinated in priority of payment to payments on such Notes to the extent specified in the related
                                    Prospectus Supplement.

Prepayment of the Certificates. . . If the Seller exercises its option to repurchase the Contracts of a Trust in the event the Pool Balance has declined to less than 10% of the Initial Pool Balance in the manner and on the respective terms and conditions described under "DESCRIPTION OF
                                    THE SALE AND SERVICING AGREEMENTS AND
                                    POOLING AND SERVICING AGREEMENTS --
                                    TERMINATION", Certificateholders will
                                    receive as a prepayment in respect of the Certificates as specified in such Prospectus
                                    Supplement. In addition, if the related
                                    Prospectus Supplement provides that the
                                    property of a Trust will include monies in a Pre-Funding Account or Collateral
                                    Reinvestment Account that will be used to purchase additional Contracts after the
                                    Closing Date, one or more classes of the outstanding Certificates may receive a partial prepayment of principal at or immediately following the end of the Funding
                                    Period or Revolving Period, as applicable, in an amount and in the manner specified in such Prospectus Supplement. In the event of such partial prepayment, the
                                    Certificateholders may be entitled to
                                    receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

Cross-Collateralization. . . . . .  As described in the related Trust Agreement or Pooling and Servicing Agreement, as
                                    applicable, and the related Prospectus
                                    Supplement, the source of payment for
                                    Securities of each series will be the
                                    related Trust Property only.
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                                    However, as may be described in the related
                                    Prospectus Supplement, a series or class of
                                    Securities may include the right to receive
                                    monies from a common pool of credit
                                    enhancement which may be available for more
                                    than one series of Securities, such as a
                                    master reserve fund, master insurance policy
                                    or a master collateral pool consisting of
                                    similar Contracts. Notwithstanding the
                                    foregoing, and as described in the related
                                    Prospectus Supplement, no payment received
                                    on any Contract held by any Trust may be
                                    applied to the payment of Securities issued
                                    by any other Trust (except to the limited
                                    extent that certain collections in excess of
                                    the amounts needed to pay the related
                                    Securities may be deposited in a common
                                    master reserve fund or an
                                    overcollateralization account that provides
                                    credit enhancement for more than one series
                                    of Securities issued pursuant to the related
                                    Trust Agreement or Pooling and Servicing
                                    Agreement, as applicable).

The Trust Property. . . . . . . . . The property of each Trust will include a pool of fixed-rate, simple interest
                                    motorcycle conditional sales contracts (the
                                    "CONTRACTS") relating to new or used Harley-
                                    Davidson motorcycles or, in certain limited
                                    instances and subject to certain other
                                    limitations described herein, (i)
                                    motorcycles manufactured by an affiliate of
                                    Harley-Davidson, Buell Motorcycle Company
                                    ("BUELL") and (ii) motorcycles manufactured
                                    by certain other manufacturers ("OTHER
                                    MANUFACTURERS") (see "OTHER MANUFACTURERS"
                                    herein) as well as certain monies due or
                                    received thereunder on and after the
                                    applicable Cutoff Date set forth in the
                                    related Prospectus Supplement, security
                                    interests in the Motorcycles financed
                                    thereby (collectively, the "MOTORCYCLES"),
                                    all of the Trust Depositor's right, title
                                    and interest in and to the Transfer and Sale
                                    Agreement (as defined herein) pursuant to
                                    which the Trust Depositor will purchase
                                    Contracts from the Seller, any proceeds from
                                    claims under certain insurance policies
                                    related to the Motorcycles, and all other
                                    proceeds of any of the foregoing. The
                                    property of each Trust will also include
                                    amounts on deposit in certain trust
                                    accounts, including the related Collection
                                    Account, any Pre-Funding Account, any
                                    Collateral Reinvestment Account, any Reserve
                                    Fund (as defined herein) and any other
                                    account identified in the applicable
                                    Prospectus Supplement and such other
                                    property as is specified in such Prospectus
                                    Supplement, including notes or other
                                    securities evidencing or backed by
                                    Contracts. On the Closing Date specified in
                                    the related Prospectus Supplement with
                                    respect to a Trust, the Trust Depositor
                                    will, if so specified in such Prospectus
                                    Supplement, sell or transfer Contracts (the
                                    "INITIAL CONTRACTS") having an aggregate
                                    principal balance specified in such
                                    Prospectus Supplement as of the date
                                    specified therein (the "INITIAL CUTOFF
                                    DATE") to such Trust pursuant to either, in
                                    the case of Owner Trusts, a Sale and
                                    Servicing Agreement among the Trust
                                    Depositor, the Servicer, the Indenture
                                    Trustee and the Owner Trust (a "SALE AND
                                    SERVICING AGREEMENT") or, in the case of
                                    Grantor Trusts, the related Pooling and
                                    Servicing Agreement among the Trust
                                    Depositor, the Servicer and the Trustee.

                                    To the extent provided in the related
                                    Prospectus Supplement, from time to time (as
                                    frequently as daily) during the period (the
                                    "FUNDING PERIOD") specified in such
                                    Prospectus Supplement, the Trust Depositor
                                    will be obligated (subject only to the
                                    availability thereof) to sell, and the
                                    related Trust will be obligated to purchase
                                    (subject to the satisfaction of certain
                                    conditions described in the applicable Sale
                                    and Servicing Agreement or Pooling and
                                    Servicing Agreement), additional Contracts
                                    (the "SUBSEQUENT CONTRACTS") having an
                                    aggregate principal balance approximately
                                    equal to the amount on deposit (the "PRE-
                                    FUNDED AMOUNT") in an account (the "PRE-
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                                    FUNDING ACCOUNT") on the related Closing
                                    Date. In no event will the Pre-Funded Amount
                                    exceed 40% of the initial aggregate
                                    principal amount of the Notes and/or
                                    Certificates of the related series of
                                    Securities.

                                    In addition, if so provided in the related
                                    Prospectus Supplement, in lieu of a Funding
                                    Period, during the period (the "REVOLVING
                                    PERIOD") from the Closing Date until the first to occur of (i) such event or events as are described in such Prospectus
                                    Supplement (each, an "EARLY AMORTIZATION
                                    EVENT") or (ii) the last day of the Due
                                    Period (as defined herein) preceding a
                                    Distribution Date specified in such
                                    Prospectus Supplement, an account will be maintained in the name of the related
                                    Trustee or Indenture Trustee (the
                                    "COLLATERAL REINVESTMENT ACCOUNT"). The
                                    amount on deposit in the Collateral
                                    Reinvestment Account on the Closing Date may, if so specified in the related
                                    Prospectus Supplement, include an amount to be deposited out of the net proceeds of the sale of the related Securities. During the Revolving Period, principal will not be distributed on the Securities of the related series. Instead, principal collections, together with (if and to the extent described in the related Prospectus
                                    Supplement) interest collections on the
                                    Contracts that are in excess of amounts
                                    required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account and will be used to purchase Subsequent Contracts.

                                    As used in this Prospectus, the term
                                    "CONTRACTS" will include the Initial
                                    Contracts transferred to a Trust on the
                                    Closing Date as well as any Subsequent
                                    Contracts transferred to such Trust during the related Funding Period or Revolving
                                    Period, if any.

                                    Amounts on deposit in any Pre-Funding
                                    Account during the related Funding Period or in any Collateral Reinvestment Account during the related Revolving Period will be invested by the Applicable Trustee (as directed by the Servicer) in Eligible
                                    Investments (as defined herein), and any resultant investment income, less any related investment expenses ("INVESTMENT
                                    INCOME"), will be added, on the Distribution
                                    Date (as defined herein) immediately
                                    following the date on which such Investment
                                    Income is paid to the Trust, to interest collections on the Contracts for the related
                                    Due Period (as defined herein), or will
                                    otherwise be deposited or applied as
                                    specified in the related Prospectus
                                    Supplement and will be thereafter
                                    distributed in the manner specified in the related Prospectus Supplement. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period or in a Collateral Reinvestment Account at the end of the related Revolving Period will be distributed as a prepayment or early distribution of principal to holders of one or more classes of the Notes and/or
                                    Certificates of the related series of
                                    Securities, in the amounts and in accordance with the payment priorities specified in the related Prospectus Supplement. No Funding
                                    Period will end more than ninety (90) days after the related Closing Date. See "RISK
                                    FACTORS -- PRE-FUNDING ACCOUNTS", "-- SALES
                                    OF SUBSEQUENT CONTRACTS" AND "DESCRIPTION OF
                                    THE SALE AND SERVICING AGREEMENTS AND
                                    POOLING AND SERVICING AGREEMENTS --
                                    ACCOUNTS".

                                    The Seller will acquire the Contracts from a
                                    network of Harley-Davidson dealers located
                                    throughout the United States (the
                                    "DEALERS"). The Contracts for any given pool
                                    of Contracts comprising a Trust will be sold
                                    by the Seller to a Trust Depositor pursuant
                                    to a related Transfer and Sale Agreement
                                    (the "TRANSFER AND SALE
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                                    AGREEMENT"), which Trust Depositor will in turn
                                    convey the Contracts to the Trust pursuant to the
                                    related Sale and Servicing Agreement or
                                    Pooling and Servicing Agreement, as
                                    applicable. Such Contracts will be selected
                                    from the contracts owned by the Seller based
                                    on the criteria specified in the related
                                    Transfer and Sale Agreement, Sale and
                                    Servicing Agreement or Pooling and Servicing
                                    Agreement, as applicable, and described
                                    herein and in the related Prospectus
                                    Supplement.

Credit and Cash Flow
Enhancement. . . . . . . . . . . .  To the extent specified in the related
                                    Prospectus Supplement, credit enhancement
                                    with respect to a Trust or any class or
                                    classes of Securities may include any one or
                                    more of the following: subordination of one
                                    or more other classes of Securities, Reserve
                                    Funds (as defined herein), spread accounts,
                                    overcollateralization, insurance policies,
                                    letters of credit, credit or liquidity
                                    facilities, cash collateral accounts, surety
                                    bonds, guaranteed investment contracts,
                                    swaps or other interest rate protection
                                    agreements, repurchase obligations, yield
                                    supplement agreements, other agreements with
                                    respect to third party payments or other
                                    support, cash deposits or other
                                    arrangements. See "DESCRIPTION OF THE SALE
                                    AND SERVICING AGREEMENTS -- CREDIT AND CASH
                                    FLOW ENHANCEMENT" herein. To the extent
                                    specified in the related Prospectus
                                    Supplement, any particular form of credit
                                    enhancement may be subject to certain
                                    limitations and exclusions from coverage
                                    thereunder.

Reserve Fund. . . . . . . . . . . . If and to the extent specified in the related Prospectus Supplement, a Reserve
                                    Fund will be created for a Trust with an
                                    initial deposit by the Trust Depositor of
                                    cash or certain investments or other
                                    property (including Contracts) having a
                                    value equal to the amount specified in such
                                    Prospectus Supplement. To the extent
                                    specified in the related Prospectus
                                    Supplement, funds in the Reserve Fund will
                                    thereafter be supplemented by the deposit of
                                    amounts remaining on any Distribution Date
                                    after making all other distributions
                                    required on such date and any amounts
                                    deposited from time to time in connection
                                    with a purchase of Subsequent Contracts.
                                    Amounts in the Reserve Fund, if any, will be
                                    available to cover shortfalls in amounts due
                                    to the holders of those classes of
                                    Securities specified in the related
                                    Prospectus Supplement in the manner and
                                    under the circumstances specified therein.
                                    The related Prospectus Supplement will also
                                    specify to whom and the manner and
                                    circumstances under which amounts on deposit
                                    in the Reserve Fund (after giving effect to
                                    all other required distributions to be made
                                    by the applicable Trust) in excess of the
                                    amounts required to be held therein as of
                                    the date of determination (as set forth in
                                    such Prospectus Supplement) will be
                                    distributed.

Sale and Servicing Agreements
and Pooling and Servicing
Agreements. . . . . . . . . . . . . With respect to each Trust, the Trust
                                    Depositor will sell the related Contracts
                                    and such other Trust Property as is
                                    specified in the related Prospectus
                                    Supplement to such Trust pursuant to a Sale
                                    and Servicing Agreement or a Pooling and
                                    Servicing Agreement, as applicable. The
                                    rights and benefits of an Owner Trust under
                                    any Sale and Servicing Agreement will, if
                                    such Owner Trust issues Notes, be assigned
                                    to the related Indenture Trustee as
                                    collateral for such Notes pursuant to the
                                    related Indenture. The Servicer will agree
                                    with each Trust to be responsible for
                                    servicing, managing, maintaining custody of
                                    and making collections on the Contracts. The
                                    Company will undertake certain
                                    administrative duties under an Administration
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                                    Agreement (as defined herein) with respect to
                                    each Owner Trust that is formed pursuant to a
                                    Trust Agreement.

                                    To the extent specified in the related
                                    Prospectus Supplement, the Servicer will be obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period (as defined herein) but only to the extent that the Servicer believes that the amount of such advance will be recoverable from collections on the Contracts (an "ADVANCE"). The
                                    Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the Contracts or from other sources to the extent described in the related Prospectus Supplement. The Servicer will disclose the aggregate amount of Advances and the amount of related delinquencies on Contracts as part of the monthly statement provided to
                                    Securityholders and described in "CERTAIN
                                    INFORMATION REGARDING THE SECURITIES --
                                    REPORTS TO SECURITYHOLDERS" herein. The
                                    making of Advances indicates that while
                                    interest payable on a portion of the
                                    Contracts in the overall pool of Contracts held by the Trust may be delinquent, the Servicer believes that it will ultimately be reimbursed for such Advances from collections on the pool of Contracts as a whole.

                                    Unless otherwise provided in the related
                                    Prospectus Supplement, under the respective
                                    Sale and Servicing Agreement or Pooling and
                                    Servicing Agreement, the Trust Depositor has agreed, in the event of a breach of certain representations and warranties related to the Contracts made by the Trust Depositor and contained therein, to repurchase such Contract within a certain number of days as specified in the related Prospectus
                                    Supplement, unless such breach is cured.
                                    Eaglemark, as Seller under the related
                                    Transfer and Sale Agreement(rights in
                                    respect of which will be assigned to a
                                    Trust) is obligated to repurchase the
                                    Contracts from the Trust Depositor
                                    contemporaneously with the Trust Depositor's purchase of such Contracts from the Trust.
                                    See "CERTAIN INFORMATION REGARDING THE
                                    SECURITIES--CONVEYANCE OF CONTRACTS" and
                                    "DESCRIPTION OF THE TRANSFER AND SALE
                                    AGREEMENTS."

Security Interests in the
Motorcycles; Consumer Protection
Laws; Repurchase
Obligations. . . . . . . . . . . .  In connection with the sale of the
                                    Contracts, security interests in the
                                    Motorcycles securing the Contracts will be
                                    assigned by the Seller to a Trust Depositor
                                    pursuant to a Transfer and Sale Agreement,
                                    which Trust Depositor will, in turn, assign
                                    such security interests to the Trust
                                    pursuant to either a Sale and Servicing
                                    Agreement or a Pooling and Servicing
                                    Agreement. In the case of an Owner Trust,
                                    such security interests in turn will be
                                    pledged and assigned to the related
                                    Indenture Trustee as security for any Notes
                                    issued by such Trust. The certificates of
                                    title to the Motorcycles, however, will not
                                    be amended or reissued to reflect the sale
                                    of the Contracts and assignment of security
                                    interests to either the Trust Depositor or
                                    the Trust or the pledge pursuant to any
                                    Indenture, due to the administrative burden
                                    and expense inherent in physically revising
                                    notations of security interests on
                                    certificates of title for the numerous
                                    individual Contract obligors in each
                                    applicable state where Contracts were
                                    originated (and paying associated fees in
                                    such states). In the absence of such
                                    amendments, either the related Trust, the
                                    Applicable Trustee or both will not have a
                                    perfected security interest in the
                                    Motorcycles securing the Contracts in some
                                    states. The Seller will be obligated to
                                    repurchase any Contracts sold to the
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                                    related Trust Depositor (and subsequently sold by
                                    such Trust Depositor to such Trust) as to
                                    which there did not exist on the Closing
                                    Date a first priority perfected security
                                    interest in the name of the Company in the
                                    related Motorcycle, if such failure
                                    materially and adversely affects the
                                    interest of the Trust Depositor or such
                                    Trust in such Contract and if such failure
                                    is not cured in a timely manner.

                                    To the extent their respective security
                                    interests in a Motorcycle are perfected, the related Trust and the Applicable Trustee will have a prior claim over subsequent purchasers of such Motorcycle and holders of subsequently perfected security interests therein. However, as against liens for repairs or storage of a Motorcycle or for taxes unpaid by the related obligor with respect to the Contract (the "OBLIGOR"), or through fraud or negligence, the related
                                    Trust or the Applicable Trustee could lose its security interest or the priority of its security interest in a Motorcycle. The
                                    Seller will not have any obligation to
                                    repurchase a Contract with respect to which the related Trust or the Applicable Trustee loses its security interest or the priority of its security interest in the related
                                    Motorcycle after the Closing Date due to any such lien for repairs, storage or taxes or the negligence or fraud of a third party.

                                    Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. The Trust
                                    Depositor will be obligated to repurchase from the applicable Trust any Contract that fails to comply with such requirements and contemporaneously therewith the Seller, pursuant to the related Transfer and Sale
                                    Agreement, will be obligated to repurchase such Contract from the Trust Depositor.

Tax Status. . . . . . . . . . . . . The federal income tax consequences applicable to a Trust and to the Notes and
                                    Certificates issued by the Trust will depend
                                    upon whether the Trust is an Owner Trust,
                                    Grantor Trust or, under 1996 legislation
                                    effective on September 1, 1997, a FASIT (as
                                    each of those terms is described herein) as
                                    specified in the Prospectus Supplement
                                    applicable to such Trust. See "FEDERAL
                                    INCOME TAX CONSEQUENCES" herein for a fuller
                                    discussion of the following summary of
                                    federal income tax treatment.

                                    For a Trust which is an Owner Trust, Federal
                                    Tax Counsel (as defined herein) will deliver its opinion that, for federal income tax purposes, any Notes issued by such Trust will be characterized as debt, and the Trust will not be characterized as an association
                                    (or a publicly traded partnership) taxable as a corporation. Each holder of a Note (a
                                    "NOTEHOLDER"), by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each holder of a Certificate (a "CERTIFICATEHOLDER") issued by such Trust, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes.

                                    For a Trust which is a Grantor Trust,
                                    Federal Tax Counsel will deliver its opinion
                                    that the Trust will be classified as a
                                    grantor trust for federal income tax
                                    purposes and not as an association taxable
                                    as a corporation. Each Certificateholder
                                    will be treated as the owner of an undivided
                                    interest in the assets of the Trust,
                                    including the Contracts. Accordingly, each
                                    Certificateholder must report on its federal
                                    income tax
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                                    return its share of income from the Contracts
                                    and, subject to limitations on deductions by
                                    individuals, estates and trusts, may deduct
                                    its share of the reasonable fees paid by the
                                    Trust, as if such Certificateholder held its
                                    share of the assets of the Trust directly.
                                    Furthermore, the Certificates may represent
                                    interests in "STRIPPED BONDS" and "STRIPPED COUPONS"
                                    within the meaning of Section 1286 of the
                                    Code (as defined herein).

                                    For a Trust which properly elects to be a FASIT, Federal Tax Counsel will deliver its opinion that the Trust will be treated as a FASIT and the Securities issued by the FASIT will be characterized as debt for federal income tax purposes.

ERISA Considerations. . . . . . . . Fiduciaries of employee benefit plans and certain retirement arrangements that are
                                    subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"),
                                    or Section 4975 of the Code, should
                                    carefully review with their legal advisors
                                    whether the purchase or holding of the
                                    Securities may give rise to a transaction
                                    that is prohibited or is not otherwise
                                    permissible either under ERISA or Section
                                    4975 of the Code. See "ERISA CONSIDERATIONS"
                                    herein and in the related Prospectus
                                    Supplement.

Ratings . . . . . . . . . . . . . . It is a condition to the issuance of the
                                    Securities to be offered hereunder that they
                                    be rated in one of the four highest rating
                                    categories by at least one nationally
                                    recognized statistical rating organization
                                    (a "RATING AGENCY"). A rating is not a
                                    recommendation to purchase, hold or sell
                                    Securities inasmuch as such rating does not
                                    comment as to market price or suitability
                                    for a particular investor. Ratings of
                                    Securities will address the likelihood of
                                    the payment of principal and interest
                                    thereon pursuant to their terms. The ratings
                                    of Securities will not address the
                                    likelihood of an early return of invested
                                    principal. There can be no assurance that a
                                    rating will remain for a given period of
                                    time or that a rating will not be lowered or
                                    withdrawn entirely by a Rating Agency if in
                                    its judgment circumstances in the future so
                                    warrant. For more detailed information
                                    regarding the ratings assigned to any class
                                    of a particular series of Securities, see
                                    "SUMMARY OF TERMS -- RATINGS" herein and
                                    "RISK FACTORS - RATINGS OF THE SECURITIES"
                                    in the related Prospectus Supplement.

                                       12

                                     RISK FACTORS

     In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any series of Securities, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities of any such series. This Prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below.

     REINVESTMENT RISK ASSOCIATED WITH PRE-FUNDING ACCOUNTS AND COLLATERAL REINVESTMENT ACCOUNTS. If so provided in the related Prospectus Supplement, on the Closing Date the Pre-Funded Amount specified in such Prospectus Supplement will be deposited into the Pre-Funding Account. In addition, if so specified in the related Prospectus Supplement, on the Closing Date specified amounts will be deposited into the Collateral Reinvestment Account. During the Revolving Period, principal will not be distributed on the Securities of the related series, and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Contracts that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used to purchase Subsequent Contracts from the Trust Depositor (which, concurrently will acquire such Subsequent Contracts from the Company) from time to time during the related Funding Period or Revolving Period, as applicable. If the principal amount of the eligible Subsequent Contracts acquired by the Company from Dealers during a Funding Period or Revolving Period is less than the Pre-Funded Amount or the amount on deposit in the Collateral Reinvestment Account, as the case may be, the Company may have insufficient Subsequent Contracts to transfer to the Trust Depositor. To the extent that the entire Pre-Funded Amount or the entire amount on deposit in the Collateral Reinvestment Account has not been applied to the purchase of Subsequent Contracts by the end of the related Funding Period or Revolving Period, any amounts remaining in the Pre-Funding Account or the Collateral Reinvestment Account will be distributed as a prepayment of principal to Noteholders, if applicable, and Certificateholders (collectively, the "SECURITYHOLDERS") on the Distribution Date at or immediately following the end of such Funding Period or Revolving Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement (the "MANDATORY SPECIAL REDEMPTION"). To the extent a Securityholder receives such a prepayment of principal, there may not then exist a comparably favorable reinvestment opportunity for such Securityholder. The Securityholders will bear all reinvestment risk resulting from such prepayments. See also "-- PREPAYMENTS ON CONTRACTS AFFECT YIELD ON SECURITIES" below.

     SALES OF SUBSEQUENT CONTRACTS AND EFFECT ON POOL CHARACTERISTICS. Any conveyance of Subsequent Contracts to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "SUBSEQUENT TRANSFER DATE"), of the following conditions precedent, among others: (i) each such Subsequent Contract must satisfy the eligibility criteria specified in the related Transfer and Sale Agreement, Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable; (ii) the Company and Trust Depositor shall not have selected such Subsequent Contracts in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates (as such term is defined in the related Prospectus Supplement) for such Subsequent Contracts, all of the Contracts in the Trust, including the Subsequent Contracts to be conveyed to the Trust as of such date, must satisfy the parameters described under "THE CONTRACTS" herein and "THE CONTRACTS" in such Prospectus Supplement; and (iv) the Trust Depositor must execute and deliver to such Trust a written assignment conveying such Subsequent Contracts to such Trust. Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Contracts. It is not anticipated, however, that the characteristics of the pool of Contracts as a whole will vary significantly following the addition of Subsequent Contracts.

     RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED MOTORCYCLES. Each Contract is secured by a security interest in a Motorcycle. As part of the sale and assignment of Contracts to a Trust, security interests in the related Contracts will be assigned by the Seller to the Trust Depositor and by the Trust Depositor to such Trust. In most states, such an assignment is an effective conveyance of a security interest without amendment of any such security interest noted on a Motorcycle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, in order to perfect such security interest, certain states require the notation of a secured party's security interest on the vehicle's certificate of title as filed with the applicable state motor vehicle registrar or similar state authority. Due to administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect the conveyance and assignment of Eaglemark's interest therein to the Trust Depositor, the conveyance and assignment of the Trust Depositor's interest therein to the Trust and the pledge of the Trust's interest therein to the Indenture Trustee, as applicable. In the absence of such an amendment, the Applicable Trustee, in certain cases, will not have a perfected security interest in the Motorcycles. By not specifying the related Trust as a secured party on the certificate of title, the security interest of the Trust, the Indenture Trustee or both could be defeated through fraud or negligence of the Seller or as a result of the imposition of a lien for repairs or storage of a Motorcycle or for taxes unpaid by the Obligor under the related Contract.

     Pursuant to the Transfer and Sale Agreement, Eaglemark will make certain representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each Motorcycle securing a Contract. A breach of any such representation and warranty that materially and adversely affects the Trust's interest in any Contract would create an obligation of the Trust Depositor in the Sale and Servicing Agreement to repurchase such Contract from the Trust and a simultaneous obligation of Eaglemark to repurchase such Contract from the Trust Depositor (which right of the Trust Depositor against Eaglemark is assigned to the Trust) unless such breach is cured. In the event that the Trust must rely on repossession and resale of Motorcycles securing Contracts that are in default to recover principal and interest due thereon, certain other factors may limit the ability of the Trust to realize upon the Motorcycle or may limit the amount realized to less than the amount due. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS" below.

     To the extent that the Trust's and the Applicable Trustee's security interest in a Motorcycle is perfected, the Trust and the Applicable Trustee will have a prior claim under applicable state laws over subsequent purchasers of such Motorcycle and holders of subsequently perfected security interests therein. However, as against liens for repairs or storage of a Motorcycle or taxes unpaid by the Obligor on the Contract secured thereby, the Trust and the Applicable Trustee could lose their respective security interests or the priority of such security interests in a Motorcycle. In addition, even if the Seller, the Trust or the Applicable Trustee were to be identified as the secured party on the certificate of title of a Motorcycle, such secured party's security interest could be defeated by the fraud or forgery of the vehicle owner or by administrative errors by applicable state or local agencies responsible for titling vehicles. The Company will not have any obligation to repurchase a Contract with respect to which the Trust or the Applicable Trustee loses its security interest in the related Motorcycle after the Closing Date due to any such lien for repairs, storage or taxes or due to the negligence or fraud of a third party.

     ADDITIONAL LEGAL LIMITS ON THE APPLICABLE TRUSTEE'S ABILITY TO REALIZE ON ITS SECURITY INTEREST IN THE MOTORCYCLES - BANKRUPTCY LAWS. Under the United States Bankruptcy Code, a court in a bankruptcy case with respect to an Obligor on a Contract may prevent the Applicable Trustee from repossessing a Motorcycle and may reduce the amount of secured indebtedness or change the amount or timing of monthly payments or the interest rate applicable to a Contract.

     ADDITIONAL LEGAL LIMITS ON THE APPLICABLE TRUSTEE'S ABILITY TO REALIZE ON ITS SECURITY INTEREST IN THE MOTORCYCLES - CONSUMER PROTECTION LAWS. Numerous federal and state consumer protection laws impose requirements on lenders and/or servicers with respect to conditional financing arrangements such as the Contracts, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges) and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. Failure by Dealers or Eaglemark to comply with such requirements could have the effect of subjecting an assignee of the Contracts to the related claims and defenses of the Obligor on such Contract. This risk would apply to a Trust as assignee, and with respect to an Owner Trust, the Indenture Trustee as pledgee, of the Contracts. See also "CERTAIN LEGAL ASPECTS OF THE CONTRACTS -- CONSUMER PROTECTION LAWS" below.

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Motorcycle in a timely fashion.

     The Seller will warrant under the related Transfer and Sale Agreement that each Contract complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the related Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Contract, such violation would constitute a breach of the warranties of the Seller under the related Transfer and Sale Agreement and would create an obligation of the Seller to repurchase the Contract from the Trust, through the Trust Depositor (with the Trust as assignee of the Trust Depositor's rights against the Seller in this regard), unless the breach were cured. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF CONTRACTS".

     COMPANY BANKRUPTCY CONSIDERATIONS. Winston & Strawn, counsel to the Company and the Trust Depositor, will render an opinion to the Applicable Trustee that in the event the Company became a debtor under the United States Bankruptcy Code, the transfer of the Contracts from the Company to the Trust Depositor in accordance with the Transfer and Sale Agreement (and any related purchase agreement in connection with transfers of Subsequent Contracts; hereinafter, a "SUBSEQUENT PURCHASE AGREEMENT") would be treated as a sale and not as a pledge to secure borrowings and that the Trust Depositor would not be consolidated with the Company as a single entity. If, however, the transfer of the Contracts from the Company to the Trust Depositor were treated as a pledge to secure borrowings by the Company or if the Trust Depositor were ordered consolidated with the Company as a single entity or were to become bankrupt for any reason, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the Uniform Commercial Code ("UCC") would remain property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by
Article 9 of the UCC. If, following a bankruptcy of the Company, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then similar reductions or delays in payments of collections on or in respect of the Contracts could occur. Additionally, because the Company has purchased Contracts from Dealers located in the Tenth Circuit which could become debtors in a bankruptcy proceeding, the rationale of such case could be applicable to such Dealers' sales of Contracts to the Company and the corresponding negative implications for timing of receipt of payments with respect to such Contracts may occur.

     RISKS ASSOCIATED WITH NON-RECOURSE NATURE OF SECURITIES - NO RECOURSE TO THE COMPANY, TRUST DEPOSITORS OR THEIR AFFILIATES. None of the Company, any Trust Depositor or any of their affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Contracts of a given Trust. However, in connection with the sale of Contracts by the Trust Depositor to a given Trust, the Trust Depositor will make representations and warranties with respect to the characteristics of such Contracts and, in certain circumstances, the Trust Depositor may be required to repurchase Contracts with respect to which such representations and warranties have been breached. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF CONTRACTS". The Company, as Seller, will correspondingly be obligated to the Trust Depositor under the Transfer and Sale Agreement (which rights of the Trust Depositor against the Company will be assigned to the Trust) to repurchase the Contracts from the Trust Depositor contemporaneously with the Trust Depositor's purchase of the Contract from a Trust. See "DESCRIPTION OF THE TRANSFER AND SALE AGREEMENT".

Moreover, if the Company were to cease acting as Servicer, delays in processing payments on the Contracts and information in respect thereof could occur and result in delays in payments to the Securityholders. The related Prospectus Supplement may set forth certain additional information regarding the Company and any Trust Depositor.

     RISKS ASSOCIATED WITH NON-RECOURSE NATURE OF SECURITIES - TRUSTS HAVE NO SIGNIFICANT ASSETS OR SOURCES OF FUNDS OTHER THAN THE CONTRACTS. None of the Trusts will have, nor will any Trust be permitted or expected to have, any significant assets or sources of funds other than the Contracts and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Collateral Reinvestment Account, a Reserve Fund and any other credit enhancement or Trust Property. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Trust Depositor, the Servicer, the Applicable Trustee, or any other person or entity (except as may be described in a Prospectus Supplement).
Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Collateral Reinvestment Account (if any), the Reserve Fund (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. Any such credit enhancement will not cover all contingencies, and losses in excess of amounts available pursuant to such credit enhancement will be borne directly by the Securityholders.

     SUBORDINATION OF CERTAIN CLASSES OF SECURITIES. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Notes, if any, or Certificates of a series may be subordinated in priority of payment to interest and principal due on certain of the Notes, if any, of such series or one or more classes of Certificates of such series. As a result of such subordination, in the event that losses with respect to the Contracts and associated reductions in collections require application of available collections and credit enhancement to a class of Securities with priority of payment over another class, there may not be sufficient assets remaining to pay amounts due on the subordinated Securities.

     PREPAYMENTS ON CONTRACTS AFFECT YIELD OF SECURITIES. By their terms, the Contracts may be prepaid, in whole or in part, at any time and each Contract contains a provision which permits the Trust Depositor to require full prepayment in the event of a sale of the Motorcycle securing a Contract.
 In addition, repurchases of the Contracts by the Seller through the Trust Depositor could occur in the event of a breach of a representation and warranty with respect to the Contracts and upon exercise of the Trust Depositor's option to repurchase Contracts when the aggregate outstanding principal balances of the Contracts owned by the Trust (the "POOL BALANCE") has decreased to a certain level. Any prepayments and repurchases of Contracts will reduce the average life of the Contracts and the interest received by the Noteholders or Certificateholders over the life of the Notes or Certificates (for this purpose the term "PREPAYMENT" includes liquidations due to default, as well as receipt of proceeds from credit life, credit
disability and casualty insurance policies).   In addition, with respect to
an Owner Trust the occurrence of a Mandatory Special Redemption at or before the end of the Funding Period would have the effect of reducing the interest received by Noteholders over the life of the Notes.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related pool of Contracts during the applicable Due Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts, or repurchases of Contracts, as described above, will be borne entirely by the Securityholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Contracts and the related series of Securities. See "WEIGHTED AVERAGE LIFE OF THE SECURITIES."

     SOCIAL, ECONOMIC AND OTHER FACTORS AFFECTING THE PERFORMANCE OF THE CONTRACTS OR GENERATION OF SUBSEQUENT CONTRACTS. Economic conditions in states or U.S. Territories where Obligors reside may affect the delinquency, loan loss and repossession experience of a Trust with respect to the related Contracts. The performance by such Obligors, or the ability of Eaglemark to acquire from Dealers sufficient Subsequent Contracts for purchase with the Pre-Funded Amount, may be affected by a variety of social and economic factors including, but are not limited to, interest rates, unemployment levels, the rate of inflation, and consumer perception of economic conditions generally. However, neither Eaglemark nor the Trust Depositor is able to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by any Obligors, or the availability of Subsequent Contracts in cases where Subsequent Contracts are to be transferred to a Trust as specified in the related Prospectus Supplement.

     RISK OF COMMINGLING. With respect to each Trust, the Servicer will be obligated to deposit all payments on the Contracts (from whatever source) and all proceeds of such Contracts collected during each Due Period into the Collection Account of such Trust within two business days of receipt thereof. However, if so provided in the related Prospectus Supplement, in the event that the Company satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies affirm their ratings of the related Securities at the initial level, then for so long as the Company is the Servicer and provided that (i) there exists no Servicer Default (as defined herein) and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in such Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date. The Servicer will also be obligated to deposit the aggregate Purchase Amount (as defined herein) of Contracts purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Contracts and payment of the aggregate Purchase Amount with respect to Contracts purchased by the Servicer.

     NOTEHOLDERS' ABILITY TO REMOVE SERVICER WITHOUT CERTIFICATEHOLDERS' CONSENT. Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities issued by an Owner Trust that includes Notes, in the event a Servicer Default (as defined herein) occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- RIGHTS UPON SERVICER DEFAULT", may remove the Servicer without the consent of the Owner Trustee or any of the Certificateholders with respect to such series. The Owner Trustee or the Certificateholders with respect to such series will not have the ability, without the concurrence of the Noteholders of such series, to remove the Servicer if a Servicer Default occurs.

     NO ASSURANCES GIVEN AS TO CHANGES IN THE RATINGS OF THE SECURITIES. It is a condition to the issuance of the Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a "RATING AGENCY"). A rating is not a recommendation to purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of Securities will not address the likelihood of an early return of invested principal. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular series of Securities, see "SUMMARY OF TERMS -- RATINGS" and "RISK FACTORS -- RATINGS OF THE SECURITIES" in the related Prospectus Supplement.

     BOOK-ENTRY REGISTRATION - SECURITYHOLDERS LIMITED TO EXERCISING THEIR
RIGHTS THROUGH DTC.   Each class of Securities of a given series will be
initially represented by one or more certificates registered in the name of Cede & Co. ("CEDE"), or any other nominee for The Depository Trust Company ("DTC") set forth in such Prospectus Supplement (Cede, or such other nominee, "DTC'S NOMINEE"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities (as defined herein) for such series are issued, Securityholders will not be recognized by the Applicable Trustee. Hence, until Definitive Securities are issued, Securityholders will be able to exercise their rights only indirectly through DTC and its participating organizations. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" and "-- DEFINITIVE SECURITIES".

     LIMITED LIQUIDITY. There is currently no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

     RISKS RELATING TO YEAR 2000 ISSUES. The "Year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits to identify a year in the date field rather than four. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000.

     Eaglemark Financial, the parent of Eaglemark, is addressing the Year 2000 issue from a corporate perspective. In 1997, Eaglemark established a corporate Year 2000 compliance program to provide oversight from both a business and technical perspective. The program coordinates vendors, consultants, local and regional resources in a focused effort to validate and track Year 2000 compliance. Eaglemark has completed an investigation of the impact of Year 2000 on its internal applications that include PC-based and mid-range platforms and products. Eaglemark currently does not support mainframe systems in-house. Eaglemark plans to be fully Year 2000 compliant with its internal, critical systems by December 31, 1998. As a prerequisite to purchase, all new or replacement systems acquired by Eaglemark have been certified as Year 2000 compliant by third-party software vendors. As implementation of these products progresses, technical and user project teams include Year 2000 testing scripts as part of acceptance testing criteria. Additionally, Eaglemark is tracking the progress of its third-party processors to meet the December 31, 1998 target for Year 2000 compliance. Eaglemark has begun the process of developing a contingency plan to address the possibility that its systems will not be fully Year 2000 compliant by December 31, 1999.

     Eaglemark expects all of its third-party providers to find and correct Year 2000 deficiencies. To this end, Eaglemark is in the process of accessing the readiness of its third-party providers whose system disruptions or data delivery would be problematic to Eaglemark. Eaglemark has sent its third-party providers a Year 2000 questionnaire to assist in our evaluation of their Year 2000 compliance efforts. Once Eaglemark receives their responses, it will develop a critical supplier list for additional inquiry and follow up until their Year 2000 readiness is confirmed.

     Management does not anticipate that the total cost to Eaglemark of these Year 2000 compliance activities will be material to its financial position or results of operations in any given year. All costs incurred to date have been internal. The costs of these activities has been figured into the 1998 and 1999 budgets and none of the costs relating to such activities will be paid out of the Trust Property.

     If Eaglemark, as Servicer, the Owner Trustee or the Indenture Trustee do not have computerized systems that are Year 2000 compliant by the Year 2000, the ability to service the Contracts (in the case of the Servicer), to make distributions to the Noteholders (in the case of the Indenture Trustee) and Certificateholders (in the case of the Owner Trustee) may be materially and adversely affected.

                                      THE TRUSTS

     With respect to each series of Securities, the Trust Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool of retail installment sales contracts of new and used Harley-Davidson motorcycles, or in certain limited instances Motorcycles manufactured by Buell (limited to 2.5% of the principal balance of the Contracts owned by a Trust) and Motorcycles manufactured by certain Other Manufacturers (see "OTHER MANUFACTURERS" herein) (limited to 10% of the principal balance of the Contracts owned by a Trust) as well as all payments due thereunder on and after the applicable Cutoff Date. Such Contracts will be sold by the Company to the Trust Depositor but will continue to be serviced by the Company as Servicer. On the applicable Closing Date, after the issuance of the Certificates and any Notes of a given series, the

Trust Depositor will sell the Initial Contracts to the Trust to the extent specified in the related Prospectus Supplement. If and to the extent so provided in the related Prospectus Supplement, Subsequent Contracts will be conveyed to the Trust as frequently as daily during the Funding Period. In addition, if so provided in the related Prospectus Supplement, the property of a Trust may also include monies deposited into the Collateral Reinvestment Account on the Closing Date. With respect to an Owner Trust, during the Revolving Period (if applicable), principal will not be distributed on the Securities of the related series, and principal collections on the Contracts of such Trust, together with (if and to the extent described in the related Prospectus Supplement) interest collections on such Contracts that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account and will be used by the Trust to purchase Subsequent Contracts during such Revolving Period. Any Subsequent Contracts so conveyed will also be assets of the applicable Trust, subject, in the case of any Owner Trust that issues Notes, to the prior rights of the related Indenture Trustee and the Noteholders, if any, in such Subsequent Contracts. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Motorcycles and any other interest of the Trust Depositor in such Motorcycles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Motorcycles or the Obligors, as the case may be; (iv) the interest of the Trust Depositor in any proceeds from recourse to Dealers (as defined herein) or other originators in respect of Contracts as to which the Servicer has determined that eventual repayment in full is unlikely; and (v) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Collateral Reinvestment Account, a Reserve Fund or other form of credit enhancement or such other property, may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

     The Servicer will continue to service the Contracts held by each Trust and will receive fees for such services. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SERVICING COMPENSATION AND PAYMENT OF EXPENSES" herein and in the related Prospectus Supplement. To facilitate the servicing of the Contracts, the Trust Depositor and the Applicable Trustee will authorize the Servicer to retain physical possession of the Contracts held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect the sale and assignment of the security interest in the Motorcycles to each Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Motorcycles in all states. See "RISK FACTORS -- RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED MOTORCYCLES"; "CERTAIN LEGAL ASPECTS OF THE CONTRACTS"; and "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF CONTRACTS" herein.

     If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Fund, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Fund or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Contracts, the proceeds from the repossession and sale of Motorcycles which secure defaulted Contracts and the proceeds from any recourse against Dealers or other originators with respect to such Contracts. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Motorcycles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Contracts, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- DISTRIBUTIONS", "-- CREDIT AND CASH FLOW ENHANCEMENT" and "CERTAIN LEGAL ASPECTS OF THE CONTRACTS".

     The principal offices of each Trust and the related Applicable Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE AND THE INDENTURE TRUSTEE

     The Trustee and the Indenture Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Applicable Trustee's liability in connection with the issuance and sale of the related Securities will be limited solely to the express obligations of such Applicable Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. The Applicable Trustee may resign at any time, in which event the Servicer, or its successor (or, in the case of an Owner Trust that issues Notes, the Administrator thereof), will be obligated to appoint a successor trustee. The Administrator of any Owner Trust that issues Notes and the Servicer in respect of any Grantor Trust may also remove the Applicable Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Applicable Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee or Indenture Trustee, as applicable, and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                             HARLEY-DAVIDSON MOTORCYCLES

     All of the Motorcycles securing Contracts were manufactured by Harley-Davidson, except that not more than 2.5% of the Contracts (including all Subsequent Contracts) may relate to, and be secured by, Motorcycles manufactured by Buell, and not more than 10.0% of the Contracts (including all Subsequent Contracts) may relate to, and be secured by, Motorcycles manufactured by Other Manufacturers. See "OTHER MANUFACTURERS." Buell produces "PERFORMANCE" motorcycles using engines and certain other parts manufactured by Harley-Davidson.

     Harley-Davidson produces and sells premium heavyweight motorcycles. Within the heavyweight class, Harley-Davidson sells touring motorcycles (equipped for long-distance touring), as well as custom motorcycles which emphasize the distinctive styling associated with certain classic Harley-Davidson motorcycles. Harley-Davidson motorcycles are based on variations of five basic chassis designs and are powered by one of four air cooled, twin cylinder engines of "V" configuration which have displacements of 883cc, 1200cc, 1340cc and 1450cc. Harley-Davidson manufactures its own engines and frames and is the only major manufacturer of motorcycles in the United States.

     Buell produces "PERFORMANCE" motorcycles using Harley-Davidson 1200cc engines that are further modified in the manufacturing process, as well as certain other Harley parts. The "PERFORMANCE" aspect of the motorcycles refers to overall handling characteristics of the motorcycle, including cornering, acceleration and braking. Buell motorcycles and related products are currently distributed exclusively through Harley-Davidson dealers. Buell's overall share of the "PERFORMANCE" market is negligible, but increasing.

                                 OTHER MANUFACTURERS

     Except as otherwise specified in the related Prospectus Supplement, Contracts aggregating not more than 10.0% of the aggregate principal balances of all Contracts in a Trust (including Subsequent Contracts) may relate to, and be secured by, Motorcycles manufactured by Honda, Yamaha, Suzuki, Kawasaki as well as certain other manufacturers. Such Motorcycles fall within two (2) categories: "touring cycles" (with displacements typically over 750cc) which are generally intended for use in long distance travel, and "street legal cycles", which include all other motorcycles which may be licensed for street use under applicable state or local law and which are not generally viewed as falling with the "touring cycle" category.

                                    THE CONTRACTS

GENERAL

     The Contracts (including Subsequent Contracts) in each Trust have been or will be purchased by the Company from a network of Harley-Davidson Dealers located throughout the United States. The Company's personnel contact Dealers and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the Dealer wishes to use the Company's available customer financing, the Dealer must make an application to the Company for approval.

     Contracts (including Subsequent Contracts) that the Company purchases are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The Dealer submits the customer's credit application and purchase order to the Company's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the proposed buyer's paying habits, length and likelihood of continued employment and certain other procedures. The Company's current underwriting guidelines for Contracts generally require that the monthly payment on the Contract, together with the Obligor's other fixed monthly obligations, not exceed 40% of the Obligor's monthly gross income; provided, however, the Company may originate a Contract in excess of 40% of an Obligor's monthly gross income if the Obligor makes a larger down payment or has an exceptionally good credit rating or other offsetting factors exist. With respect to Contracts for new Motorcycles, and for used Motorcycles of model year 1990 or later, the Company generally finances up to 90% of the Motorcycle's sales price. The Company generally finances up to 85% of such amount for used Motorcycles of a model year earlier than 1990. The Company will also finance certain Dealer installed accessories, sales tax and title fees as well as premiums for the term of the contract on optional credit life and accident and health insurance, premiums for extended warranty insurance and premiums for required physical damage insurance on the Motorcycle which financed amounts are part of the principal balance of the respective Contract. If the application meets the Company's guidelines and the credit is approved, the Company purchases the Contract when the customer accepts delivery of the Motorcycle.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the experience of the Company pertaining to delinquencies, repossessions and net losses with respect to new and used Motorcycle Contracts will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any particular pool of Contracts will be comparable to prior experience or to such information.

                       WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Contracts are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "PREPAYMENTS" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Contract, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and from certain purchases or repurchases of Contracts from the Trust.) All of the Contracts are prepayable at any time without penalty to the Obligor. The rate of prepayment of Contracts is influenced by a variety of economic, social and other factors. In addition, under certain circumstances, the Company, through the Trust Depositor, will be obligated to repurchase Contracts from a given Trust pursuant to the related Transfer and Sale Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain representations and warranties. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF CONTRACTS" and "-- SERVICING PROCEDURES". See also "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- TERMINATION" regarding the Trust Depositor's option to repurchase the Contracts from a given Trust (and the Seller's option to concurrently repurchase such Contracts from the Trust Depositor) and "-- INSOLVENCY EVENT" regarding the sale of the Contracts owned by a Trust if an Insolvency Event with respect to the Trust Depositor applicable to such Trust occurs.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related pool of Contracts during the applicable Due

Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Contracts and the related series of Securities.

                         POOL FACTORS AND TRADING INFORMATION

     The "NOTE POOL FACTOR" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "CERTIFICATE POOL FACTOR" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     Unless otherwise provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning, with respect to the Due Period immediately preceding such Distribution Date, payments received on the Contracts, the Pool Balance, each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- REPORTS TO SECURITYHOLDERS".

                                   USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the Trust will use the net proceeds received from the sale of the Securities (i) to purchase the Initial Contracts and related assets from the Trust Depositor, (ii) to make the deposit, if any, of the Pre-Funded Amount into the Pre-Funding Account, if any, and (iii) to make the initial deposit, if any, to the Collateral Reinvestment Account, if any. The Seller will use the net proceeds from the Trust Depositor's purchase of the Initial Contracts, as well as Subsequent Contracts, for the repayment of warehouse lines through which it finances its Motorcycle conditional sales contracts, and for other corporate purposes.

                 EAGLEMARK FINANCIAL SERVICES, INC.; EAGLEMARK, INC.;
                               AND THE TRUST DEPOSITORS

EAGLEMARK FINANCIAL SERVICES, INC.

     Eaglemark Financial was formed in June 1992 with a capital infusion of $10,000,000 from Harley-Davidson and an additional $15,000,000 capital contribution from a major institutional investor in January 1993. In November 1995, Harley-Davidson purchased the equity owned by the major institutional investor and as a result Eaglemark Financial is a 97.8% owned subsidiary of Harley-Davidson. The business of Eaglemark Financial, through its 100% ownership of Eaglemark, has been to provide wholesale and retail financing, credit card and insurance services to Dealers and customers of Harley-Davidson.

EAGLEMARK, INC.

     Eaglemark was incorporated as a Nevada corporation in 1992 and is a wholly-owned subsidiary of Eaglemark Financial. Eaglemark began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson Dealers from ITT Commercial Finance; subsequently, Eaglemark entered the retail consumer finance business. Eaglemark provides financing to Harley-Davidson customers for new and used motorcycles, as well as certain other recreational products such as single-engine aircraft and marine products. Harley-Davidson Motorcycles are financed through the Canadian Harley-Davidson dealers under the trade name "Deeley Credit." Eaglemark also finances extended service contracts on Motorcycles. Eaglemark's financing, credit card and insurance programs are designed to work together as a package that appeals to the needs of Harley-Davidson's customers. The intent of such a package is to increase Dealer and customer loyalty to Eaglemark while improving revenue and profits over time. Eaglemark's principal executive offices are located at 4150 Technology Way, Carson City, Nevada 89706 (telephone 702/886-3200).

THE TRUST DEPOSITORS

     With respect to each series of Securities, the Trust Depositor will be a special-purpose finance subsidiary of the Company. All of the common stock of the Trust Depositor will be owned by Eaglemark. All of the officers and directors of each Trust Depositor will be employed by Eaglemark or Eaglemark Financial, except that at least two directors of each Trust Depositor shall at all times be independent of Eaglemark, Eaglemark Financial and Harley-Davidson.

                               DESCRIPTION OF THE NOTES

GENERAL

     Each Owner Trust may issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "DEPOSITORY"), except as set forth below. The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Company has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes (as defined herein) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "PARTICIPANTS"), and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" and "-- DEFINITIVE SECURITIES".

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "CERTAIN INFORMATION REGARDING THE SECURITIES -- FIXED RATE SECURITIES" and "-- FLOATING RATE SECURITIES". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to a related series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the Seller through the Trust Depositor exercising its option to repurchase the related pool of Contracts.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Payments to holders of Notes of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "DISTRIBUTION DATE"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to the holders of such class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- DISTRIBUTIONS" and "-- CREDIT AND CASH FLOW ENHANCEMENT".

     In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of such class. One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to the related series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the exercise by the Seller through the Trust Depositor or such other party as may be specified in the related Prospectus Supplement of its option to repurchase the related pool of Contracts. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- TERMINATION".

CERTAIN PROVISIONS OF THE INDENTURE

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, "EVENTS OF DEFAULT" under the related Indenture will include the following: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal, or any installment of the principal, of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in such Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of not less than 66 2/3% of the principal amount (or a lesser percentage as specified in the related Prospectus Supplement, but in no case not less than 50%) of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders not less than 66 2/3% (or a lesser percentage as specified in the related Prospectus Supplement, but in no case not less than 50%) of the principal amount of such Notes then outstanding.

     If the Notes of any series are declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the applicable Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from selling such Contracts following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of not less than 66 2/3% (or a lesser percentage as specified in the related Prospectus Supplement, but in no case not less than 50%) of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of each such outstanding Note.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Trust Depositor or the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among such other requirements as may be specified in the related Prospectus Supplement,
(i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and to perform or observe every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes (and, if so provided in such Indenture, the Certificates) of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder and (vi) any action as is necessary to maintain the lien and security interest of the Indenture shall have been taken.

     No Owner Trust will, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement or certain related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust,
(ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts properly withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) permit the validity or effectiveness of such Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or
(iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Motorcycle and arising solely as a result of an action or omission of the related Obligor).

     No Trust may engage in any activity other than as described herein or in the Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     MODIFICATION OF INDENTURE. Each Owner Trust and the related Indenture Trustee may, with the consent of the holders of more than 50% (or such higher percentage as specified in the related Prospectus Supplement) of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     However, with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will, among other things: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of such Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Trust Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) amend the provisions of the Indenture which specify the percentage of the aggregate principal amount of such Notes required to amend certain sections of such Indenture or certain other related agreements; or
(vii) permit the creation of any lien ranking prior to or on a parity with the lien of such Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, an Owner Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     ANNUAL COMPLIANCE STATEMENT. Each Owner Trust that issues Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Owner Trust that issues Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Owner Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon (i) the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes and (ii) the payment of all amounts and obligations, if any, which the Owner Trust owes to the Noteholders or Indenture Trustee on behalf of the Noteholders.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the related Administrator will be obligated to appoint a successor Trustee for such series. The Administrator may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Owner Trust will be obligated to appoint a successor Trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Trustee for any series of Notes does not become effective until acceptance of the appointment by the successor Trustee for such series.

                           DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     Except for the Certificates, if any, of a given series purchased by the Trust Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Except for the Certificates, if any, of a given series purchased by the Trust Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Company has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Trust Depositor. Unless and until Definitive Certificates (as defined herein) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Trust Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" and " -- DEFINITIVE SECURITIES". Any Certificates of a given series owned by the Trust Depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice or consent or taken any other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- INSOLVENCY EVENT").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal of and interest on each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the Distribution Date specified in the related Prospectus Supplement and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "CERTAIN INFORMATION REGARDING THE SECURITIES -- FIXED RATE SECURITIES" and "-- FLOATING RATE SECURITIES". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinated to payments in respect of the Notes of such series as more fully described in such Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. One or more classes of Certificates of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to the related series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the exercise by the Seller through the Trust Depositor or such other party as may be specified in such Prospectus Supplement of its option to repurchase the related pool of Contracts. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- TERMINATION".

                     CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("FIXED RATE SECURITIES") or at a variable or adjustable rate per annum ("FLOATING RATE SECURITIES"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "DESCRIPTION OF THE NOTES -- PRINCIPAL AND INTEREST ON THE NOTES" and "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL AND INTEREST".

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable "INTEREST RESET PERIOD" (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities) at a rate per annum determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in such Prospectus Supplement. The "SPREAD" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR SECURITY"), (ii) the Commercial Paper Rate (a "COMMERCIAL PAPER RATE SECURITY"), (iii) the Treasury Rate (a "TREASURY RATE SECURITY"), (iv) the Federal Funds Rate (a "FEDERAL FUNDS RATE SECURITY"), (v) the CD Rate (a "CD RATE SECURITY") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "INDEX MATURITY" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "STATISTICAL RELEASE H.15(519), SELECTED INTEREST RATES", or any successor publication, published by the Board of Governors of the Federal Reserve System. "COMPOSITE QUOTATIONS" means the daily statistical release entitled "COMPOSITE 3:30 P.M. QUOTATIONS FOR U.S. GOVERNMENT SECURITIES" published by the Federal Reserve Bank of New York. "INTEREST RESET DATE" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "CALCULATION AGENT") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "CD RATE" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD RATE DETERMINATION DATE") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDS (SECONDARY MARKET)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD RATE" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "CERTIFICATES OF DEPOSIT". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD RATE" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD RATE" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "CALCULATION DATE" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "COMMERCIAL PAPER RATE" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "COMMERCIAL PAPER RATE DETERMINATION DATE") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "COMMERCIAL PAPER". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "COMMERCIAL PAPER RATE" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "COMMERCIAL PAPER". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "COMMERCIAL PAPER RATE" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "COMMERCIAL PAPER RATE" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "MONEY MARKET YIELD" shall be a yield calculated in accordance with the following formula:

                                      D x 360
       Money Market Yield =  __________________________  x 100
                                   360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "CALCULATION DATE" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "FEDERAL FUNDS RATE" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "FEDERAL FUNDS RATE DETERMINATION DATE") for Federal Funds as published in H.15(519) under the heading "FEDERAL FUNDS (EFFECTIVE)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "FEDERAL FUNDS RATE" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "FEDERAL FUNDS/EFFECTIVE RATE". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "FEDERAL FUNDS RATE" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "FEDERAL FUNDS (EFFECTIVE)"; PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "FEDERAL FUNDS RATE" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "CALCULATION DATE" pertaining to any Federal Funds Rate
Determination Date shall be the next succeeding business day.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be established by the Calculation Agent for any LIBOR Security and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day (as defined herein) prior to the Interest Reset Date for such Interest Reset Period (the "LIBOR DETERMINATION DATE"). "TELERATE PAGE 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service as may be nominated by the information vendor for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750 on a LIBOR Determination Date, LIBOR for the related Interest Reset Period will be such rate. If on any LIBOR Determination Date such offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which will be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR with respect to such date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR with respect to such date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; PROVIDED, HOWEVER, that if such banks are not quoting as described above, LIBOR with respect to such date will be LIBOR applicable to the immediately preceding Interest Reset Period. "LIBOR BUSINESS DAY" as used herein means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "TREASURY RATE" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("TREASURY BILLS") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. GOVERNMENT SECURITIES -- TREASURY BILLS -- AUCTION AVERAGE (INVESTMENT)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date (as defined herein), the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "TREASURY RATE" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "TREASURY RATE" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "TREASURY RATE DETERMINATION DATE" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "CALCULATION DATE" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

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

BOOK-ENTRY REGISTRATION

     DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "NOTEHOLDER" and/or "CERTIFICATEHOLDER" with respect to a series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("SECURITY OWNERS") will not be recognized by the related Indenture Trustee as "NOTEHOLDERS", as such term is used in each Indenture, or by the related Trustee as "CERTIFICATEHOLDERS", as such term is used in each Trust Agreement and Pooling and Servicing Agreement, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its Participants.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a "BANKING ORGANIZATION" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "CLEARING CORPORATION" within the meaning of the Uniform Commercial Code as in effect in the State of New York, and a "CLEARING AGENCY" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable, through Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

     DTC has advised the Company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Trust Depositor, the Servicer, the related Administrator or the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     The Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("DEFINITIVE NOTES" and "DEFINITIVE CERTIFICATES", respectively, and collectively referred to herein as "DEFINITIVE SECURITIES") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator of an Owner Trust or Trustee of a Grantor Trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, Security Owners representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the related Security Owners.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the Applicable Trustee will be required to notify all applicable Security Owners of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Security Owners.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date, and on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in such Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

          (iii) the Pool Balance as of the close of business on the last day of the preceding Due Period;

          (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each as of the related record date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Due Period or Due Periods, as the case may be;

          (vi) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

          (vii) the amount of the aggregate realized losses, if any, for the related Due Period;

          (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each such term, if applicable, as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Purchase Amounts for Contracts, if any, that were repurchased in the related Due Period;

          (x) the balance of the Reserve Fund (if any) on such date, after giving effect to changes therein on such date;

          (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

          (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Contracts and is being passed through as payments of principal on the Securities of such series;

          (xiii) for each such date during the Revolving Period (if any), the remaining amount in the Collateral Reinvestment Account; and

          (xiv) for the first such date that is on or immediately following the end of the Revolving Period (if any), the amount remaining in the Collateral Reinvestment Account that has not been used to fund the purchase of Subsequent Contracts and is being passed through as payments of principal on the Securities of such series.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a registered Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES".

LIST OF SECURITYHOLDERS

     With respect to the Notes of any series, three or more holders of the Notes of such series may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related

Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     With respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

                   DESCRIPTION OF THE TRANSFER AND SALE AGREEMENTS

     On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement, the Company as Seller will transfer and assign to the applicable Trust, pursuant to a Transfer and Sale Agreement, its entire interest in the Initial Contracts, including its security interests in the related Motorcycles. Each such Contract will be identified in a schedule appearing as an exhibit to such Transfer and Sale Agreement (a "SCHEDULE OF
CONTRACTS").   The Seller will make certain representations and warranties in the Transfer and Sale Agreement with respect to each Contract, including that (references to the Closing Date below being deemed, in respect of Subsequent Contracts, to refer to the related Subsequent Transfer Date): (a) as of the related Cutoff Date the most recent scheduled payment was made or was not delinquent more than 30 days and, to the best of the Seller's knowledge, all payments on the Contract were made by the Obligor of the Contract; (b) as of the Closing Date no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents relating to the Contract and contained in the files maintained in connection therewith; (c) each Contract is a genuine, legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) as of the Closing Date no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) as of the Closing Date each Motorcycle securing a Contract is covered by certain insurance policies described under "-- INDIVIDUAL MOTORCYCLE INSURANCE" below; (f) each Contract was originated by a Dealer in the ordinary course of such Dealer's business which Dealer had all necessary licenses and permits to originate the Contracts in the state where such Dealer was located, was fully and properly executed by the parties thereto and was sold by such Dealer to the Seller without any fraud or misrepresentation on the part of such Dealer; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer, sale and assignment of the Contract unlawful, void or voidable; (h) each Contract and each sale of the related Motorcycle complies with all requirements of any applicable federal, state or local law and regulations thereunder, including, without limitation, usury, truth in lending, motor vehicle installment loan and equal credit opportunity laws, with such compliance not being affected by the Trust Depositor's conveyance and assignment of the Contracts to the Trust, or the Trust's pledge of the Contracts to the Indenture Trustee, as applicable, and the Seller will maintain in its possession, available for inspection by or delivery to the Trust Depositor and the Applicable Trustee, evidence of compliance with all such requirements; (i) as of the Closing Date no Contract has been satisfied, subordinated in whole or in part or rescinded and the Motorcycle securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Motorcycle covered thereby; such security interest has been conveyed and assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trust and, if applicable, pledged by the Trust to the Indenture Trustee; the Seller's lien is recorded on the original certificate of title, certificate of lien or other notification (the "LIEN CERTIFICATE") issued by the body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon (the "REGISTRAR OF TITLES") of the applicable state to a secured party which indicates the lien of the secured party on the Motorcycle; and the original certificate of title for each Motorcycle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Motorcycle the Lien Certificate will be received within 180 days of the Closing Date and will show, the Seller as original secured party under each Contract and as the holder of a first priority security interest in such Motorcycle (and with respect to each Contract for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related dealer that such Lien Certificate showing the Seller as lienholder has been applied for) and the Seller's security interest has been validly assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trust and (if applicable) pledged by the Trust to the Indenture Trustee, in order that immediately after the sale, each Contract will be secured by an enforceable and perfected first priority security interest in the Motorcycle in favor of the Applicable Trustee as secured party, which security interest is prior to all other liens upon and security interests in such Motorcycle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor, materials or any state law enforcement agency affecting a Motorcycle which may arise after such sale); (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person other than the Trust Depositor, as transferee of the Seller, the Trust as transferee of the Trust Depositor or the Indenture Trustee as pledgee of the Trust, and prior to the transfer of the Contract to the Trust Depositor the Seller has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and as of the Closing Date the Applicable Trustee will have a first priority perfected security interest therein; (m) as of the related Cutoff Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Seller has not waived any of the foregoing; (n) as of the Closing Date there are, to the best of the Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting a motorcycle securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract has a fixed rate of interest and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple interest basis over its term;
(p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Applicable Trustee, is true and correct, and (r) there is only one original of each Contract.
The Seller will also make certain representations and warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Initial Cutoff Date (plus the Pre-Funded Amount as of the Closing Date) equals the sum of the initial principal amount of the Notes and the Initial Certificate Principal Balance, and each Initial Contract has a minimum contractual rate of interest, (ii) all Motorcycles securing the Contracts are Harley-Davidson or Buell Motorcycles or Motorcycles of Other Manufacturers, (iii) a minimum percentage of the aggregate principal balance of the Initial Contracts is attributable to loans to purchase new Motorcycles and a maximum percentage of the aggregate Principal Balance of the Initial Contracts is attributable to loans to purchase used Motorcycles, (iv) no Initial Contract has a remaining maturity of more than 72 months, and (v) no adverse selection procedures were or will be employed in selecting the Contracts from the Seller's portfolio.

     Under the Transfer and Sale Agreements, the Seller will agree that in the event of a breach of any such representations and warranties made by the Seller that materially and adversely affects the Applicable Trustees' interest in any Contract the Seller will repurchase such Contract not later than two days prior to the first Determination Date (as defined herein) after the Seller becomes aware of such breach at a price (the "PURCHASE AMOUNT") equal to the outstanding principal balance on such Contract, plus accrued interest thereon through the most recently ended Due Period, unless such breach is cured. Under either the Sale and Servicing Agreements or the Pooling and Servicing Agreements, as applicable, the Trust Depositor will assign all of its right, title and interest in such representations and warranties (including the Seller's repurchase obligations) to the Trustee or the Owner Trust, as applicable. Under the Indenture, if any, the Trust will pledge its right, title and interest in such representations and warranties to the Indenture Trustee. The Seller is selling the Contracts without recourse and, accordingly, will have no obligation with respect to the Contracts other than pursuant to such representations, warranties and repurchase obligations. The repurchase obligations of the Seller described above will constitute the sole remedy against the Seller by the Trust and the Securityholders for a breach of any such representations and warranties made by the Seller.

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND
                           POOLING AND SERVICING AGREEMENTS

     The following summary describes certain terms of (i) each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Contracts and other Trust Property from the Trust Depositor and the Servicer will agree to service such Contracts, (ii) each Trust Agreement or Pooling and Servicing

Agreement, as applicable, pursuant to which a Trust will be created and Certificates will be issued and (iii) each Administration Agreement pursuant to which the Company will undertake certain administrative duties with respect to an Owner Trust that issues Notes (collectively, the "SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS"). Forms of the Sale and Servicing Agreements and Pooling and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

SALE AND ASSIGNMENT OF CONTRACTS

     The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates.
Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Initial Contracts and other Trust Property from the Trust Depositor and, to the extent specified in such Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account and the initial deposit into the Collateral Reinvestment Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Contracts will be sold by the Trust Depositor to the applicable Trust from time to time during any Funding Period or Revolving Period on each Subsequent Transfer Date as specified in the related Prospectus Supplement.

     In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Trust Depositor will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Contracts is correct in all material respects as of the applicable Cutoff Date; (ii) the Obligor on each related Contract is required to maintain physical damage insurance covering the Motorcycle in accordance with the Trust Depositor's normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Contracts are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Contracts is or will be secured by a first priority perfected security interest in favor of the Trust Depositor in the Motorcycle; and (v) each related Contract, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and the Trust Depositor will make any other representations and warranties that may be set forth in the related Prospectus Supplement. Such representations and warranties will be concurrently made by the Seller under the related Transfer and Sale Agreement, and the Seller has agreed to repurchase Contracts adversely affected by the incorrectness of such representations and warranties, in the manner described in "Description of the Transfer and Sale Agreement" above.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Contracts and to reduce administrative costs, the Trust Depositor and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sale contracts and installment loans and any other documents relating to the Contracts. The Trust Depositor's and the Servicer's accounting records and computer systems will reflect the sale and assignment of the related Contracts to the applicable Trust, and UCC financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

     With respect to Owner Trusts that issue Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Contracts will be deposited (the "COLLECTION ACCOUNT"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Collateral Reinvestment Account, Reserve Fund or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). With respect to each Owner Trust or Grantor Trust, the

Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of the Certificateholders of such Trust, into which amounts released from the Collection Account and any Pre-Funding Account, any Collateral Reinvestment Account, Reserve Fund or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT"). With respect to each Grantor Trust or each Owner Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account (as defined herein) in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Trust Depositor will establish and maintain a Pre-Funding Account, in the name of the related Indenture Trustee on behalf of the related Securityholders, into which the Trust Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 40% of the initial aggregate principal amount of the Notes and Certificates of the related series. In addition, if so provided in the related Prospectus Supplement, the Trust Depositor will establish and maintain a Collateral Reinvestment Account, in the name of the related Indenture Trustee on behalf of the related Securityholders, into which the Trust Depositor will deposit the amount, if any, specified in such Prospectus Supplement. During the Revolving Period, principal will not be distributed on the Securities of the related series, and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Contracts that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used by the related Indenture Trustee to purchase Subsequent Contracts from the Trust Depositor from time to time during the Funding
Period and Revolving Period, respectively. See "THE CONTRACTS -- GENERAL" and "RISK FACTORS -- SALES OF SUBSEQUENT CONTRACTS AND EFFECT ON POOL CHARACTERISTICS." The amounts on deposit in the Pre-Funding Account during the Funding Period and the amount on deposit in the Collateral Reinvestment Account will be invested by the Indenture Trustee in Eligible Investments.
Any Investment Income received on the Eligible Investments during a Due
Period will be included in the interest distribution amount on the following Distribution Date. The Funding Period or Revolving Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which, in the case of the Funding Period, in no event will be later than the date that is one year after such Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period or in the Collateral Reinvestment Account at the end of the Revolving Period will be distributed to the related Securityholders in the manner and priority specified in the related
Prospectus Supplement, as a prepayment of principal of the related Securities.

     Any other accounts to be established with respect to a Trust, including any Reserve Fund, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account, if any, any Pre-Funding Account, any Collateral Reinvestment Account, any Reserve Fund and other accounts identified as such in the related Prospectus Supplement (collectively, the "TRUST ACCOUNTS") and the Certificate Distribution Account will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "ELIGIBLE INVESTMENTS" means any one or more of the following types of investments: (a) (i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each Rating Agency; and (b) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depositary institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities (including, if applicable, the Trustee or any agent of the Trustee acting in their respective commercial capacities); PROVIDED that the short-term unsecured debt obligations of such depositary institution or trust company at the time of such investment, or contractual commitment providing for such investment, are assigned the highest credit rating by each Rating Agency. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series.

However, to the extent permitted by the Rating Agencies, funds in any Reserve Fund may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund. If the amount required to be withdrawn from any Reserve Fund to cover shortfalls in collections on the related Contracts (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "INVESTMENT EARNINGS"), shall be deposited in the applicable Collection Account on each Distribution Date and shall be treated as collections of interest on the related Contracts.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia having a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Contracts held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts and installment loans it services for itself or others. The Servicer's collection efforts include having personnel call a delinquent Obligor every third day in the event such Obligor is twelve to less than sixty days delinquent, every other day in the event the Obligor is greater than sixty days delinquent and every day in the event the Obligor is greater than ninety days delinquent. The Servicer's general approach is to restructure a delinquent loan as opposed to repossessing the associated Motorcycle; however, the Servicer's approach with respect to a specific Obligor is affected by the Obligor's responsiveness and attitude. Consistent with this approach, the Servicer may, in its discretion, arrange with the Obligor on a Contract to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Contract beyond the last day of the Due Period relating to the latest maturity date (as specified with respect to the pool of Contracts in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Contract for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Motorcycle securing the respective Contract at public or private sale, or take any other action permitted by applicable law. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS".

     If so specified in the related Prospectus Supplement, a "BACKUP SERVICER" may be appointed and assigned certain oversight servicing responsibilities with respect to the Contracts. The identity of any backup servicer, as well as a description of its responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in the related Prospectus Supplement.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Contracts (from whatever source) and all proceeds of such Contracts collected during each collection period specified in the related Prospectus Supplement (each, a "DUE PERIOD") into the related Collection Account within two business days after receipt thereof.

ADVANCES

     The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period, but only to the extent that the Servicer believes that the amount of such Advance will be recoverable from collections on the Contracts. The Servicer will deposit any Advances in the Collection Account no later than the day preceding the Distribution Date. The Servicer will be entitled to recoup Advances on a Contract by means of a high priority withdrawal from the sum of the interest and principal available for distribution as provided in the related Prospectus Supplement on any Distribution Date.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a servicing fee for each Due Period in an amount equal to specified percentage per annum (as set forth in the related Prospectus Supplement, the "SERVICING FEE RATE") of the Pool Balance as of the first day of the related Due Period (the "SERVICING FEE"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Available Interest (as defined in the related Prospectus Supplement). However, the Servicing Fee will be paid prior to the distribution of any portion of the Available Interest to the Noteholders or the Certificateholders of the given series.

     Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Contracts and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motorcycle Contracts as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for performing additional administrative services on behalf of a given Trust, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Contracts relating to such Trust.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source and priorities of, and the requirements for, all payments to the holders of each class of Notes, if any, and all distributions to the holders of each class of Certificates of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Distribution Date, collections on the related Contracts will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Fund, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinated to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinated to payments in respect of Notes, if any, of such series or to distributions in respect of other classes of Certificates of such series. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Due Period.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Funds, spread accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in such Prospectus Supplement, or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     RESERVE FUND. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Trust Depositor will establish for a series or class of Securities an account, as specified in such Prospectus Supplement (the "RESERVE FUND"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Fund will be funded by an initial deposit by the Trust Depositor on the Closing Date in the amount set forth in such Prospectus Supplement and, if the related series has a Funding Period, will also be further funded on each Subsequent Transfer Date to the extent described in such Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Fund will be increased on each Distribution Date thereafter up to the Specified Reserve Fund Balance (as defined in such Prospectus Supplement) by the deposit therein of the amount of collections on the related Contracts remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and the manner under which distributions may be made out of the Reserve Fund, either to holders of the Securities covered thereby or to the Trust Depositor or to any other entity.

NET DEPOSITS

     If so specified in the related Prospectus Supplement as an administrative convenience, unless the Servicer is required to remit collections daily (see "--COLLECTIONS" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Due Period net of distributions to be made to the Servicer for such Trust with respect to such Due Period. The Servicer, however, will account to the Applicable Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Distribution Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Due Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO THE APPLICABLE TRUSTEE

     Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Due Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- REPORTS TO SECURITYHOLDERS".

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and Applicable Trustee a statement to the effect that such firm has audited the financial statements of Eaglemark Financial and issued its report thereon and that such audit: (i) included an examination of selected documents and records relating to the servicing of Contracts, (ii) included an examination of delinquency and loss statistics relating to Eaglemark's portfolio of Contracts and (iii) except as described in the statement, disclosed no exceptions or errors in the records relating to the Contracts serviced.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and the Applicable Trustee, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Applicable Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer will exercise that degree of skill and care consistent with the skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer, and, in any event no less degree of skill and care than would be exercised by a prudent servicer of motorcycle conditional sales contracts. The Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by the Company, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer may appoint a subservicer to perform all or any portion of its obligations as Servicer; however, in the event that the Servicer does appoint any such subservicer, the Servicer will remain obligated and liable to the related Applicable Trustee and Securityholders for servicing and administering the Contracts and will also be responsible for any fees and expenses of the subservicer.

SERVICER DEFAULT

     A "SERVICER DEFAULT" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will include: (i) any failure by the Servicer to make any payment or deposit required to be made under the Sale and Servicing Agreement or Pooling and Servicing Agreement or Transfer and Sale Agreement, which failure continues to be unremedied for four business days after the date on which such payment or deposit was due; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement or Transfer and Sale Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 30 days after the date on which such failure commences; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "INSOLVENCY EVENT" means, with respect to any person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of Owner Trusts that issue Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement and Pooling and Servicing Agreement remains unremedied, (i) the related Indenture Trustee or (ii) the holders of Notes of the related series evidencing more than 50% of the principal amount of the Notes then outstanding and Certificateholders with aggregate fractional interests representing more than 50% of the Trust may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement and Pooling and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Grantor Trust or any Owner Trust that does not issue Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any such Indenture Trustee, Noteholders, Trustee or Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 (or such other amount as is specified in the related Prospectus Supplement) and whose regular business includes the servicing of motor vehicle contracts. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

AMENDMENT

     Each of the Sale and Servicing Agreement and Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale and Servicing Agreement and Pooling and Servicing Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders; PROVIDED that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder.

     The Sale and Servicing Agreement and Pooling and Servicing Agreement may also be amended by the Trust Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale and Servicing Agreement and Pooling and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

     Each of the Sale and Servicing Agreement and Pooling and Servicing Agreement may be amended by the parties thereto at the direction of the Company or Servicer without the consent of any of the Securityholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of a Trust to qualify as, and to permit an election to be made to cause all or a portion of a Trust to be treated as, a "FINANCIAL ASSET SECURITIZATION INVESTMENT TRUST" as described in the provisions of the "SMALL BUSINESS JOB PROTECTION ACT OF 1996," H.R. 3448, and in connection with any such election, to modify or eliminate existing provisions of a Sale and Servicing Agreement or Pooling and Servicing Agreement relating to the intended federal income tax treatment of the Securities and the related Trust in the absence of the election. See "FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF A FASIT." It is a condition to any such amendment that each Rating Agency will have notified the Company, the Servicer and the Applicable Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Securities with respect to which it is a Rating Agency and that the Company obtain a legal opinion from nationally recognized counsel that there are no adverse tax consequences for the Securityholders.

     Additionally, each of the Sale and Servicing Agreement and Pooling and Servicing Agreement may be amended by the parties thereto at the direction of the Seller or Servicer without the consent of any of the Securityholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Trust of all or any portion of the Contracts to be derecognized under generally accepted accounting principles ("GAAP") by the Seller to the applicable Trust, (b) the applicable Trust to avoid becoming a member of the Seller's consolidated group under GAAP, or (c) the Seller or any of its affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; provided, however, that it is a condition to any such amendment that (x) the Seller delivers an officer's certificate to the related Trustee to the effect that such amendment meets the requirements set forth in this paragraph (y) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series of Securities under the related Trust and (z) a legal opinion is obtained from nationally recognized counsel that such modification is in conformity with either the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

INSOLVENCY EVENT

     With respect to any Owner Trust that issues Notes, if an Insolvency Event (as defined in the related Sale and Servicing Agreement) occurs with respect to the Trust Depositor, the related Contracts of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of Certificates (excluding any Certificates held by the Trust Depositor) with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (not including the principal amount of such

Certificates held by the Trust Depositor) and (ii) holders of each class of Notes, if any, with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class, to the effect that each such party disapproves of the liquidation of such Contracts and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Trust Depositor, notice thereof is required to be given to the related Securityholders; PROVIDED that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Contracts of such Trust will be treated as collections on such Contracts and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Contracts and any amounts on deposit in the Reserve Fund (if any), the Note Distribution Account (if any) and the Certificate Distribution Account are not sufficient to pay in full the Notes, if any, and the Certificates of the related series, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Trust Depositor) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Trust Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except as otherwise provided therein.

TRUST DEPOSITOR LIABILITY

     In the case of each Owner Trust that issues Notes, under each Trust Agreement, the Trust Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Owner Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Trust Depositor was a general partner.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Trust Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Sale and Servicing Agreements and Pooling and Servicing Agreements will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last related Contract and the disposition of any amounts received upon liquidation of any such remaining Contracts, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Sale and Servicing Agreements and Pooling and Servicing Agreements and (iii) the occurrence of the event described in the immediately following paragraph.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Seller through the Trust Depositor will be permitted at its option to purchase from each Trust, as of the end of any applicable Due Period, if the then outstanding Pool Balance with respect to the Contracts held by such Trust is 10% or less of the Initial Pool Balance (as defined in such Prospectus Supplement, the "INITIAL POOL BALANCE"), all remaining related Contracts at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Due Period.

     As and to the extent in the related Prospectus Supplement, outstanding Notes (or any class of Notes) of the related series may be redeemed concurrently with the event specified above, and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Indenture will effect early retirement of the Securities of such series.

ADMINISTRATION AGREEMENT

     The Company, in its capacity as administrator (in such capacity, the "ADMINISTRATOR"), will enter into an agreement (an "ADMINISTRATION AGREEMENT") with each Owner Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "ADMINISTRATION FEE"), which fee will be paid by the Trust Depositor.

INDIVIDUAL MOTORCYCLE INSURANCE

     The terms of each Contract require that for the life of the Contract, each Motorcycle is to be covered by a collision and comprehensive or equivalent insurance policy which covers physical damage risks, provides limited insurance coverage for damage to the Motorcycle, and names the Seller as a loss payee. The amount of insurance coverage is limited to the value of the Motorcycle. In the related Transfer and Sale Agreement, the Seller will warrant that all premium payments on such insurance have been paid in full
for one year from the date of the Contracts' origination.   Pursuant to the
Contract terms, the Servicer may "FORCE PLACE" (i.e., purchase on its own, with a corresponding claim for reimbursement against the Obligor to the extent provided in the applicable Contract) collision and comprehensive insurance with respect to the related Motorcycle in those situations in which the Obligor has not maintained the required insurance. Currently, the Servicer utilizes Recreational Products Insurance Division, a division of Universal Underwriters Insurance Company, to "FORCE PLACE" comprehensive and collision insurance in 31 states in which Obligors reside. As conveyee and assignee of the Contracts, the Trust will be entitled to the benefits of such insurance. Following repossession of a Motorcycle by the Servicer, the Servicer does not maintain such insurance. In the event the Servicer repossesses a Motorcycle on behalf of the Trust, the Servicer will act as self-insurer for any damage to such motorcycle until it is resold.

                        CERTAIN LEGAL ASPECTS OF THE CONTRACTS

SECURITY INTEREST IN MOTORCYCLES

     The Contracts in general evidence the credit sale of new and used motorcycles by Dealers to Obligors and also constitute personal property security agreements granting the holder of such Contract a security interest in the Motorcycles under the applicable UCC. Perfection of security interests in the Motorcycles is generally governed by the motor vehicle registration laws of the state in which a Motorcycle is located. In almost all states in which the Contracts have been originated, a security interest in motorcycles, automobiles, light duty trucks, vans and minivans is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     All of the Contracts purchased by the Company name the Company as obligee (by assignment or otherwise) and as the secured party. The Company also takes all actions necessary under the laws of the state in which the Motorcycle is located to perfect the Company's security interest in the Motorcycle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title.

     The Company will sell its interests in Contracts and assign its security interests in the Motorcycles securing the Contracts to a Trust Depositor pursuant to a Transfer and Sale Agreement, which Trust Depositor will, in turn, sell such interests and assign such security interests to the Trust pursuant to either a Sale and Servicing Agreements or a Pooling and Servicing Agreement. However, because of the administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect any Trust Depositor or the Trust as the new secured party on the certificate of title relating to the Motorcycles. Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, provides that the Servicer, as custodian, will hold any certificates of title and the documents and other items relating to the Motorcycles in its possession on behalf of the Trust and the Indenture Trustee.

     With respect to certain limitations on the enforceability of the Applicable Trustees' security interest, see "RISK FACTORS -- SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS".

     Under the laws of most states, the perfected security interest in a Motorcycle would continue for four months after such vehicle is moved to a state other than the state in which it is initially registered, and thereafter until the owner of the Motorcycle re-registers it in the new state. A majority of states generally require surrender of a certificate of title in connection with the re-registration of a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, assuming no fraud or negligence, the secured party noted on the certificate of title would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, a re-registration could defeat perfection. In the ordinary course of servicing Contracts, the Company takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Motorcycle, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and, accordingly, will have an opportunity to require satisfaction of the related Contract before release of the lien. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Company as Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in such Motorcycle and is obligated to repurchase the related Contract if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle, liens for unpaid storage fees and liens for unpaid taxes take priority over even a perfected security interest in a Motorcycle. The Company will represent that, as of the date of issuance of the Securities, each security interest in a Motorcycle is prior to all other present liens upon and security interests in such Motorcycle. However, liens for repairs, unpaid storage fees or taxes could arise at any time during the term of a Contract. No notice will be given to the Applicable Trustee or the Securityholders in the event such a lien arises nor will the Company be obligated to repurchase the related Contract if such a lien arises after the Closing Date.

REPOSSESSION

     In the event of default by a Motorcycle purchaser, a holder of a retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among its UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Company in most cases and is accomplished simply by retaking possession of the Motorcycle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he or she may cure the default prior to repossession. Generally, the right to cure a default may be exercised on a limited number of occasions in any one-year period. In cases where the Obligor objects or raises a defense to repossession, if a Motorcycle cannot be retaken without a breach of the peace, or if otherwise required by applicable state law, a court order must be obtained from an appropriate court, and the Motorcycle must then be repossessed in accordance with that order.

NOTICE OF SALES; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale or other intended disposition of the collateral may be held. All aspects of the disposition of the collateral, including the method, manner, time, place and terms must be commercially reasonable. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states the Obligor may have a post-repossession right to reinstate the terms of the contract or loan and redeem the collateral by the payment of delinquent installments and expenses incurred by the secured party in repossessing the collateral.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds obtained upon repossession and resale of the Motorcycles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments, provided that certain procedures are followed. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of collateral and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any holder of a lien with respect to the collateral or, if no such lienholder exists or there are remaining funds, the UCC requires the secured party to remit the surplus to the former owner of the collateral. Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

     Courts have applied general equitable principles to limit and restrict secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection provided under the 14th Amendment of the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges) and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Procedures Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act, state adaptations of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. State laws generally impose finance charge ceilings and other restrictions on consumer transactions and often require contract disclosure in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts or loans such as the Contracts.

     Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a motorcycle solely because the purchaser is buying on credit rather than for cash (a "CASH SALE DIFFERENTIAL"). If a Dealer charges such a cash sale differential, applicable finance charge ceilings could be exceeded.

     The so-called "HOLDER-IN-DUE-COURSE" Rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code and other state laws, has the effect of subjecting an assignee of a seller of goods (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods.

     All of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Trust, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Motorcycle may assert against the Dealer. Such claims are limited to a maximum liability equal to the amounts actually paid by the Obligor on the Contract. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Company's representations and warranties under the related Transfer and Sale Agreement and would create an obligation of the Company to repurchase the related Contract unless the breach were cured. The Trust Depositor will assign its rights under the related Transfer and Sale Agreement, including its right to cause the Company to repurchase Contracts with respect to which it is in breach of its representations and warranties, to the Trust pursuant to either the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF CONTRACTS".

     Under most state vehicle dealer licensing laws, dealers of motorcycles are required to be licensed to sell motorcycles at retail sale. In addition, with respect to used motorcycles, the Federal Trade Commission's Rule on Sale of Used Motorcycles requires that all dealers of used motorcycles prepare, complete and display a "BUYER'S GUIDE" which explains the warranty coverage for such motorcycles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all dealers of used motorcycles furnish a written statement signed by the dealer certifying the accuracy of the odometer reading. If a Dealer is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Motorcycle, the Obligor may be able to assert a defense against the Dealer. If an Obligor on a Contract were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the Dealer or the manufacturer of the Motorcycle, subject to certain limitations as to the expense of any such action to be specified in the Sale and Servicing Agreement and Pooling and Servicing Agreement.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy code, a court may prevent a secured party from repossessing a Motorcycle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the Motorcycle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a Contract or change the rate of interest and time of repayment of the indebtedness.

                           FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust and instruments issued by that trust with terms similar to those of the Trust, and the Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions set forth in the following summary, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Notes and the Certificates.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to all holders of Notes and Certificates in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations and persons who hold the Notes or Certificates as part of a straddle, hedging or conversion transaction). This information is generally directed to prospective purchasers who purchase Notes or Certificates at the time of original issue, who are citizens or residents of the United States, and who hold the Notes or Certificates as "CAPITAL ASSETS" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND CERTIFICATES.

     Each Trust will be provided with an opinion of Winston & Strawn special federal income tax counsel to each Trust, as specified in the related Prospectus Supplement ("FEDERAL TAX COUNSEL"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. Such opinions will be filed by the Servicer, together with the final documentation for the respective Trust transaction, with the Commission under Form 8-K under the Exchange Act. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether the Trust is an Owner Trust, treated as a partnership under the Code or a Grantor Trust treated as a grantor trust under the Code. Pursuant to legislation enacted in 1996, as an alternative to those two types of trusts, effective September 1, 1997 the Trust could elect to be treated as a financial asset securitization investment trust ("FASIT"). A summary of the federal income tax consequences pertaining to each type of trust is set forth below. The Prospectus Supplement for each series of Securities will specify the treatment of the Trust for federal income tax purposes. To the extent any given series of Notes or Certificates differs from the assumptions or conditions set forth in the following discussion, any additional tax considerations will be disclosed in the applicable Prospectus Supplement.

                                     OWNER TRUSTS

TAX CHARACTERIZATION OF OWNER TRUSTS

OPINIONS

     Federal Tax Counsel will deliver its opinion that a Trust characterized as an Owner Trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumptions that the terms of the Trust Agreement and related documents will be complied with and that the Certificateholders will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the Trust is a partnership under the Check the Box regulations (defined below) and on Federal Tax Counsel's conclusions that (i) the Trust will constitute a business entity and will have two or more members, (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations, and (iii) the Trust, if a corporation, would not constitute a regulated investment company under Code Section 851.

     If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Contracts and other assets, which may be reduced by its interest expense on the Notes if the Notes are respected as debt of such corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

     Federal Tax Counsel will also render an opinion that the Notes will be classified as debt for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF NOTES ISSUED BY AN OWNER TRUST

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust Depositor and the Certificateholders will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Additionally, Federal Tax Counsel will render an opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes that characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "QUALIFIED STATED INTEREST" under Treasury regulations relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the stated redemption price at maturity of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their stated redemption price at maturity multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     If the interest formula for the Notes does not meet the requirements for "QUALIFIED STATED INTEREST" because it may not satisfy the "UNCONDITIONALLY PAYABLE" test of the OID regulations or the Notes otherwise have more than a DE MINIMIS amount of OID, the Notes will have OID and a Noteholder will be required to include such OID in income as it accrues under a constant yield method in advance of receipt of cash payments, regardless of the Noteholder's regular method of tax accounting. In general, the amount of OID included in income is the sum of the "DAILY PORTIONS" of the OID with respect to the Note for each day during the taxable year the Noteholder held the Note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the Note's adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The "ADJUSTED ISSUE PRICE" of an OID Note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest. Alternatively, because the payments on the Notes may be accelerated by reason of prepayments on the Contracts, OID, other than DE MINIMIS OID, on the Notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a Note as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over (ii) the adjusted issue price of the Note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the Notes if they are treated as having OID. The Clinton Administration has proposed legislation which if enacted, would require OID on the Notes to be computed in accordance with Section 1272(a)(6) and certain prepayment assumptions.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, the Notes should not be considered to be issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     ACQUISITION PREMIUM. A U.S. Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "ACQUISITION PREMIUM") and that does not make the election described below under "ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

     MARKET DISCOUNT. The Notes, whether or not issued with original issue discount, will be subject to the "MARKET DISCOUNT RULES" of section 1276 of the Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount (I.E., a discount from its original issue price plus any accrued original issue discount that exceeds a DE MINIMIS amount specified in the Code) and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the holder held the Note and the denominator of which is the number of days from the date the holder acquired the Note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant-yield method. Holders should consult with their own tax advisors as to the effect of making this election.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "ORIGINAL ISSUE DISCOUNT," with modifications described below. For purposes of this election, interest includes stated interest, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "AMORTIZABLE BOND PREMIUM") or acquisition premium.

     In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing U.S. Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors as to the effect in their circumstances of making this election.

     AMORTIZABLE BOND PREMIUM. In general, if a Noteholder purchases a Note at a premium (I.E., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "AMORTIZABLE BOND PREMIUM" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Under proposed regulations, if finalized, accrued amortized bond premium may only be used as an offset against qualified stated interest when such interest is included in the holder's gross income under the holder's normal accounting system.

     SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost basis for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains. The IRS Restructuring and Reform Act of 1998, which was signed into law on July 22, 1998, generally reduces from 18 months to one year the period of time that an individual must hold a capital asset in order to receive long-term capital gains treatment upon disposition of such asset. This change is retroactive in effect and generally applies to sales of capital assets occurring on or after January 1, 1998.

     BACK-UP WITHHOLDING. Each holder of Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to Back-up withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     NEW WITHHOLDING REGULATIONS. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-U.S. person (a "FOREIGN PERSON") generally will be considered "PORTFOLIO INTEREST," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 PERCENT SHAREHOLDER" of the Trust (including a holder of 10% of the outstanding Certificates) or a "CONTROLLED FOREIGN CORPORATION" with respect to which the Trust is a "RELATED PERSON" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, it is possible that the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could constitute "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses, and income from the Trust's assets would be taxable to Noteholders regardless if cash distributions are made from the Trust.

TAX CONSEQUENCES TO HOLDERS OF CERTIFICATES ISSUED BY AN OWNER TRUST

     TREATMENT OF TRUST AS A PARTNERSHIP. The Trust Depositor and the Servicer will agree, and the related Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Trust Depositor and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein. The Trust, the Trust Depositor, and the Certificateholders will take all necessary actions, if any, and refrain from taking any inconsistent actions, so as to ensure that the Trust will be treated as a partnership under the final Treasury Regulations which allow an entity to elect status as a partnership (the "CHECK THE BOX" regulations).

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Depositor or the Trust. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership and that all payments on the Certificates are denominated in U.S. dollars.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Contacts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of such Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (I.E., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Trust Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a tax-exempt entity (including an individual retirement account) will constitute "UNRELATED BUSINESS TAXABLE INCOME" generally taxable to such a holder under the Code.

     With respect to any Certificateholder who is an individual, an individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust will make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the Contracts will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the related Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contracts will have been acquired at a premium or discount, as the case may be. As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Contract-by-Contract basis.

     If the Trust acquires the Contracts at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such Contracts or to offset any such premium against interest income on such Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     DISTRIBUTIONS TO CERTIFICATEHOLDERS. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below "DISPOSITION OF CERTIFICATES") immediately before the distribution. A Certificateholder will recognize loss upon the termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any gain or loss will generally be long-term gain or loss if the holding period of the Certificate is more than one year.

     SECTION 708 TERMINATION. Under Section 708 of the Code, if 50% or more of the outstanding interests in the Trust are sold or exchanged within any 12-month period, the Trust will be deemed to terminate and then be reconstituted for federal income tax purposes. If such a termination occurs, the assets of the terminated Trust (the "Old Trust") are deemed to be constructively contributed to a reconstituted Trust (the "New Trust") in exchange for interests in the New Trust. Such interests would be deemed distributed to the partners, or Certificateholders, of the Old Trust in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the sale of the Trust's interests terminated the partnership under Section 708 of the Code, the Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder was on a different taxable year than the Trust, the termination could result in the "bunching" of more than twelve months of the Trust's income or loss in the Certificateholder's income tax return for the year in which the Trust was deemed to terminate.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the Trust Depositor's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (that was includible in the Certificateholder's income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the related Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust Depositor will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and taxpayer identification number of the nominee and
(ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity, a foreign government or an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Trust Depositor will be designated as the tax matters partner for the Trust in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     BACK-UP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "BACK-UP" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     The New Regulations make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Nevertheless, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may generally rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business (although no assurance can be given as to the prospects for success of the refund claim). However, even if such a position is successful, interest payments made (or accrued) to a Certificateholder who is a foreign person may be considered to be guaranteed payments, but only to the extent such payments are determined without regard to the income of the Trust. It is unclear whether the IRS would agree with that characterization. If these interest payments are properly characterized as guaranteed payments, then the interest will not constitute "PORTFOLIO INTEREST." As a result, Certificateholders will be subject to 30 percent U.S. withholding tax, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

                                    GRANTOR TRUSTS

TAX CHARACTERIZATION OF GRANTOR TRUSTS

OPINION

     Federal Tax Counsel will deliver its opinion that a Trust characterized as a Grantor Trust will be classified as a grantor trust and not as an association taxable as a corporation and that, subject to the discussion below under "STRIPPED BOND TREATMENT", each Certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the income and assets of the Trust.

GENERAL

     For federal income tax purposes, the Trust will be deemed to have acquired the following assets: (i) the principal portion of each Contract, plus a portion of the interest due on each Contract (the "TRUST STRIPPED BONDS"), (ii) the portion of the interest due on each such Contract not allocable to the Trust Stripped Bonds or retained by the Seller (the "TRUST STRIPPED COUPONS"), (iii) the proceeds of certain insurance policies on the motorcycles, (iv) rights under the Trust Deposit Agreement and (v) rights under the Security Agreement in favor of the Trust securing the Trust Depositor's obligation to purchase Subsequent Contracts and deliver them to the Trust. Although the Trust will have certain rights with respect to the Reserve Fund, the Pre-Funding Account and the Interest Reserve Account, such accounts are not assets of the Trust.

     Each Certificateholder will have a taxable event when an asset of the Trust (including any Contract) is disposed of (whether by sale, exchange, redemption or payment at maturity) or when the Certificateholder's Certificate is redeemed or sold. A Certificateholder must allocate the cost of its Certificates among its allocable share of the assets of the Trust, including the Contracts (in accordance with the proportion of the relative fair market values of such assets as of the date such Certificateholder acquired its Certificate) in order to determine its initial tax basis for its pro rata portion of each asset held by the Trust, including the Contracts. For this purpose, a Certificateholder may treat the Trust's rights in the security interests, the individual insurance contracts on the motorcycles, and other rights the Trust may have which provide credit enhancement as part of the Contracts such that no separate allocation of the Certificate cost and determination of basis must be made to these rights. Such tax basis is adjusted upward by the amount of original issue discount ("OID"), if applicable (see the discussion below under "STRIPPED BOND TREATMENT", and downward by the amount of all payments previously received by such Certificateholder (assuming OID treatment applies) under "STRIPPED BOND TREATMENT" below.

     The Trust Stripped Bonds will be treated as "STRIPPED BONDS" and the Trust Stripped Coupons will be treated as "STRIPPED COUPONS," both within the meaning of Section 1286 of the Code.

INCOME OF HOLDERS OF CERTIFICATES ISSUED BY A GRANTOR TRUST

     Subject to the discussion below under "STRIPPED BOND TREATMENT", each Certificateholder will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata allocable share of the entire gross income of the Trust, including interest or finance charges earned on the Contracts, and any gain or loss upon collection or disposition of the Contracts. In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata allocable share of reasonable fees payable to the Servicer that are paid or incurred by the Trust as provided in Sections 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over such amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the related Pass-Through Rate on such Certificates.

STRIPPED BOND TREATMENT

     Although the federal income tax treatment of stripped bonds is not entirely clear, since only limited regulations have been issued by the IRS, based on guidance by the IRS it is believed that the Contracts should be treated as "STRIPPED BONDS" and the interest thereon payable to the Certificateholders as "STRIPPED COUPONS." The Contracts would, therefore, be treated as subject to the OID provisions and stripped bond provisions of the Code. Each Certificateholder would be treated as owning stripped bonds (represented by its portion of the Class A Percentage or Class B Percentage of principal payments on each Contract) and stripped coupons (equal to that Certificateholder's proportionate part of the interest on the Trust Stripped Bonds). Furthermore, each Class B Certificateholder will own a proportionate part of the stripped coupons represented by the Trust Stripped Coupons. Each stripped bond and coupon should generally be treated as a single debt instrument. As a result of this characterization, each Certificateholder will be allocated interest from the Contracts equal to its respective share of the Class A Pass-Through Rate or the Class B Pass-Through Rate and principal on the Contracts equal to its Class A Percentage or Class B Percentage of such principal.

     In general, under the stripped bond and OID provisions of the Code, each initial Certificateholder would report OID (other than certain de minimis amounts) in each taxable year computed on a constant yield method based on the yield to maturity of the Contracts held by the Trust. Such yield would be computed with respect to each Certificateholder by taking into account such Certificateholder's purchase price for its interest in the Contracts and the payments to be made in respect of the Certificateholder's interest in such Contracts. Thus, it is believed that the effect of the stripped bond rules and the OID provisions would be to treat each Contract as a bond originally issued on the date it is purchased (I.E., the date that a holder purchases its Certificate), and having OID equal to the excess of (a) the Certificateholder's share of the sum of all payments that are part of each Contract over (b) the portion of the Certificateholder's purchase price for the Certificate that is properly allocable to each Contract. As a consequence, each Certificateholder, regardless of its method of tax accounting, would be required to include in its ordinary gross income the sum of the "DAILY PORTIONS" of the OID determined with respect to such Certificateholder's pro rata interest in such Contracts for all days during the taxable year on which the Certificateholder owns the Certificate.

     The method of calculating yield to maturity is not clear, and in particular it is not clear under the Code whether prepayments on the underlying Contracts should be taken into account in determining such yield. The Clinton Administration has proposed legislation which if enacted, may require the yield on the Contracts to be determined based on the prepayment assumptions.

     Based on the preamble to certain stripped bond regulations, although the matter is not entirely clear, the interest income on the Class A Certificates and the Class B Certificates and the portion of the Monthly Servicing Fee allocable to each such Certificate may be treated, in whole or in part, as so-called "QUALIFIED STATED INTEREST." In that case, the income reportable by the initial holder of a Certificate in each monthly accrual period under the OID provisions should be approximately the same as its pro rata share of the aggregate interest accruing with respect to the Certificate in accordance with its terms, plus the Certificate's pro rata share of the portion of the Monthly Servicing Fee and any allocable fees and expenses.

     Under the foregoing analysis, the bond premium and market discount rules of the Code would not apply to the initial holder of a Certificate.

     The OID provisions of the Code and the regulations thereunder are complex, are unclear in many respects, and do not address many issues raised by the Contracts. Moreover, only limited guidance has been issued with respect to stripped bonds and final regulations under the stripped bond provisions of the Code may provide for different treatment, perhaps with retroactive effect. Holders of Certificates issued by a Grantor Trust should consult their tax advisors to determine the proper method of reporting taxable income from the Certificates.

SALE OF CERTIFICATE

     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale allocable to each of the Contracts and the Certificateholder's adjusted basis in each of the Contracts. A Certificateholder's adjusted basis will equal the Certificateholder's cost for the Certificate, increased by any OID previously included in income, and decreased by the amount of payments previously received on the Contracts, however denominated (other than qualified stated interest payments). Any gain or loss will be capital gain or loss if the Certificate was held as a capital asset. A capital gain or loss will be long-term or short-term depending on whether or not the Certificates have been owned for more than one year.

FOREIGN CERTIFICATEHOLDERS

     Income attributable to Contracts which is received by a foreign Certificateholder will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that (i) the foreign Certificateholder does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation related to , the Seller and (ii) such holder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalty of perjury, that it is not a "UNITED STATES PERSON" and provide its name and address on Form W-8. For this purpose, "UNITED STATES PERSON" generally means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is includable in gross income for United States federal income tax purposes, regardless of its source or which is subject to the supervision or authority of a U.S. court or U.S. fiduciary. Gain realized upon the sale of a Certificate by a foreign Certificateholder generally will not be subject to United States withholding tax. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such foreign Certificateholder (or in the case of gain the Certificateholder is an individual who is present in the United States for a total of 183 days or more during the taxable year in which such gain is realized), such holder will be subject to United States federal income tax thereon at either the regular rates or a special 30% withholding tax rate. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Certificate issued by a Grantor Trust.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Trustee will furnish or make available, within the prescribed period of time for tax reporting purposes after the end of each calendar year, to each Certificateholder or each person holding a Certificate on behalf of a Certificateholder at any time during such year, such information as the Trustee deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns. Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "BACKUP" withholding tax of 31% unless, in general, a Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

     The New Regulations make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                               TAX TREATMENT OF A FASIT

     The "SMALL BUSINESS JOB PROTECTION ACT OF 1996" (the "ACT") creates a new type of entity for federal income tax purposes called a "FINANCIAL ASSET SECURITIZATION INVESTMENT TRUST" or "FASIT" effective on and after September 1, 1997. The Act enables certain arrangements similar to a Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a FASIT. The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for such a Trust may contain such terms and provide for the issuance of Notes or Certificates on such terms and conditions as are permitted for a FASIT. In addition, upon satisfying certain conditions set forth in the Pooling and Servicing Agreements or Sale and Servicing Agreements in existence on September 1, 1997, the Seller and Servicer will be permitted to amend any such Pooling and Servicing Agreements or Sale and Servicing Agreements so as to enable all or a portion of a Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to a Pooling and Servicing Agreement or Sale and Servicing Agreement as may be permitted by reason of the making of such an election. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--AMENDMENT." However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to an existing Trust or amend a Pooling and Servicing Agreement or Sale and Servicing Agreement in connection with any election. In addition, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to any Notes or Certificates held by it, even though Federal Tax Counsel previously delivered its opinion that the Notes or Certificates will be treated as debt for federal income tax purposes without regard to the election and the Notes or Certificates would be treated as debt following the election. Additionally, any such election and amendments to a Pooling and Servicing Agreement or Sale and Servicing Agreement may have other tax and non-tax consequences to Securityholders. Such consequences, together with a detailed discussion of the tax aspects of a FASIT, will be set forth in the Prospectus Supplement applicable thereto.

                            CERTAIN STATE TAX CONSEQUENCES

     Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Certificates. ACCORDINGLY, PURCHASERS OF CERTIFICATES OR NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY CERTIFICATES OR NOTES.

                                        * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                 ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each a "PLAN"), from engaging in certain transactions with persons that are "PARTIES IN INTEREST" under ERISA or "DISQUALIFIED PERSONS" under the Code with respect to such Plan. A violation of these "PROHIBITED TRANSACTION" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates if assets of the Trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a Trust would be treated as assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "EQUITY INTEREST" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A Plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE NOTES

     Unless otherwise specified in the Prospectus Supplement, the Notes of each series may be purchased by a Plan if the fiduciary of the Plan determines that the purchase of a Note is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code.

SENIOR CERTIFICATES

     The following discussion applies only to nonsubordinate Certificates (referred to herein as "SENIOR CERTIFICATES") issued by a Grantor Trust.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The contracts covered by the Exemption include motor vehicle retail installment sales contracts and installment loans such as the Contracts. The Exemption should apply to the acquisition, holding and resale in the secondary market of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described in the related Prospectus Supplement) are met. It should be noted, however, that in issuing the Exemption the Department may not have considered interests in pools of the exact nature of some of the offered Certificates.

     Unless otherwise specified in the Prospectus Supplement, the Company believes that, after the expiration of any applicable Funding Period, the Exemption will apply to the acquisition and holding by Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors will have been met.

SUBORDINATE CERTIFICATES

     Unless otherwise specified in the Prospectus Supplement, the Certificates issued by Owner Trusts that also issue Notes and Subordinate Certificates issued by Grantor Trusts may not be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a Plan's
investment in the entity.    By its acceptance of such Certificate, each
Certificateholder will be deemed to have represented and warranted that it is not a Plan.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the

"UNDERWRITING AGREEMENTS"), the Trust Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in such underwriting agreements and in such Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain broker-dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Trust Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Trust Depositor.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Trust Depositor, the Servicer and the Administrator by Winston & Strawn, Chicago, Illinois including providing an unqualified opinion with respect to the legality of the Securities issued by a Trust, and for the underwriters for such series by Brown & Wood LLP, New York, New York.

                                    INDEX OF TERMS

Administration Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .47
Administration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
Advance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Applicable Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Base Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Buell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Calculation Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Calculation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30-32
CD Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
CD Rate Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . .30
CD Rate Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Certificate Balance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Certificate Distribution Account . . . . . . . . . . . . . . . . . . . . . . .39
Certificate Pool Factor. . . . . . . . . . . . . . . . . . . . . . . . . . . .22
Certificateholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50, 51
Collateral Reinvestment Account. . . . . . . . . . . . . . . . . . . . . . . . 8
Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Collection Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Commercial Paper Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Commercial Paper Rate Determination Date . . . . . . . . . . . . . . . . . . .30
Commercial Paper Rate Security . . . . . . . . . . . . . . . . . . . . . . . .29
Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Composite Quotations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7, 8
Cutoff Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Definitive Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Definitive Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Definitive Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Depositor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Depository . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
DTC Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Due Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Eaglemark. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Eaglemark Financial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Early Amortization Event . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Eligible Deposit Account . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Eligible Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
FASIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 51
Federal Funds Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
Federal Funds Rate Determination Date. . . . . . . . . . . . . . . . . . . . .31
Federal Funds Rate Security. . . . . . . . . . . . . . . . . . . . . . . . . .29

Federal Tax Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
Fixed Rate Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Floating Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
FTC Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Funding Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
H.15(519). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Index Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Indirect Participants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Initial Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Initial Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Initial Pool Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Insolvency Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Interest Reset Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Interest Reset Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Investment Earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Investment Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
LIBOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
LIBOR Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
LIBOR Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . .31
LIBOR Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Lien Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Mandatory Special Redemption . . . . . . . . . . . . . . . . . . . . . . . . .13
Money Market Yield . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Motorcycles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 50
Note Distribution Account. . . . . . . . . . . . . . . . . . . . . . . . . . .38
Note Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Obligor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
OID. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
Other Manufacturers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 50
Owner Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
Pass-Through Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 29
Pool Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Pooling and Servicing Agreement. . . . . . . . . . . . . . . . . . . . . . . . 4
Pre-Funded Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Pre-Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Purchase Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Rating Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12, 17
Registrar of Titles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Related Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Revolving Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Sale and Servicing Agreements. . . . . . . . . . . . . . . . . . . . . . . . . 7

Schedule of Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Security Owners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Securityholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Servicer Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Spread . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Spread Multiplier. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Strip Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Strip Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Subsequent Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Subsequent Purchase Agreement. . . . . . . . . . . . . . . . . . . . . . . . .15
Subsequent Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Telerate Page 3750 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
Transfer and Sale Agreement. . . . . . . . . . . . . . . . . . . . . . . . .7, 8
Treasury bills . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Treasury Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Treasury Rate Determination Date . . . . . . . . . . . . . . . . . . . . . . .32
Treasury Rate Security . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Trust Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
UCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Underwriting Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . .64

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                 $160,000,000

                           HARLEY-DAVIDSON EAGLEMARK
                            MOTORCYCLE TRUST 1998-3

$105,000,000 5.41% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-1 $45,400,000 5.43% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-2
  $9,600,000 7.10% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED CERTIFICATES

                                 EAGLEMARK, INC.
                              SELLER AND SERVICER

                              EAGLEMARK CUSTOMER
                             FUNDING CORPORATION-IV
                                TRUST DEPOSITOR



                                ---------------
                             PROSPECTUS SUPPLEMENT
                                ---------------


                             SALOMON SMITH BARNEY
                            CHASE SECURITIES INC.